Execution Copy

      AMENDED AND RESTATED CREDIT CARD PROGRAM AGREEMENT *

                           Dated as of

                          June 4, 1996

                          by and among

                  GE CAPITAL CONSUMER CARD CO.,

               FEDERATED DEPARTMENT STORES, INC.,

                       FDS NATIONAL BANK,

                       MACY'S EAST, INC.,

                       MACY'S WEST, INC.,

                        BULLOCK'S, INC.,

                     BROADWAY STORES, INC.,

                      FACS GROUP, INC., and

                       MSS-DELAWARE, INC.



Rider X

_________________________

     * Confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                        TABLE OF CONTENTS

SECTION                                                     Page

I.   DEFINITIONS                                              1

     1.1.    DEFINITIONS                                      1
     1.2.    FISCAL PERIODS                                  21

II.  CONTINUATION OF PROGRAM; OWNERSHIP OF ACCOUNTS          21

     2.1.    CONTINUATION OF PROGRAM                         21
     2.2.    OWNERSHIP AND TREATMENT OF MACY'S ACCOUNTS
             OPENED AFTER THE PRIOR AMENDMENT DATE           21
     2.3.    CONVERSION OF JORDAN MARSH, BULLOCK'S,
             BROADWAY, WEINSTOCK'S AND EMPORIUM STORES.      25
     2.4.    A&S ACCOUNTS.                                   26
     2.5.    GE/MACY'S CREDIT CARDS; GE/MACY'S ACCOUNT
             DOCUMENTATION                                   27

III. ADMINISTRATION AND SETTLEMENT PROCEDURES                27

     3.1.    REMITTANCES                                     27
     3.2.    [RESERVED]                                      29
     3.3.    [RESERVED]                                      29
     3.4.    MONTHLY SETTLEMENTS                             29
     3.5.    GE BANK'S RIGHT TO CHARGEBACK                   30
     3.6.    RETURNS OF MERCHANDISE                          33
     3.7.    IN-STORE PAYMENTS                               34
     3.8.    MAXIMUM CARDHOLDER CREDIT AMOUNT                34
     3.9.    OWNERSHIP OF GE/MACY'S
             ACCOUNTS AND GE/MACY'S RECEIVABLES              36
     3.10.   OWNERSHIP OF FDS/MACY'S ACCOUNTS AND RELATED
             RECEIVABLES                                     37
     3.11.   RECEIPT OF PAYMENTS                             37

IV.  OPERATING PROCEDURES                                    37

     4.1.    GE BANK'S RESPONSIBILITIES                      37
     4.2.    RETAILERS' RESPONSIBILITIES                     38
     4.3.    POLICY COMMITTEE                                40
     4.4.    CREDIT AND COLLECTION POLICY                    41
     4.5.    MARKETING PROGRAMS AND PROCEDURES.              42
     4.6.    GE/MACY'S ACCOUNT DEBTOR LISTS                  42
     4.7.    INSERTS AND MAILERS                             44
     4.8.    CERTAIN CROSS SERVICING ARRANGEMENTS            44
     4.9.    SERVICING IN THE EVENT FACS SERVICES
             AGREEMENT TERMINATES                            46
     4.10.   SERVICING IN THE EVENT GE CAPITAL/GE BANK
             SERVICES AGREEMENT TERMINATES                   46
     4.11    DESIGNEES                                       46
     4.12    OTHER                                           46

V.   PROGRAM ECONOMICS                                       47

     5.1.    INTERIM PERIOD                                  47
     5.2.    USE OF BUDGETS                                  47
     5.3.    PREPARATION OF BUDGETS                          47
     5.4.    ADJUSTMENTS.                                    49
     5.5.    DETERMINATION OF BANK NET RETURN.               50
     5.6.    LOSS OF RIGHT TO FINALIZE BUDGET AND RELATED
             PROJECTED MONTHLY DISCOUNT                      51
     5.7.    SPECIAL PROVISIONS                              52
     5.8.    REVENUE ENHANCEMENT PROGRAMS                    53
     5.9.    GE BANK CAPITAL STRUCTURE                       53
     5.10.   CALCULATION OF GE BANK'S AFTER-TAX INCOME       54

VI.  REPRESENTATIONS AND WARRANTIES BY THE FDS COMPANIES     54

     6.1.    ORGANIZATION AND GOOD STANDING                  55
     6.2.    AUTHORIZATION                                   55
     6.3.    EFFECT OF AGREEMENT                             55
     6.4.    CONSENTS                                        55
     6.5.    EXECUTIVE OFFICES AND NAMES; LIENS              56
     6.6.    SOLVENCY                                        56
     6.7.    PERMITS, LICENSES, ETC                          56
     6.8.    COMPLIANCE WITH APPLICABLE LAWS                 56
     6.9.    LITIGATION                                      57
     6.10.   GE/MACY'S RECEIVABLES                           57
     6.11.   FDS PARTIES TO AGREEMENT                        58

VII. REPRESENTATIONS AND WARRANTIES BY GE BANK               58

     7.1.    ORGANIZATION AND GOOD STANDING                  58
     7.2.    AUTHORIZATION                                   58
     7.3.    EFFECT OF AGREEMENT                             58
     7.4.    CONSENTS                                        59
     7.5.    SOLVENCY                                        59
     7.6.    PERMITS, LICENSES, ETC.                         59
     7.7.    COMPLIANCE WITH APPLICABLE LAWS                 59
     7.8.    LITIGATION                                      59
     7.9.    FACILITIES.                                     60

VIII. COVENANTS AND CONDITIONS                               60

     8.1.    FURTHER ASSURANCES                              60
     8.2.    COVENANTS OF THE FDS COMPANIES                  60
     8.3.    FDS'S REPORTS AND NOTICES                       62
     8.4.    COVENANTS OF GE BANK                            62
     8.5.    CONDITIONS PRECEDENT TO GE BANK'S
             OBLIGATIONS                                     63

IX.  OTHER AGREEMENTS                                        63

     9.1.    DISPUTES REGARDING CONTESTED AMOUNTS            63
     9.2.    CONVERSION EXPENSES                             64
     9.3.    FDS THIRD-PARTY ACQUISITIONS; NEW FDS
             AFFILIATES                                      64
     9.4.    SECURITIZATION; PARTICIPATION                   65
     9.5.    CONTINUED LIABILITY                             66
     9.6.    AUDIT AND ACCESS RIGHTS                         66
     9.7.    EXCLUSIVITY                                     68
     9.8.    OBLIGATIONS SUBJECT TO LAW                      68
     9.9.    DISPUTE RESOLUTION                              69
     9.10.   CERTAIN EQUIPMENT                               69

X.   INDEMNIFICATION                                         69

     10.1.   INDEMNIFICATION BY THE FDS COMPANIES            69
     10.2.   INDEMNIFICATION BY GE BANK                      71
     10.3.   NOTICES REGARDING INDEMNIFICATION; CONTROL
             OF PROCEEDINGS                                  72
     10.4.   LIMITATION                                      72

XI.  TERM AND TERMINATION                                    72

     11.1.   TERM OF AGREEMENT                               72
     11.2.   GE TERMINATION RIGHTS                           72
     11.3.   GE BANK'S RIGHTS FOLLOWING A GE TERMINATION
             TRIGGER                                         74
     11.4.   FDS TERMINATION RIGHTS                          75
     11.5.   FDS'S RIGHTS FOLLOWING AN FDS TERMINATION
             TRIGGER                                         76
     11.6.   FDS PURCHASE OF GE/MACY'S ACCOUNTS AND
             GE/MACY'S RECEIVABLES FOLLOWING TERMINATION     76
     11.7.   CALCULATION OF PURCHASE PRICE FOR GE/MACY'S
             ACCOUNTS AND GE/MACY'S RECEIVABLES              77
     11.8.   NO CROSS DEFAULT                                79

XII. GENERAL                                                 79

     12.1.   CONFIDENTIALITY                                 79
     12.2.   SPECIFIC PERFORMANCE                            80
     12.3.   WAIVERS                                         80
     12.4.   ENTIRE AGREEMENT; AMENDMENTS                    81
     12.5.   BINDING EFFECT                                  81
     12.6.   ASSIGNMENT                                      81
     12.7.   HEADINGS                                        82
     12.8.   COUNTERPARTS                                    82
     12.9.   GOVERNING LAW                                   82
     12.10.  WAIVER OF JURY TRIAL                            82
     12.11.  SEPARABILITY                                    83
     12.12.  ANNOUNCEMENTS                                   83
     12.13.  PAYMENTS                                        83
     12.14.  SURVIVAL                                        83
     12.15.  RELATIONSHIP OF PARTIES                         84
     12.16.  NOTICES                                         84
     12.17.  COMPLIANCE WITH ANTITRUST LAWS                  85
     12.18.  COOPERATION WITH GOVERNMENTAL AUTHORITIES       85



            Table of Exhibits, Schedules and Annexes

     Exhibits

     Exhibit A                   Account Sharing Formulas and Examples
     Exhibit B                   Monthly Adjustment Certificate
     Exhibit C                   GE/Macy's Credit Card Agreement


     Schedules

     Schedule 1                  Major Credit and Collection
     Policies
     Schedule 1.1                GE Bank Reserve Calculation
     Schedule 2.3(b)                Jordan Marsh and Broadway
                                    Duplicate Account Sharing
     Schedule 3.1                Daily Settlement Statement
     Schedule 3.4                Monthly Settlement Statement
     Schedule 4.8                Routine Maintenance for Cross-Shopping
     Schedule 5.1A               Interim Budget for February to
     July 1996
     Schedule 5.1B               Interim Budget Money Cost
     Adjuster
     Schedule 5.2                Budget Format
     Schedule 5.4(b)             Monthly Adjuster Formula
     Schedule 5.4(e)             Projected Monthly Discount Money
                                   Cost Adjuster
     Schedule 6.5                FDS Companies Legal Names and
                                   Executive Offices
     Schedule 6.9                FDS Companies Litigation
     Schedule 7.8                GE Bank Litigation


     Annexes

     Annex I                     Collection Services


       AMENDED AND RESTATED CREDIT CARD PROGRAM AGREEMENT



          AMENDED AND RESTATED CREDIT CARD PROGRAM AGREEMENT, dated as of June 4, 1996, by and among GE Capital Consumer Card Co. ("GE Bank"), Federated Department Stores, Inc. ("FDS"), FDS National Bank ("FDS Bank"), Macy's East, Inc. ("Macy's East"), Macy's West, Inc. ("Macy's West"), Bullock's, Inc. ("Bullock's"), Broadway Stores, Inc. ("Broadway"), FACS Group, Inc. ("FACS") and MSS-Delaware, Inc. ("MSS").

          WHEREAS, Monogram Bank, USA, R.H. Macy & Co., Inc., Macy's Northeast, Inc., Macy's South, Inc., Macy's California, Inc., Bullock's, I. Magnin, Inc., and Macy Specialty Stores, Inc. entered into a Credit Card Program Agreement dated as of May 10, 1991 (such agreement, as it has been amended from time to time, the "Original Program Agreement"); and

          WHEREAS, GE Bank (as the successor to Monogram Bank,
USA), FDS (as the successor to R.H. Macy & Co., Inc.), FDS Bank, Macy's East (as the successor to Macy's Northeast, Inc. and Macy's South, Inc.), Macy's West (as the successor to Macy's California, Inc.), Bullock's, and the other parties hereto desire to amend and restate the Original Program Agreement in its entirety.

          NOW, THEREFORE, in consideration of the terms and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                             ARTICLE
                               I.
                           DEFINITIONS

          1.1. Definitions

 . When used in this Agreement, the following capitalized terms shall have the meaning given to them below:

          "AAA" means the American Arbitration Association or any successor thereto.

          "A&S" means Abraham & Straus, Inc., a former retail division of FDS.

          "A&S Accounts" has the meaning given to it in Section
2.4(a).

          "Acquired Stores" means stores which are acquired by FDS after the Prior Amendment Date or owned by FDS prior to the Prior Amendment Date and, in either case, are converted to the Macy's Tradename and have pre-existing private label credit card accounts, provided that for purposes hereof, an Acquired Store shall only be treated as an Acquired Store during the period between the date it becomes an Acquired Store and the last day of the succeeding fiscal year in which it became an Acquired Store.

          "Actual Percentage" means the GE Actual Percentage or the FDS Actual Percentage, as the case may be.

          "Affiliate" means, with respect to any Person, each Person that controls, is controlled by, or is under common control with, such Person. For the purpose of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, control of such Person's board of directors, by Contract or otherwise.

          "Aggregate Remittance" has the meaning given to it in
Section 3.1(c).

          "Agreement" means this Amended and Restated Credit Card
Program Agreement, including all amendments, modifications, supplements, annexes, exhibits and schedules hereto.

          "Amended and Restated Trademark Agreement" means the Amended and Restated Trade Name and Service Mark License Agreement between FDS, GE Capital and GE Bank, dated as of the date hereof, pursuant to which, among other things, FDS licenses the Marks (as defined therein) to GE Capital and GE Bank, on the terms and subject to the conditions thereof, as such agreement may be amended, modified or restated from time to time.

          "Audit Period" has the meaning given to it in Section
5.5(b).

          "Authorized FDS Person" means the senior vice president-credit operations of FACS, as agent for FDS Bank.

          "Authorized GE Person" means the executive vice president-general manager of Macy's Credit Services.

          "Authorized User" means, with respect to any GE/Macy's
Account, any Person authorized from time to time by the relevant
GE/Macy's Account Debtor to purchase Merchandise on credit pursuant to such GE/Macy's Account.

          "Average GE/Macy's Gross Receivables" means, with respect to any period, an amount equal to (a) the sum of (i) the GE/Macy's Gross Receivables on the first day of such period and
(ii) an amount equal to the sum of the GE/Macy's Gross Receivables on the last day of each fiscal month in such period and divided by (b) the integer which is equal to one plus the number of fiscal months in such period.

          "Average GE/Macy's Net Receivables" means, with respect to any period, an amount equal to (a) the sum of (i) the GE/Macy's Gross Receivables on the first day of such period, less the Reserve Balance on such day and (ii) an amount equal to the sum of the GE/Macy's Gross Receivables on the last day of each fiscal month in such period, less the Reserve Balances on such days divided by (b) the integer which is equal to one plus the number of fiscal months in such period.

          "Bank Net Return" means, for any fiscal year, the ratio, expressed as a percentage, of GE Bank's net after-tax income from the Program for such year, over the Deemed Equity Amount for such year. GE Bank's net after-tax income shall be calculated, for purposes of determining the Bank Net Return, pursuant to Section 5.10.

          "Bank Service Discount" has the meaning given to it in
Section 5.1.

          "Bank Servicing Expenses" has the meaning given to it in Section 5.2.

          "Bankruptcy Code" means Title 11 of the United States
Code, as amended, or any other applicable state or federal bankruptcy, insolvency, moratorium or other similar Law and all Laws relating thereto.

          "Broadway" has the meaning given to it in the Preamble.

          "Broadway Determination Date" has the meaning given to it in Schedule 2.3(b).

          "Bullock's" has the meaning given to it in the Preamble.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banks are required or permitted by Law to be closed in the State of Ohio.

          "Charge Data" means, with respect to each Division on each Transaction Day, the following information reported on the system register balancing reports or other equivalent reports generated by such Division for such Transaction Day: (a) the unaudited aggregate GE/Macy's Credit Card sales originated by such Division on such Transaction Day not previously reported to GE Bank, (b) the unaudited aggregate amount of GE/Macy's Credit Slips issued by such Division on such Transaction Day, together with the aggregate amount of all other adjustments to GE/Macy's Account Balances by such Division on such Transaction Day, in each case not previously reported to GE Bank and (c) the unaudited aggregate amount of In-Store Payments accepted by such Division on such Transaction Day not previously reported to GE Bank.

          "Closing Date" has the meaning given to it in Section
11.7(b).

          "Collection Services" has the meaning given to it in
Section 4.1(a).

          "Comp Store Factor" means, with respect to any period, the percentage derived by dividing (i) the amount of Net Credit Sales from Comp Stores for such period by (ii) the amount of Net Credit Sales from the same stores for the same period in the immediately prior year.

          "Comp Stores" means all Macy's Stores other than any store which in the 12 months immediately prior to the time of determination had either (i) a newly built Macy's Store open within a 50 mile radius of it, (ii) had a Macy's Store close within a 50 mile radius of it or (iii) had a store which was located within a 50 mile radius of it and which had been operated under a tradename other than the Macy's Tradename, and which had converted its tradename to the Macy's Tradename. Notwithstanding the foregoing, all Macy's Stores that were formerly A&S stores will be deemed Comp Stores with respect to all periods in 1996.

          "Contested Amount" means any amount owed (i) by any FDS Company or any Affiliate of an FDS Company to GE Bank or any Affiliate of GE Bank or (ii) by GE Bank or any Affiliate of GE Bank to any FDS Company or any Affiliate of an FDS Company, as the case may be, pursuant to the terms of this Agreement with respect to which a Contested Amount Notice has been delivered.

          "Contested Amount Notice" means a written notice delivered by an FDS Company to GE Bank or by GE Bank to an FDS Company, as the case may be, which disputes an amount owed by (i) any FDS Company or any Affiliate of an FDS Company to GE Bank or any Affiliate of GE Bank, or (ii) by GE Bank or any Affiliate of GE Bank to any FDS Company or any Affiliate of an FDS Company, as the case may be, under this Agreement.

          "Contract" means any contract, lease, credit agreement, indenture, loan agreement or other legally binding agreement, arrangement, understanding or commitment of any nature, whether written or oral.

          "Converted Store" has the meaning given to it in
Section 2.3(a).

          "Conveyance" has the meaning given to it in Section
9.4.

          "Credit and Collection Policy" means the major and non-major credit and collection policies applicable to GE/Macy's Accounts and FDS/Macy's Accounts (which may differ due to changes to the Credit and Collection Policy applicable to only the GE/Macy's Accounts or FDS/Macy's Accounts effected pursuant to the provisions of Section 4.4), which include, without limitation, the terms and conditions of credit card agreements, the terms and conditions under which credit is extended to account debtors or credit lines are reduced, the policies and procedures for determining the creditworthiness of individual applicants under the Program, the policies and procedures for determining the range of credit limits to be made available to individual account debtors, the policies and procedures for determining whether to suspend or terminate credit privileges of any account debtors, and the policies and procedures for collecting past due accounts, writing off accounts, placing accounts with collection agencies, producing and mailing statements and credit cards, and processing payments, in the form initialed by the parties hereto simultaneously with the execution and delivery of this Agreement, as such policies may be amended, modified or changed from time to time in accordance with the terms and conditions of this Agreement.

          "Current Interim Period" has the meaning given to it in
Section 5.1.

          "Daily Settlement Statement" has the meaning given to it in Section 3.1(a).

          "Damages" has the meaning given to it in Section
10.1(a).

          "Deemed Equity Amount" means, with respect to any fiscal year, an amount equal to [OMISSION] of the Average
GE/Macy's Net Receivables outstanding during such fiscal year.

          "Division" means any of (a) Macy's East, (b) Macy's
West, (c) Bullock's, (d) Broadway, (e) MSS and (f) any other
Person (other than a Licensee) that operates, conducts business or makes sales under the Macy's Tradename.

          "Dual Use Card" means a [OMISSION].

          "Eligible Chargeback GE/Macy's Receivables" has the meaning given to it in Section 3.5(b).

          "Estimated Remittance" has the meaning given to it in
Section 3.1(b).

          "Event of Bankruptcy" means, with respect to any Person, the occurrence of any of the following events: (a) with respect to any Person subject to the jurisdiction of the Federal Deposit Insurance Corporation (the "FDIC"), the FDIC or any other Governmental Authority having jurisdiction over such Person shall order the appointment of a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of such Person or of any substantial part of its properties, or order the winding-up or liquidation of the affairs of such Person and such order shall not be vacated, discharged, stayed, or bonded within 60 days after the date of entry thereof, or (b) a decree or order, by a Governmental Authority having jurisdiction, shall be entered with respect to such Person and shall not be vacated, discharged, stayed or bonded within 60 days after the date of entry thereof, (i) for relief in respect of such Person pursuant to the Bankruptcy Code, (ii) appointing a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of such Person, or (c) a person or entity other than such Person shall file a petition seeking the institution of any proceedings specified in clauses (b)(i), (ii) or (iii) in respect of such Person, and such petition shall not be discharged or dismissed within 60 days after the date of filing thereof, or (d) such Person shall (i) file a petition seeking relief pursuant to the Bankruptcy Code, (ii) consent to the institution of proceedings pursuant thereto or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or the winding up or liquidation of its affairs or (iii) take corporate action in furtherance of any such action.

          "Extended Term" has the meaning given to it in Section
11.1(a).

          "Face Amount" means, with respect to any GE/Macy's
Receivable, an amount equal to the total amount reflected on the GE/Macy's Charge Slip with respect to such GE/Macy's Receivable.

          "FACS" has the meaning given to it in the Preamble.

          "FACS Services Agreement" means the FACS Credit Services and License Agreement dated as of the date hereof by and among FACS, GE Bank and GE Capital pursuant to which, among other things, FACS provides certain services to GE Bank and GE Capital, as such agreement may be amended, modified or restated from time to time.

          "FACS Servicing Fee" has the meaning given to it in
Section 5.2.

          "FDS" has the meaning given to it in the Preamble.

          "FDS Actual Percentage" means, with respect to any period, the percentage of total Net Credit Sales in respect of such period represented by the amount of FDS Net Credit Sales in respect of such period, provided that for purposes of calculating the FDS Actual Percentage, the aggregate amount of any credit sales generated by Non-Permitted Credit Programs and/or any credit program described in Section 9.7(c) shall be added to the amount of both Net Credit Sales and FDS Net Credit Sales.

          "FDS Bank" has the meaning given to it in the Preamble.

          "FDS Companies" means FDS, FDS Bank, each of the
Divisions and FACS.

          "FDS Credit Sales Share" means, with respect to any period, the credit sales derived by subtracting (i) the GE Credit
Sales Share for such period from (ii) total Net Credit Sales for such period.

          "FDS Guaranty" means the FDS Guaranty made by FDS in favor of the Guaranteed Parties thereunder, dated as of the date hereof.

          "FDS Indemnified Parties" has the meaning given to it in Section 10.2(a).

          "FDS Legal Changes" means changes to the Credit and Collection Policy unilaterally made by the FDS Companies pursuant to Section 4.4(c).

          "FDS Material Adverse Effect" means a material adverse effect on (a) GE Bank's title to the GE/Macy's Accounts or GE/Macy's Receivables taken as a whole, (b) the ability of any FDS Company to perform its obligations under this Agreement or
(c) the Program, or the GE/Macy's Receivables or the GE/Macy's Accounts, in each case taken as a whole, provided that the sale by FDS of MSS shall not constitute an FDS Material Adverse Effect as long as the business and operations of MSS at the time of such sale are substantially similar to the business and operations of MSS on the date hereof.

          "FDS/Macy's Account" means any Macy's Account (other than GE/Macy's Accounts) which, pursuant to the provisions of
Article II of the Agreement, is owned by, and with respect to which credit is extended by, FDS or FDS Bank.

          "FDS/Macy's Credit Card" means any card issued by FDS Bank to a Person, which card can only be used by such Person to purchase Merchandise on credit from one or more of the Retailers pursuant to an FDS/Macy's Account (i) owned by FDS Bank,
(ii) transferred to FDS Bank pursuant to this Agreement or
(iii) established by FDS Bank pursuant to this Agreement.

          "FDS Net Credit Sales" means, with respect to any period, the aggregate amount of Net Credit Sales generated with respect to such period by FDS/Macy's Accounts.

          "FDS Revised Credit Sales Share" means, with respect to any period on a year to date basis, the amount of Net Credit
Sales derived from the application of the following formula:

          [(Net Credit Sales minus Net Credit Sales generated by New Stores and Acquired Stores) times FDS Target Percentage] plus ([OMISSION]% of Net Credit Sales generated by New Stores) plus ([OMISSION]% of Net Credit Sales generated by Acquired Stores)

          "FDS Revised Target Percentage" means, with respect to any period, an amount equal to the percentage of total Net Credit
Sales with respect to such period represented by the FDS Revised
Credit Sales Share for such period.

          "FDS Target Percentage" means, with respect to any period, the percentage derived by subtracting (i) the GE Target
Percentage applicable to such period from (ii) 100%.

          "FDS Termination Trigger" has the meaning given to it in Section 11.4.

          "Fees" means all late fees (less unpaid late fee reversals net of recoveries), returned check fees and similar fees charged on GE/Macy's Accounts.

          "Final Agreement Date" has the meaning given to it in
Section 5.3(b).

          "Final Projected Receivables Balance Statement" has the meaning given to it in Section 3.8(c).

          "Final Purchase Price" has the meaning given to it in
Section 11.7(d).

          "Finance Charge Income" means finance charges billed to cardholders less unpaid finance charge reversals (net of recoveries of such reversals) on account balances written-off, less other concessions and adjustments in the normal course of business.

          "Fraudulent Charges" has the meaning given to it in
Section 3.5(c)(iv).

          "GE Actual Percentage" means, with respect to any period, the percentage of total Net Credit Sales in respect of such period represented by the amount of GE Net Credit Sales in respect of such period, provided that for purposes of calculating the GE Actual Percentage, the aggregate amount of any credit sales generated by Non-Permitted Credit Programs and/or any credit program described in Section 9.7(c) shall be added to the amount of Net Credit Sales.

          "GE Bank" has the meaning given to it in the Preamble.

          "GE Capital" means General Electric Capital
Corporation.

          "GE Capital Services Agreement" means the GE Capital Credit Services and License Agreement dated as of the date hereof by and among GE Capital, FDS, FDS Bank and FACS pursuant to which GE Capital provides certain services to FDS and FDS Bank, as such agreement may be amended, modified or restated from time to time.

          "GE Capital/GE Bank Services Agreement" means the GE
Capital/GE Bank Credit Services Agreement between GE Capital and
GE Bank, dated as of the date hereof, as such agreement may be amended, modified or restated from time to time.

          "GE Credit Sales Share" means, with respect to any period, an amount equal to the product of (i) the amount of total GE Net Credit Sales for the same period in the immediately prior year times (ii) the Comp Store Factor applicable to such period.

          "GE Designee" means Richard A. Hayes or, if Richard A. Hayes ceases to hold his current position with GE Capital, the individual who replaces Richard A. Hayes at such position or, if such position ceases to exist at GE Capital, an individual appointed by an employee of GE Capital who holds a position senior to such eliminated position.

          "GE Indemnified Parties" has the meaning given to it in
Section 10.1(a).

          "GE Legal Changes" means changes to the Credit and Collection Policy unilaterally made by GE Bank pursuant to
Section 4.4(c).

          "GE Material Adverse Effect" means a material adverse effect on (a) GE Bank's ability to perform its obligations under this Agreement or (b) the Program, or the GE/Macy's Accounts or the GE/Macy's Receivables taken as a whole.

          "GE Net Credit Sales" means, with respect to any period, the aggregate amount of Net Credit Sales generated with respect to such period by GE/Macy's Accounts.

          "GE Revised Credit Sales Share" means, with respect to any period on a year to date basis, the amount of Net Credit
Sales derived from the application of the following formula:

          [(Net Credit Sales minus Net Credit Sales generated by
          New Stores and Acquired Stores) times GE Target
          Percentage] plus ([OMISSION]% of Net Credit Sales generated by New Stores)

          "GE Revised Target Percentage" means, with respect to any period, an amount equal to [OMISSION].

          "GE Target Percentage" means, with respect to any period, the percentage of total Net Credit Sales with respect to such period represented by the GE Credit Sales Share applicable to such period, provided that (i) after 1996 the calculation of Net Credit Sales used for purposes of this definition shall include the amount of all Virtual Comp Net Credit Sales but not include the amount of any Virtual Non-Comp Net Credit Sales and
(ii) the GE Target Percentage shall never be less than 50% subject to Section 3.8(f).

          "GE Termination Trigger" has the meaning given to it in
Section 11.2.

          "GE/Macy's Account" means a GE Bank owned credit-card-accessed open-end consumer credit Macy's Account established at any time (past, present or future) in favor of a GE/Macy's Account Debtor and used primarily for personal, family or household purposes or uses that is established pursuant to a GE/Macy's Credit Card Agreement and which is identified by a unique GE/Macy's Account number. Notwithstanding the foregoing, "GE/Macy's Account" does not include: (a) any non-credit-card-accessed account, (b) any account established at any time (past, present or future) in favor of GE/Macy's Account Debtors and used primarily for other than personal, family or household purposes or uses, (c) any account issued to Persons other than natural Persons, (d) any closed-end credit account and (e) any accounts generated pursuant to layaway plans.

          "GE/Macy's Account Balance" means, with respect to any GE/Macy's Account, the outstanding balance of such GE/Macy's Account at the time of determination, which shall consist of, without limitation, the sum of (i) the aggregate Face Amount of GE/Macy's Receivables posted to such GE/Macy's Account prior to such time and (ii) the aggregate amount of any and all fees and charges posted to such GE/Macy's Account prior to such time, including, without limitation, interest and finance charges, returned check charges or late charges, and insurance premiums, minus the aggregate amount of all credits, payments, adjustments, and employee discounts posted to such GE/Macy's Account prior to such time, provided that the GE/Macy's Account Balance of any of the following accounts shall be zero (whether or not any GE/Macy's Receivables with respect to such account are included on the Master File at such time): any GE/Macy's Account where, as of the time of determination, (a) the GE/Macy's Account Debtor has been coded on the Master Files with respect to any prior billing cycle as having filed a petition for relief under the Bankruptcy Code, having made a general assignment for the benefit of creditors, having had filed against it any petition or other application for relief under the Bankruptcy Code, or having suffered a receiver or trustee to be appointed for all or a significant portion of its assets, and under the Credit and Collection Policy such GE/Macy's Account was required to be written off, but was not written off, (b) such GE/Macy's Account is 210 days or more past due, (c) such GE/Macy's Account has been referred to an attorney, collection agency, or other entity for collection and has been written off in accordance with the Credit and Collection Policy, or (d) such GE/Macy's Account has been written off as uncollectible under the Credit and Collection Policy at any time prior to the time of determination.

          "GE/Macy's Account Debtor" means any natural Person who is a party to a GE/Macy's Credit Card Agreement or who is or who may become obligated under, with respect to, or on account of, a GE/Macy's Account from time to time.

          "GE/Macy's Account Debtor List" has the meaning given to it in Section 4.6.

          "GE/Macy's Account Documentation" means, with respect to a GE/Macy's Account, any and all documentation from time to time relating to such GE/Macy's Account, including, without limitation, GE/Macy's Credit Card Documentation, checks and stubs, correspondence, memoranda, documents, instruments, certificates, agreements, invoices, sales or shipping slips, delivery and other receipts, magnetic tapes, disks, hard copy formats, and other computer-readable data transmission, and any other records of whatever form or nature, related to any of the foregoing, any other written, electronic or other material related to any of the foregoing, any microfilm, electronic or other copy of any of the foregoing and all other materials, including, without limitation, tangible and intangible information, arising from any of the foregoing or pertaining thereto.

          "GE/Macy's Charge Slip" means a sales receipt, including, but not limited to, an invoice, evidencing a purchase of Merchandise on credit pursuant to a GE/Macy's Account.

          "GE/Macy's Credit Card" means any card issued by GE Bank, to a Person, which card can only be used by such Person to purchase Merchandise from one or more of the Retailers on credit pursuant to a GE/Macy's Account (i) owned by GE Bank,
(ii) transferred to GE Bank pursuant to the Purchase Agreement or
(iii) established by GE Bank pursuant to this Agreement.

          "GE/Macy's Credit Card Agreement" means a revolving credit card agreement entered into between GE Bank and a GE/Macy's Account Debtor (and any replacement of such agreement), in each case pursuant to which such GE/Macy's Account Debtor and Authorized Users may be permitted to purchase Merchandise from any Retailer on credit granted by GE Bank to such GE/Macy's Account Debtor from time to time, whether or not there is a finance charge computed from time to time, together with any amendments, modifications or supplements which now or hereafter may be made to such GE/Macy's Credit Card Agreement (and any replacement of such agreement) and any replacements thereof.

          "GE/Macy's Credit Card Application" means any application for a GE/Macy's Account completed and submitted
(whether by mail, telephone or other electronic means) by or on behalf of any Person or Persons.

          "GE/Macy's Credit Card Documentation" means, with respect to a GE/Macy's Account, all GE/Macy's Credit Card Applications, GE/Macy's Credit Card Agreements, GE/Macy's Credit Cards, GE/Macy's Charge Slips, GE/Macy's Credit Slips, credit bureau reports, periodic billing statements, prescreen solicitations and offers of credit relating to GE/Macy's Accounts, adverse action notices, change of terms notices and receipts for In-Store Payments.

          "GE/Macy's Credit Slip" means (a) a sales credit receipt evidencing a return or exchange of Merchandise purchased pursuant to a GE/Macy's Account, or (b) a credit on a GE/Macy's Account as an adjustment on account, including for Merchandise purchased from any Retailer.

          "GE/Macy's Gross Receivables" means, for the day in question, an amount equal to the aggregate GE/Macy's Account
Balances outstanding as updated through the close of business on such day.

          "GE/Macy's Receivable" means any and all amounts owing from time to time with respect to the purchase of Merchandise on credit pursuant to a GE/Macy's Account, including, without limitation, any charges for sales tax, regardless of whether such GE/Macy's Receivable consists of an "account," "chattel paper," an "instrument" or a "general intangible" under and as defined in Article or Division 9 of the UCC applicable to such GE/Macy's Receivable and all proceeds of any of the foregoing, together with (a) any and all GE/Macy's Account Documentation relating to such GE/Macy's Receivable and any "document" (as defined in the UCC) covering any Merchandise relating to such GE/Macy's Receivable, (b) any and all rights and remedies as to stoppage-in-transit, reclamation, return and repossession of Merchandise with respect to such GE/Macy's Receivable, whether arising by Contract or by Law, (c) any and all Merchandise, goods or other property that is security for such GE/Macy's Receivable or for any item referred to in clause (a), (b), (d), (e), or (f) of this definition, (d) any and all contracts of indemnity, guaranties, sureties, letters of credit, proceeds of insurance claims, security interests, or other direct or indirect security or support held by or granted to any Retailer by any Person to secure payment of such GE/Macy's Receivable, (e) any and all other rights, remedies, benefits, interests and titles, both legal and equitable, to which any Retailer or any Affiliate of any Retailer may now or at any time hereafter be entitled in respect of any of the foregoing, and (f) any and all proceeds of any of the foregoing. Each purchase of Merchandise by a GE/Macy's Account Debtor or an Authorized User pursuant to a GE/Macy's Account shall constitute a separate GE/Macy's Receivable.

          "Governmental Authority" means any government, any state, or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case whether federal, state or local.

          "Guaranty Agreements" means (i) the Amended and
Restated GE Capital Guaranty made by GE Capital in favor of the Guaranteed Parties thereunder, dated as of the date hereof, together with (ii) the FDS Guaranty.

          "In-Store Payment" means any payment on a GE/Macy's
Account made by a GE/Macy's Account Debtor (or any other Person acting on behalf of such GE/Macy's Account Debtor) at a Macy's
Store.

          "Independent Firm" has the meaning given to it in
Section 9.9.

          "Initial Term" has the meaning given to it in Section
11.1(a).

          "JM Determination Date" has the meaning given to it in
Schedule 2.3(b).

          "Key Credit Activities" means (i) making Remittances in connection with any GE/Macy's Receivables and (ii) authorizing extensions of credit pursuant to the provisions of this Agreement or the GE/Macy's Credit Card Documentation.

          "Law" means all laws, codes, statutes, ordinances, rules, regulations, decrees and orders of any Governmental
Authority.

          "Licensee" means any Person who, pursuant to a Contract with an FDS Company or Affiliate of an FDS Company, is permitted from time to time by such FDS Company (or such Affiliate) to make credit sales of Merchandise to GE/Macy's Account Debtors or Authorized Users pursuant to or utilizing GE/Macy's Credit Card Agreements.

          "Lien" means any mortgage, pledge, hypothecation, assignment, claim, lien (statutory or other), right of first refusal, charge or encumbrance, imperfection of title or other matters affecting title, and any rights of third parties whatsoever, including, without limitation, any liens or encumbrances (whether choate or inchoate) arising in respect of taxes.

          "Litigation" means any claim, action, suit, proceeding, arbitration, investigation or inquiry before, by or on behalf of any Governmental Authority.

          "Macy's Account" means a private label credit card accessed open-end consumer credit Macy's account used primarily for personal, family or household purposes for Sales of Merchandise whether from Macy's Stores or otherwise.

          "Macy's East" has the meaning given to it in the Preamble.

          "Macy's Stores" means any and all stores which are operated, conduct business or make sales under the Macy's
Tradename.

          "Macy's Tradename" means "Macy's", "Charter Club",
"Bullock's", "Aeropostale" and any successor, substitute or replacement tradename for any of them.

          "Macy's West" has the meaning given to it in the Preamble.

          "Major Credit and Collection Policies" means the Credit and Collection Policies described on Schedule 1 hereto.

          "Master File" means, with respect to each Division, on any date, the computer files containing the most recently posted financial, GE/Macy's Account status and demographic information with respect to any of such Division's GE/Macy's Accounts, including, without limitation, active, inactive and recovery GE/Macy's Accounts, which computer files represent the GE/Macy's Gross Receivables of such Division on such date, together with corresponding control reports.

          "Maximum Amount Notice" has the meaning given to it in
Section 3.8(d).

          "Maximum Cardholder Credit Amount" has the meaning given to it in Section 3.8(a).

          "Maximum Cardholder Credit Solution" has the meaning given to it in Section 3.8(f).

          "Merchandise" means all goods and services sold by Retailers.

          "Merchandise Adjustments" has the meaning given to it in Section 3.5(c)(i).

          "Misrepresented GE/Macy's Receivables" has the meaning given to it in Section 3.5(c)(v).

          "Missing Media" has the meaning given to it in Section
3.5(c)(ii).

          "Money Cost" means, for any period, the aggregate interest expense incurred by GE Bank to finance the GE/Macy's
Receivables for such period, calculated in accordance with
Schedule 5.4(e).

          "Monthly Penalty" has the meaning given to it in
Section 5.7(b).

          "Monthly Review Period" has the meaning given to it in
Section 5.4(a).

          "Monthly Settlement Statement" has the meaning given to it in Section 3.4.

          "MSS" has the meaning given to it in the Preamble.

          "Net Book Value" means, with respect to any group of GE/Macy's Accounts and related GE/Macy's Receivables, an amount equal to (a) the sum of (i) the aggregate amount of the GE/Macy's Account Balances of such GE/Macy's Accounts which have a debit balance as of the date of determination, and (ii) the aggregate Face Amount of deferred receivables with respect to which Merchandise has been delivered as of the date of determination, which amount has not been posted as of the date of determination, less (b) the sum of (i) the Reserve Balance as of the date of determination and (ii) the aggregate amount of all GE/Macy's Account Balances of such GE/Macy's Accounts which have a credit balance as of the date of determination.

          "Net Credit Sales" means, with respect to any period, the aggregate Face Amount of receivables generated in such period by FDS/Macy's Accounts and GE/Macy's Accounts, less an amount equal to the aggregate dollar amount of credit adjustments against sales to such accounts during such period.

          "Net Return Dispute Notice" has the meaning given to it in Section 5.5(c).

          "Net Return Statement" has the meaning given to it in
Section 5.5(a).

          "Net Write-Offs" means, with respect to any period, (a) the aggregate GE/Macy's Account Balances written-off as losses during such period, less (b) any unpaid finance charges and fees (other than agency and attorneys' fees) on such Account Balances during such period, less (c) the aggregate amount recovered with respect to previously written-off GE/Macy's Account Balances (net of finance charge and fee recoveries) during such period.

          "New Accounts Allocation Percentage" means [OMISSION].

          "New Stores" means stores which are (i) newly built Macy's Stores that open after the Prior Amendment Date, or
(ii) acquired by FDS after the Prior Amendment Date and converted to the Macy's Tradename and which do not have pre-existing private label credit card accounts at the time of acquisition, or
(iii) owned by FDS prior to the Prior Amendment Date and which are converted to the Macy's Tradename and do not have pre-existing private label credit card accounts as of the Prior Amendment Date, provided that for purposes hereof, a New Store shall only be treated as a New Store during the period between the date it becomes a New Store and the last day of the succeeding fiscal year in which it became a New Store.

          "Newly Opened Macy's Account" means Macy's Accounts, including, but not limited, to Macy's Accounts opened as a result of prescreens and other methods, opened after the Prior Amendment Date at (i) any Macy's Store existing as of the Prior Amendment Date, (ii) any new Macy's Store opened after the Prior Amendment Date and (iii) an Acquired Store after the date of conversion of such store into a Macy's Store.

          "Non-Overlapping Acquired Stores" means Acquired Stores
(i) which are within a 50 mile radius of an existing Macy's Store and which do not individually or in the aggregate account for Net Credit Sales in excess of $100 million in the 12-month period immediately prior to becoming Acquired Stores or (ii) which are not within a 50 mile radius of an existing Macy's Store.

          "Non-Permitted Credit Program" means any consumer credit, debit or charge program which may be utilized for the purchase of goods and services, other than a program which the FDS Companies are permitted to accept, utilize, market or promote pursuant to Section 9.7 hereof.

          "Operating Expense Budget" has the meaning given to it in Section 5.3.

          "Operating Expenses" means all costs and expenses directly incurred (including appropriate accruals) by GE Bank in connection with the Program (other than overhead assigned to GE Bank by GE Capital, Net Write-Offs, Reserve Change, taxes, Bank Servicing Expenses, and FACS Servicing Fees).

          "Original Program Agreement" has the meaning given to it in the Preamble.

          "Other Costs" has the meaning given to it in Section
9.2(a).

          "Overlapping Acquired Stores" means Acquired Stores other than Non-Overlapping Acquired Stores.

          "Percentage Variance" has the meaning given to it in
Section 2.2(c)(iii).

          "Period" has the meaning given to it in Section 5.2.

          "Period Penalty" has the meaning given to it in Section
5.6(a).

          "Permit" means any license, permit, certificate, consent, authorization, franchise, or other approval from any Governmental Authority.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or Governmental Authority.

          "Policy Committee" has the meaning given to it in
Section 4.3(a).

          "Previously Paid GE/Macy's Receivables" has the meaning given to it in Section 3.5(c)(vi).

          "Prime Rate" means, on the date of determination, the highest bank prime loan rate reported in the "Money Rates" section of The Wall Street Journal (or, if such publication is discontinued, such other publication of similar type as agreed to by FDS and GE Bank) as the "Prime Rate" on such date, whether or not such rate is ever actually charged or paid by any Person.

          "Prior Amendment Date" means February 3, 1996.

          "Prior Remittance" has the meaning given to it in
Section 3.1(a).

          "Program" means the credit card program established by the Original Program Agreement and continued pursuant to this Agreement.

          "Projected Monthly Discount" has the meaning given to it in Section 5.2.

          "Projected Receivables Balance Statement" has the meaning given to it in Section 3.8(c).

          "Purchase Agreement" means the Account Purchase Agreement, dated as of May 10, 1991, by and among Monogram Bank, USA, R.H. Macy & Co., Inc., Macy Credit Corp., Macy Receivables Funding Corp., Macy's California, Inc., Macy's Northeast, Inc., Macy's South, Inc., Bullock's, Inc., I. Magnin, Inc., Macy Receivables Master Servicing Corp., and Macy Specialty Stores, Inc.

          "Purchase Price" has the meaning given to it in Section
11.7(b).

          "Purchase Price Audit Period" has the meaning given to it in Section 11.7(c).

          "Purchase Price Dispute Notice" has the meaning given to it in Section 11.7(c).

          "Rate Exported Terms" has the meaning given to it in
Section 10.1(a)(vii).

          "Remittance" has the meaning given to it in Section
3.1(a).

          "Required Coverage Percentage" means [OMISSION].

          "Reserve Balance" means, on any date, an amount equal to the product of (i) the GE/Macy's Gross Receivables on such date and (ii) the Required Coverage Percentage.

          "Reserve Change" means Reserve Balance as of the end of the applicable period minus Reserve Balance as of the beginning of such period.

          "Retailers" means each Division and each Licensee.

          "Revenue Enhancement Program" has the meaning given to it in Section 5.8.

          "Revised Target Percentage" means the GE Revised Target
Percentage or the FDS Revised Target Percentage, as the case may be.

          "Sale" means the sale of goods, services or purchase certificates to any Person, whether such sale occurs in a store, by mail order, by telephone order, by computer or other direct access method, or by any other medium or method through which a sale can be effected.

          "Solvent" means, when used with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Specified Accounts" has the meaning given to it in
Section 4.8(a).

          "Specified Fees" has the meaning given to it in Section
10.1(a)(vii).

          "Target Percentage" means the GE Target Percentage or the FDS Target Percentage, as the case may be.

          "Target Return" means, with respect to any period, a Bank Net Return of [OMISSION]% (on an annualized basis) for such period.

          "Third Party Acquisition" means the direct or indirect acquisition by any FDS Company, or any Affiliate of any FDS Company, of (a) all or substantially all of the assets of any retailer, (b) more than 50% of the outstanding voting securities of any retailer, or (c) the power to direct or cause the direction of any retailer's management or policies, whether through the ownership of securities, control of such retailer's board of directors, by Contract, or otherwise.

          "Transaction Amount" has the meaning given to it in
Section 3.1(a).

          "Transaction Day" means any day, including any non-
Business Day, on which Merchandise is sold by Retailers.

          "Transaction Documents" means all agreements, certificates and other documents being executed and delivered at or prior to the closing of the transactions contemplated by this Agreement, including the FACS Services Agreement, the GE Capital Services Agreement, the Amended and Restated Trademark Agreement, the Guaranty Agreements, and the letter from GE Capital to FDS dated as of the date hereof and shall refer to such documents as the same may be in effect at the time such reference is operative.

          "Two-Year Sales Projection" has the meaning given to it in Section 3.8(b).

          "UCC" means the Uniform Commercial Code (or analogous personal property security Law) of the jurisdiction with respect to which such term is used as in effect from time to time.

          "Uncontested Amount" means an amount equal to or greater than $[OMISSION], which amount is owed (i) by any FDS Company or any Affiliate of an FDS Company to GE Bank or to any Affiliate of GE Bank, or (ii) by GE Bank or any Affiliate of GE Bank to any FDS Company or any Affiliate of an FDS Company, as the case may be, pursuant to the terms of this Agreement, and with respect to which a Contested Amount Notice has not been delivered.

          "Unidentifiable Media" has the meaning given to it in
Section 3.5(c)(iii).

          "Virtual Comp Net Credit Sales" means all Net Credit Sales effected both (i) other than by a transaction in a Macy's Store and (ii) by customers who reside in states in which there was at least one Macy's Store as of the date of the transaction.

          "Virtual Comp Store" has the meaning given to it in
Section 2.2(e)(iii).

          "Virtual Non-Comp Net Credit Sales" means all Net
Credit Sales effected other than by a transaction in a Macy's
Store, other than Virtual Comp Net Credit Sales.

          1.2. Fiscal Periods. All references to fiscal years, fiscal quarters or fiscal months in this Agreement refer to FDS fiscal years, FDS fiscal quarters or FDS fiscal months, as the case may be.

                             ARTICLE
                               II.
         CONTINUATION OF PROGRAM; OWNERSHIP OF ACCOUNTS

          2.1. Continuation of Program

               . The parties hereto agree to continue the credit card program established pursuant to the Original Program Agreement in accordance with the terms hereof and so hereby amend and restate the Original Program Agreement in its entirety. The parties hereto acknowledge and agree that all sales of Merchandise by the FDS Companies under the Macy's Tradename are subject to the terms and conditions of this Agreement. In this regard, the Agreement provides a methodology pursuant to which the parties will share allocation of Newly Opened Macy's Accounts provided that, subject to the provisions of Sections 2.2(e)(ii) and 3.8(f), the parties intend that GE Bank own accounts representing not less than [OMISSION]% of all private label credit card sales under the Macy's Tradename.

          2.2. Ownership and Treatment of Macy's Accounts Opened
After the Prior Amendment Date

 . The parties acknowledge and agree that (a) except for the specifically described exceptions set forth in Sections 2.2, 2.3,
2.4 and 3.8(f), GE Bank shall continue to have the exclusive right to open new Macy's Accounts subject to and in accordance with the terms of this Agreement and (b) that, without limiting the generality of the foregoing, if FDS converts any stores to the Macy's Tradename after the Prior Amendment Date, private label accounts of such store held by Persons who also hold a GE/Macy's Account (i) shall not be accepted at any Macy's Store nor issued an FDS/Macy's Account without the prior written agreement of GE Bank, and (ii) shall be treated in a manner to be mutually agreed upon at the time by FDS Bank and GE Bank with the intent of supporting achievement of the Target Percentages then in effect in a manner consistent with equitable distribution across Macy's markets that ensures portfolio risk and performance distribution for GE Bank that is no worse than for FDS Bank (subject to differences in the Credit and Collection Policy applicable to only the GE/Macy's Accounts or the FDS/Macy's Accounts pursuant to the provisions of Section 4.4). Each Retailer agrees that it shall not, directly or indirectly, take any action that conflicts with, or is inconsistent with, the account sharing methodology set forth in this Section 2.2 and each Retailer agrees that it will comply with and take all reasonable efforts to effect (and will take all reasonable steps to assure that each of their employees and agents will comply with and take all reasonable efforts to effect) the provisions of this Section 2.2, including, without limitation, Section 2.2(b).

               (a) Ownership of Accounts. The parties intend to develop and install systems that would be capable of allocating new accounts automatically on the basis of the account ownership methodology set forth in Subsections (b), (c), (d), and (e) of this Section 2.2. Until such systems capability is implemented, the parties will work in good faith to achieve account ownership allocation in accordance with the methodology set forth herein by placing GE Bank or FDS Bank application forms in designated Macy's Stores as described below or by assignment of pre-screens or other appropriate methods, which may be modified from time to time by agreement of the parties to obtain the desired results. Subject to the further provisions of this Section 2.2, (i) all Newly Opened Macy's Accounts which are either opened at, or with an application from, a Converted Store or a former A&S store, shall be FDS/Macy's Accounts owned by FDS Bank or another Affiliate of FDS and credit with respect thereto shall be provided by FDS Bank and (ii) all other Newly Opened Macy's Accounts shall be GE/Macy's Accounts owned by GE Capital or GE Bank and credit with respect thereto shall be provided by GE Capital and/or GE Bank. Applications for FDS/Macy's Accounts will be provided only in (i) former A&S stores and (ii) Converted Stores and applications for GE/Macy's Accounts will be provided in all other Macy's Stores. FDS and GE Bank agree that when opening new Macy's Accounts they will use the account lookup file or credit bureau subscriber codes to seek to avoid opening any duplicate Macy's Accounts.

               (b)  Adjustments to Account Ownership.  The
parties recognize that FDS is in the process of converting certain stores to the Macy's Tradename and that FDS may, in the future, convert other stores to the Macy's Tradename and/or open newly built stores using the Macy's Tradename. The parties have agreed on a mechanism, set forth below, to allocate new Macy's Accounts between the parties by providing GE Bank with the effect of credit sales changes in Comp Stores and the benefit of half of all credit sales generated by New Stores. Formulas used in the mechanism and illustrative examples of the mechanism are set forth in Exhibit A hereto. While the parties believe that this mechanism will be effective to meet the parties' intent (which intent includes the goal of achieving equitable distribution across Macy's markets that ensures portfolio risk and performance distribution for GE Bank that is no worse than for FDS Bank (subject to differences in the Credit and Collection Policy applicable to only the GE/Macy's Accounts or the FDS/Macy's Accounts pursuant to the provisions of Section 4.4)), they agree that to the extent it does not work fairly to meet such intent they will work together in good faith to develop a different or modified mechanism.

               (c) Provisions Applicable to 1996. The following provisions shall be applicable with respect to each quarter of fiscal year 1996, regardless of whether any New Stores or Acquired Stores are opened or acquired by FDS during such time:

                    (i) Within 15 days following the end of each fiscal quarter in 1996 (i.e., those quarters ending May 4, 1996, August 3, 1996, November 2, 1996 and February 1, 1997), the parties shall calculate as of the quarter then ended on a fiscal year-to-date basis (x) the GE Target Percentage and the FDS Target Percentage and (y) the GE Actual Percentage and the FDS Actual Percentage.

                    (ii) If the Target Percentages and the Actual Percentages for the year-to-date as of the fiscal quarter then ended are the same, then applications for new Macy's Accounts in the next succeeding quarter will be allocated between FDS Bank and GE Bank based on the Target Percentages so calculated.

                    (iii) If either party's Actual Percentage for the fiscal year-to-date period as of the end of a fiscal quarter is less than its Target Percentage for such year-to-date period as of the end of such quarter (such difference, a "Percentage Variance") then applications for new Macy's Accounts in the next succeeding fiscal quarter will be allocated between FDS Bank and GE Bank based on the New Accounts Allocation Percentages.

               (d)  1997 and Thereafter.  The following
provisions shall be applicable with respect to fiscal year 1997 and thereafter:

                    (i)  Subject to the provisions of
Section 2.2(d)(ii), below, within 15 days following the end of each fiscal quarter commencing with the end of the first quarter of 1997, the parties will calculate as of the fiscal quarter then ended on a fiscal year-to-date basis whether, based on the Target Percentages then in effect, there was a Percentage Variance for the fiscal year-to-date as of the quarter then ended. In the event there is a Percentage Variance for any such period, applications for new Macy's Accounts in the next succeeding fiscal quarter will be allocated between FDS Bank and GE Bank based on the New Accounts Allocation Percentages.

                    (ii) Notwithstanding the provisions of
Section 2.2(d)(i), (x) if FDS opens or acquires any New Stores or Non-Overlapping Acquired Stores during any fiscal year commencing with 1997, then the calculation of Percentage Variance for any periods in which such stores are considered New Stores or Acquired Stores in accordance with the definitions thereof shall be done based on the difference between the Actual Percentages and the Revised Target Percentages applicable to such periods and
(y) if FDS opens or acquires any Overlapping Acquired Stores during any fiscal year commencing with 1997, then the calculation of Percentage Variance for any periods in which such stores are considered Acquired Stores in accordance with the definition thereof shall be done based on the difference between the Actual Percentages and the Revised Target Percentages (which shall be derived from a calculation of the FDS Revised Credit Sales Share and the GE Revised Credit Sales Share), applicable to such periods, it being agreed that for purposes of each such calculation of the FDS Revised Credit Sales Share and the GE Revised Credit Sales Share, the Target Percentages used in such calculation shall be calculated as of the date the FDS Revised Credit Sales Share and the GE Revised Credit Sales Share are being calculated. In the event there is a Percentage Variance for any such period, applications for new Macy's Accounts in the next succeeding fiscal quarter will be allocated between FDS Bank and GE Bank based on the New Accounts Allocation Percentage.

                    (iii)     If the procedures described in
Section 2.2(d)(ii) have been applied due to the opening or acquisition of a New Store or Acquired Store, then, at such time as the provisions of Section 2.2(d)(ii) are no longer applicable (i.e., because such New Stores and/or Acquired Stores cease to be treated as such in accordance with the definitions thereof) the provisions of Section 2.2(d)(i) shall be applicable for all later periods in which no New Stores or Acquired Stores are opened or acquired, provided that the calculation of Percentage Variance required by Section 2.2(d)(i) shall be based on the Revised Target Percentages last in effect rather than the Target Percentages last in effect.

               (e)  General.

                    (i)  Notwithstanding any other provision of
this Agreement, but subject to Section 2.2(e)(ii), no party's Target Percentage, New Accounts Allocation Percentage or Revised Target Percentage shall ever be less than [OMISSION]% or more than [OMISSION]%.

                    (ii) Subject to Section 3.8(f),
notwithstanding any other provision of this Agreement, the parties intend that the GE Actual Percentage for each fiscal
quarter shall not be less than [OMISSION]% .   However, the
provisions of this Section 2.2 shall not prohibit FDS from
(i) acquiring any retailer, (ii) converting such retailer or any other FDS retail division to the Macy's Tradename, and
(iii) converting such retailer's non-duplicate private label accounts to FDS/Macy's Accounts, even if such conversion would cause the GE Actual Percentage to be less than [OMISSION]% , so long as if any such event causes the GE Actual Percentage for any fiscal quarter to constitute less than [OMISSION]% of Net Credit Sales for such fiscal quarter then, notwithstanding the other provisions of this Section 2.2, (A) the percentage of applications for new Macy's Accounts allocated to FDS Bank will be immediately revised to equal the GE Actual Percentage for such fiscal quarter and (B) the percentage of applications for new Macy's Accounts allocated to GE Bank will be immediately revised to equal the FDS Actual Percentage for such fiscal quarter. The allocations described in Section 2.2(e)(ii)(A) and (B) shall remain in effect until such time as the GE Actual Percentage equals or exceeds [OMISSION]% .

                    (iii) The parties acknowledge that future sales of Merchandise on Macy's Accounts and openings of new Macy's Accounts may occur through means not contemplated by this Agreement, including, without limitation, home shopping, pre-screen solicitations and/or through on-line account applications. In this regard, the parties agree (x) that for purposes of calculating any Comp Store Factor, all Virtual Comp Net Credit Sales shall be aggregated together and deemed to be a single Comp Store (a "Virtual Comp Store"), provided that, in determining Comp Stores, (A) such Virtual Comp Store shall not be applied to eliminate any Macy's Store from being a Comp Store and (B) such Virtual Comp Store shall not be subject to elimination as a Comp Store, and (y) that applications for new Macy's Accounts which are made available to customers other than at a store (e.g., pursuant to telephone solicitations, pre-screen solicitations or on-line services) shall be allocated between FDS Bank and GE Bank in the same manner as applications are otherwise required to be allocated between the parties pursuant to the terms of this
Section 2.2.

          2.3. Conversion of Jordan Marsh, Bullock's, Broadway,
Weinstock's and Emporium Stores.

               (a) Account Utility. FDS agrees that from the date that any of its Jordan Marsh, Bullock's, Broadway, Weinstock's or Emporium stores is converted to the Macy's Tradename, such stores (each, a "Converted Store") will accept Macy's private label credit cards, whether such cards relate to a GE/Macy's Account or an FDS/Macy's Account. FDS agrees that from the date that any of its other stores is converted to the Macy's Tradename, such stores will accept Macy's private label credit cards, whether such cards relate to a GE/Macy's Account or an FDS/Macy's Account. Notwithstanding the foregoing, the parties agree that (i) certain stores which convert to the Macy's Tradename may not have the capability of accepting Macy's private label credit cards, whether such cards relate to a GE/Macy's Account or an FDS/Macy's Account, immediately following such conversion and (ii) in such event, such converted stores may be operated under the Macy's Tradename without accepting Macy's private label credit cards, provided that (x) such arrangement does not continue for a period exceeding six months following the conversion of such store, and (y) pre-existing private label credit cards of the converted store, if any, are not accepted in any other Macy's Store following the conversion of such store.

               (b)  Account Conversion/Duplicate Accounts.

                    (i)  If as of the JM Determination Date (as
defined on Schedule 2.3(b) hereto), a holder of a Jordan Marsh private label credit card account does not also hold a GE/Macy's Account, such holder's account (or accounts) shall be converted into an FDS/Macy's Account. If as of the Broadway Determination Date (as defined on Schedule 2.3(b) hereto), a holder of a Broadway, Weinstock's or Emporium private label credit card account does not also hold a GE/Macy's Account, such holder's account (or accounts) shall be converted into an FDS/Macy's Account.

                    (ii) If as of the applicable Determination
Date, a holder of a Converted Store private label credit card account also holds a GE/Macy's Account, then such duplicate accounts shall be treated as described in Schedule 2.3(b) hereto.

          2.4. A&S Accounts.

  All A&S private label credit card accounts have been treated as follows:

               (a) A&S private label accounts ("A&S Accounts") held between February 16, 1994 and February 16, 1995 by persons who did not hold a GE/Macy's Account during such period have been installed on and converted over to GE Capital's system. Holders of certain of these accounts were identified by FDS Bank and such holders received from FDS Bank a new FDS/Macy's Credit Card. All ownership interests in these converted A&S Accounts are vested in FDS Bank. The holders of the remaining A&S Accounts described in this Section 2.4(a) did not receive new credit cards and such accounts were installed on and converted over to GE Capital's systems solely for collection of the remaining unpaid balances. All ownership interests in these accounts are vested in FDS Bank.

               (b) All A&S Accounts held between February 16, 1994 and February 16, 1995 by persons who were identified as holders of an active GE/Macy's Account during such period have been installed on and converted over to GE Capital's system solely for the purpose of collecting the remaining unpaid balances. All ownership interests in these A&S Accounts are vested in FDS Bank. All ownership interests in the active GE/Macy's Accounts have continued to vest in GE Bank.

               (c) All A&S Accounts held between February 16, 1994 and February 16, 1995 by persons who were identified as holders of an inactive GE/Macy's Account during such period have been installed on and converted over to GE Capital's system. Holders of certain of these accounts were identified by FDS Bank and such holders received from FDS Bank a new FDS/Macy's Credit Card. The ownership interests in the converted A&S Accounts are vested in FDS Bank. All ownership interests in the inactive GE/Macy's Accounts have continued to vest in GE Bank. The remaining holders of the A&S Accounts described in this
Section 2.4(c) did not receive new credit cards and such accounts were installed on and converted over to GE Capital's system solely for collection of the remaining unpaid balances. All ownership interests in these A&S Accounts are vested in FDS Bank.

               (d) All A&S Accounts have been transferred to FACS's credit system and none are now serviced by GE Bank's credit system.

          2.5. GE/Macy's Credit Cards; GE/Macy's Account
Documentation
 . All GE/Macy's Credit Cards and FDS/Macy's Credit Cards shall be in the design and format jointly established by FDS and GE Bank and shall include the Macy's Tradename. All GE/Macy's Credit Cards issued after the date hereof shall also include, on the back of the GE/Macy's Credit Card, in no greater than six point print, the following language: "This card is issued and credit is extended by GE Capital Consumer Card Co. in Cincinnati, Ohio. This card is subject to surrender upon request. If found, this card should be returned to [INSERT ADDRESS DESIGNATED BY GE BANK]." Except as provided in this Section 2.5, the GE/Macy's Credit Cards and the FDS/Macy's Credit Cards shall be identical. All GE/Macy's Credit Card Documentation shall also indicate that credit under the applicable GE/Macy's Account is extended by GE Bank, provided that charge slips, credit slips and receipts for payment shall only be required to include such language regarding the extension of credit as is determined by the Policy Committee. GE/Macy's Credit Cards and FDS/Macy's Credit Cards may only be accepted for the Sale of Merchandise under the Macy's Tradename. GE Bank agrees that if (i) FDS purchases the GE/Macy's Accounts following termination of this Agreement, (ii) any of the GE/Macy's Credit Cards have the foregoing identification language printed on them and (iii) following such purchase FDS is required by Law to reissue such GE/Macy's Credit Cards solely because such identification language appears on the back of the cards, then GE Bank, at its option, shall either (A) have such GE/Macy's Credit Cards reissued at GE Bank's cost or (B) pay, or reimburse FDS for, up to $[OMISSION] of FDS's actual documented out-of-pocket costs and expenses incurred to reissue such GE/Macy's Credit Cards.

                             ARTICLE
                              III.
            ADMINISTRATION AND SETTLEMENT PROCEDURES

          3.1. Remittances

               .  (a)    On each Business Day during the term of
this Agreement (beginning on the first Business Day after the date hereof), each Division shall transmit or otherwise make available to GE Bank, not later than 11:00 a.m. Eastern Time on such Business Day, all Charge Data originated by such Division on the immediately preceding Transaction Day(s). On each Business Day during the term of this Agreement (beginning on the first Business Day after the date hereof), with respect to each Division from which GE Bank has received, or had access to, Charge Data by 11:00 a.m. Eastern Time on such Business Day, GE Bank shall initiate a wire transfer (each such transfer a "Remittance") to such Division of an amount equal to the following: (i) the sum of (A) the excess of the aggregate GE/Macy's Credit Card sales reported in the Charge Data transmitted, or made available, by such Division to GE Bank by 11:00 a.m. Eastern Time on such Business Day over the aggregate amount of GE/Macy's Credit Slips and other credit adjustments on GE/Macy's Account Balances reported in such Charge Data (the "Transaction Amount"), and (B) any other amounts required or permitted to be added to a Remittance pursuant to the terms of this Agreement, minus (ii) the sum of (A) the product of (1) such Transaction Amount and (2) the Bank Service Discount in effect on such Business Day, provided that the provisions of this clause (A) shall only be operative between the date hereof and the earlier of February 1, 1997 and the date that the provisions of Sections 5.2 through 5.6 become operative, (B) the aggregate amount of In-Store Payments reported in such Charge Data, (C) any other amounts required or permitted to be deducted from a Remittance pursuant to the terms of this Agreement and (D) any previously made Remittance or Estimated Remittance with respect to the Charge Data being transmitted. Each Remittance shall be calculated with respect to each Division for each Business Day during the term of this Agreement pursuant to a settlement statement in the form of Schedule 3.1 hereto (a "Daily Settlement Statement"). The parties acknowledge that GE Bank will not have final information at the time the Remittance with respect to each Division on each Business Day is calculated, and that each Remittance will therefore be a preliminary estimate of the actual amount that should be remitted to such Division on such Business Day. Accordingly, each Remittance shall be subject to further adjustment to the extent that final credit sales adjustments for Transaction Day(s) with respect to which a Remittance has previously been made (a "Prior Remittance") indicates that the Prior Remittance was overstated or understated.

               (b) On each Business Day during the term of this Agreement (beginning on the first Business Day after the date hereof), with respect to each Division that, after taking reasonable precautions, as a result of circumstances beyond the control of the FDS Companies (e.g., computer or telecommunication breakdown), failed to transmit or otherwise make available Charge Data to GE Bank by 11:00 a.m. Eastern Time on such Business Day, GE Bank shall initiate a wire transfer (each such transfer, an "Estimated Remittance") of GE Bank's good faith estimate of the amount that should be transferred to such Division on such Business Day. GE Bank's good faith estimate shall be based on FDS's then most recent projections of GE Net Credit Sales and shall take into account, among other things, holidays and seasonal and other sales fluctuations. Notwithstanding the foregoing, GE Bank shall have no obligation to make an Estimated Remittance on more than five consecutive Business Days.

               (c) On each Business Day during the term of this Agreement, GE Bank shall, at the direction of the Divisions, satisfy its obligations under Section 3.1(a) and/or
Section 3.1(b) by initiating a wire transfer (each such transfer, an "Aggregate Remittance") to a single account designated by, and in the name of, all of the Divisions and as to which all of the Divisions are account parties, for the account of each Division, of an amount equal to the aggregate amount of Remittances (or, if applicable, the Estimated Remittances) payable by GE Bank on such Business Day; provided that in such case GE Bank shall provide FDS with a Daily Settlement Statement with respect to each Division on such Business Day. Each Division may, at any time during the term of this Agreement, require GE Bank to satisfy its Remittance obligation to such Division by initiating a wire transfer to any account designated by, and solely in the name of, such Division.

               (d)  All Remittances made pursuant to this
Section 3.1 shall be initiated by GE Bank not later than 2:00 p.m. Eastern Time on the applicable Business Day. If on any Business Day during the term of this Agreement the Charge Data applicable to such Business Day would require a negative Remittance, then (x) GE Bank shall have no Remittance obligation with respect to any Division on such Business Day and (y) FDS, on behalf of the Divisions, shall pay GE Bank the amount indicated on such Charge Data by the close of business on such Business Day.

               (e) In the event that the FACS Services Agreement terminates prior to the termination of this Agreement, the parties agree that they will cooperate to revise the Remittance procedures of this Section 3.1 to reflect any systems changes effected as a result of the termination of the FACS Services Agreement and that such revised Remittance procedures shall be based on the provisions hereof.

          3.2. [Reserved]

          3.3. [Reserved]

          3.4. Monthly Settlements

          .  [OMISSION].

          3.5. GE Bank's Right to Chargeback

          . (a) GE Bank and the FDS Companies acknowledge and agree that general guidelines with respect to GE Bank's chargeback rights are set forth in this Section 3.5. These guidelines are subject to additional details and procedures which may be agreed to by the parties from time to time. In addition, the parties acknowledge that as of the date hereof, FACS will be providing certain credit services to GE Bank, and that such services will include responsibility for chargebacks. The parties therefore agree that notwithstanding the provisions of this Section 3.5, GE Bank's rights to chargeback shall not be limited or prejudiced by any act or omission of FACS or any of its agents relating to their chargeback responsibilities.

               (b) When any GE/Macy's Receivable included in Charge Data remitted against by GE Bank pursuant to this Agreement becomes an Eligible Chargeback GE/Macy's Receivable (as hereafter defined), GE Bank shall have the right, subject to the terms hereof, to charge back to the applicable FDS Company an amount equal to the Face Amount (less prior adjustments with respect thereto) of such GE/Macy's Receivable. The following are "Eligible Chargeback GE/Macy's Receivables," to the extent set forth in Section 3.5(c) hereof: (i) Merchandise Adjustments,
(ii) Missing Media, (iii) Unidentifiable Media, (iv) Fraudulent Charges, (v) Misrepresented GE/Macy's Receivables, and
(vi) Previously Paid GE/Macy's Receivables.

               (c) The following conditions and procedures are to be used for determining Eligible Chargeback GE/Macy's
Receivables:

                    (i)  Merchandise Adjustments.  Requests
received by GE Bank from GE/Macy's Account Debtors for adjustment ("Merchandise Adjustments") will be promptly communicated by GE Bank directly to the applicable Division. GE Bank shall honor the FDS Companies' customer service policies and determinations in respect of Merchandise Adjustments. Merchandise Adjustment requests that are not frivolous and that are not resolved by the applicable Division within 120 days (or such later date as GE Bank has agreed to) after the date such request was communicated to the applicable Division may be charged back by GE Bank to the applicable Division unless an additional period of time is agreed to by the applicable Division and GE Bank. GE Bank may also charge back the GE/Macy's Receivable to the applicable Division if such notice states that the Division believes the dispute should be resolved in the customer's favor. Notwithstanding the foregoing, in no event may GE Bank charge back to any Division any GE/Macy's Receivable described in this Section 3.5(c)(i) later than 45 days after the expiration of the foregoing 120-day or longer period.

                    (ii) Missing Media.  Requests received by GE
Bank from GE/Macy's Account Debtors for supporting media will be promptly communicated by GE Bank directly to the applicable Division. Such Division shall be responsible for providing GE Bank with a legible copy of the requested media within 30 days after receipt of the request. GE/Macy's Receivables represented by media not provided within such 30-day period ("Missing Media") may be charged back by GE Bank to the applicable Division. Such Division has 40 days after the chargeback to locate the media and reverse the chargeback, whereupon such Eligible Chargeback GE/Macy's Receivable shall again become a GE/Macy's Receivable eligible for inclusion in Charge Data. Notwithstanding the foregoing, in no event may GE Bank charge back any GE/Macy's Receivable described in this Section 3.5(c)(ii) later than 45 days after the date on which GE Bank received the request for supporting media from the GE/Macy's Account Debtor and in no event more than 180 days after the date the credit sale occurred.

                    (iii)     Unidentifiable Media.
"Unidentifiable Media" are media that do not have a valid account number or that have any other characteristic that prevents GE Bank from properly posting such media to a GE/Macy's Account. GE Bank and the applicable Division shall work together to try to resolve any Unidentifiable Media problems during the 30-day period following the time at which such Unidentifiable Media is recognized by GE Bank as such. If GE Bank and the applicable Division are unable to resolve such problems during such 30-day period, GE Bank has the right to charge back any GE/Macy's Receivable relating to such Unidentifiable Media to the applicable Division. Such Division has 40 days (or such longer period of time as the parties agree) after the date of any chargeback pursuant to this Section 3.5(c)(iii) to complete additional research and, if successful, reverse the chargeback, whereupon such Eligible Chargeback GE/Macy's Receivable shall again become a GE/Macy's Receivable eligible for inclusion in Charge Data. Notwithstanding the foregoing, in no event may GE Bank charge back any GE/Macy's Receivable because of Unidentifiable Media later than 45 days after the date such Unidentifiable Media is recognized by GE Bank as such. Any In-Store Payments that have been deducted in determining Remittances as to which GE Bank is unable to identify the GE/Macy's Account to which such payment should be credited shall be reversed.

                    (iv) Fraudulent Charges. GE Bank may charge back (or, at its election, reduce the FACS Servicing Fee in connection with) any GE/Macy's Receivable which resulted from any fraud of a customer at the point-of-sale or any GE/Macy's Receivable incurred pursuant to a GE/Macy's Account that was created pursuant to a fraudulent GE/Macy's Credit Card Application unless FDS can demonstrate that the applicable FDS Company followed all applicable account origination and customer identification procedures specified in the Credit and Collection Policy (collectively, "Fraudulent Charges"). GE Bank will use commercially reasonable efforts to obtain fraud questionnaires in connection with all Fraudulent Charges. GE Bank may charge back any GE/Macy's Receivable described in this Section 3.5(c)(iv) to the applicable Division at any time within 60 days after the date on which GE Bank receives a signed fraud questionnaire from the relevant GE/Macy's Account Debtor or, if circumstances are such that a fraud questionnaire cannot be obtained because of GE Bank inability to locate the GE/Macy's Account Debtor, within 60 days after the date on which GE Bank discovers the applicable fraud, provided that, in the event the applicable fraud is the subject of an ongoing investigation pursuant to United States federal Law, such 60-day period shall be extended by mutual agreement of the parties. GE Bank and FDS agree that no GE/Macy's Receivable may be charged back to any Division pursuant to this
Section 3.5(c)(iv) if such GE/Macy's Receivable arose in connection with fraudulent actions taken by any employee of GE Bank or any Affiliate of GE Bank (provided that the FDS Companies and their Affiliates shall not be deemed Affiliates of GE Bank) in connection with performing their duties pursuant to the Program, including servicing the GE/Macy's Accounts and the GE/Macy's Receivables pursuant to the FACS Services Agreement.

                    (v)  Misrepresented GE/Macy's Receivables.
GE Bank may charge back any GE/Macy's Receivable with respect to which the representations and warranties set forth in
Section 6.10 are not true and correct as and when made ("Misrepresented GE/Macy's Receivables"). Notwithstanding the foregoing, in no event may GE Bank charge back to the applicable Division any GE/Macy's Receivable described in this
Section 3.5(c)(v) later than 45 days after the date on which GE Bank discovers such breach.

                    (vi) Previously Paid GE/Macy's Receivables.
GE Bank may charge back any GE/Macy's Receivable which has been included in the Charge Data previously and in respect of which GE
Bank has made a Remittance ("Previously Paid GE/Macy's
Receivables").

               (d) (i) Prior to the time GE Bank exercises its right of chargeback with respect to any GE/Macy's Receivable, GE Bank shall, in a manner consistent with the Credit and Collection Policy, use reasonable commercial efforts to collect such GE/Macy's Receivable from the relevant GE/Macy's Account Debtor to the extent permitted by applicable Law. Effective immediately upon GE Bank's exercise of its right of chargeback with respect to any GE/Macy's Receivable, (x) GE Bank shall assign to FDS all of its right, title and interest in and to such GE/Macy's Receivable, free and clear of any and all Liens created by GE Bank, but without recourse and without any other warranty, express or implied, and the ownership interest of GE Bank in such GE/Macy's Receivable shall be terminated and (y) any payments received by GE Bank in respect of such GE/Macy's Receivable shall be promptly forwarded by GE Bank to FDS.

                    (ii) Notwithstanding any other provision of this Agreement to the contrary, no GE/Macy's Receivable shall become an Eligible Chargeback GE/Macy's Receivable until after
(A) the time period for the applicable Division response to the chargeback request with respect to such GE/Macy's Receivable has elapsed and (B) GE Bank has completed its research as to the validity of and documentation for such chargeback. In no event shall GE Bank charge back any GE/Macy's Receivable based solely upon the failure of the relevant GE/Macy's Account Debtor to make scheduled payments on his GE/Macy's Account.

               (e) If GE Bank exercises its right of chargeback with respect to any GE/Macy's Receivable, GE Bank shall provide the applicable Division with the following information, if available, regarding such GE/Macy's Receivable: the GE/Macy's Account Debtor's name, address and telephone number; the GE/Macy's Account number; the location of the store in which such GE/Macy's Receivable arose; the Face Amount of such GE/Macy's Receivable; the reason for the chargeback; the date such GE/Macy's Receivable arose and the relevant transaction number.

          3.6. Returns of Merchandise

          . (a) A GE/Macy's Account Debtor or Authorized User that returns Merchandise purchased on credit pursuant to a GE/Macy's Account shall, if the Retailer accepts the return, be issued a GE/Macy's Credit Slip by the applicable Retailer, and the applicable Retailer shall not knowingly or willingly return cash to such Person and shall use commercially reasonable efforts not to return cash to such Person. With respect to each Division, on each Business Day during the term of this Agreement, the aggregate amount of GE/Macy's Credit Slips with respect to such Division shall be deducted in computing the Remittance (or, if applicable, the Estimated Remittance) for such Division, as provided in Section 3.1(a) hereof.

               (b) In no event shall any FDS Company have any obligation to repossess or dispose of Merchandise in connection with the collection of GE/Macy's Receivables. GE Bank shall be entitled to repossess or dispose of Merchandise in connection with the collection of GE/Macy's Receivables (other than with respect to GE/Macy's Receivables assigned to FDS pursuant to
Section 3.5(d)(i) or purchased by FDS Bank pursuant to
Section 11.6) to the extent permitted under the Credit and Collection Policy.

          3.7. In-Store Payments

          . (a) The FDS Companies shall have the right to accept In-Store Payments with respect to GE/Macy's Accounts only so long as the FDS Companies are accepting in-store payments with respect to FDS/Macy's Accounts on similar terms and conditions. Notwithstanding the foregoing, the Retailers shall not advertise or otherwise generally promote the fact that GE/Macy's Account Debtors (or other Persons acting on behalf of GE/Macy's Account Debtors) may make In-Store Payments. At the time that any In-Store Payment is made, the FDS Companies shall give the Person making such In-Store Payment a receipt which will comply with applicable Law and, upon reasonable prior notice by GE Bank, state that "In-store payments are accepted by Federated Department Stores, Inc. as a convenience for account holders and are not deemed received or accepted by the creditor until actually received by such creditor." The FDS Companies shall have no right, title or interest in any In-Store Payments, and shall take possession of such funds solely as agent on behalf of GE/Macy's Account Debtors for transfer to GE Bank. In those cases where receipts for In-Store Payments are not provided, the FDS Companies and GE Bank shall cooperate in designing and implementing a procedure for providing notification similar to the foregoing to customers who make In-Store Payments.

               (b)  With respect to each Division, on each
Business Day during the term of this Agreement, the aggregate amount of In-Store Payments with respect to such Division shall be deducted in computing the Remittance for such Division, as provided in Section 3.1(a) hereof.

          3.8. Maximum Cardholder Credit Amount.

             (a) The "Maximum Cardholder Credit Amount" with respect to the GE/Macy's Accounts means $[OMISSION] or such greater amount as may be determined pursuant to the provisions of this Section 3.8.

               (b) At the beginning of each fiscal year during the Program, FDS shall deliver to GE Bank a report setting forth in reasonable detail FDS's projected Net Credit Sales on a month-by-month basis for each of the next two years, the "Two-Year Sales Projection"). Promptly following the end of the second quarter of each such fiscal year, FDS shall deliver to GE Bank a report updating the then current Two-Year Sales Projection.

               (c)  GE Bank shall deliver to FDS, within 30
Business Days after its receipt of each Two-Year Sales Projection, a written report setting forth in reasonable detail GE Bank's estimate, based on the Two-Year Sales Projection, of the projected GE/Macy's Gross Receivables at the end of each fiscal month during the two-year period covered by such Two-Year Sales Projection (the "Projected Receivables Balance Statement"). If FDS does not deliver to GE Bank within five Business Days after its receipt of a Projected Receivables Balance Statement, a written objection to such statement, the Projected Receivables Balance Statement shall be deemed to have been accepted by FDS and shall be final and binding on the parties for purposes of this Section 3.8. If FDS delivers to GE Bank within five Business Days after its receipt of a Projected Receivables Balance Statement, a written objection to such statement, FDS and GE Bank shall work together for a period of 10 Business Days after GE Bank's receipt of such objection to attempt to reach agreement on the Projected Receivables Balance Statement. If FDS and GE Bank are unable to agree on the Projected Receivables Balance Statement within such 10 Business Day period, the dispute will be resolved pursuant to Section 9.9. Each Projected Receivables Balance Statement, as either agreed to (or deemed agreed to) by FDS and GE Bank or finalized pursuant to
Section 9.9, shall be referred to as a "Final Projected Receivables Balance Statement".

               (d)  If (i) the Final Projected Receivables
Balance Statement indicates that the GE/Macy's Gross Receivables at the end of any month during the two-year period covered by the Two-Year Sales Projection will be equal to or greater than 90% of the Maximum Cardholder Credit Amount or (ii) the GE/Macy's Gross Receivables at any time during the term of this Agreement are actually equal to or greater than 90% of the Maximum Cardholder Credit Amount, then GE Bank shall deliver written notice to FDS (the "Maximum Amount Notice") not later than 60 days after the occurrence of the earliest of the events described in clause (i) or (ii) above, stating either that GE Bank will (x) permanently increase the Maximum Cardholder Credit Amount (and specifying the increased Maximum Cardholder Credit Amount and the date on which it will be effective) or (y) not increase the Maximum Cardholder Credit Amount.

               (e) In the event that GE Bank elects to increase the Maximum Cardholder Credit Amount, the Maximum Cardholder Credit Amount shall, effective as of the date specified by GE Bank in the Maximum Amount Notice, be automatically increased to the amount set forth on the Maximum Amount Notice, provided that such revised Maximum Cardholder Credit Amount shall in no event be less than 111% of the maximum projected GE/Macy's Gross Receivables contained in the Final Projected Receivables Balance Statement or the then actual GE/Macy's Gross Receivables, as the case may be.

               (f)  In the event that GE Bank elects not to
increase the Maximum Cardholder Credit Amount, FDS and GE Bank shall work together, in good faith for a period of 60 days after GE Bank has delivered the Maximum Amount Notice, to agree upon a mutually acceptable means of reducing the maximum projected GE/Macy's Gross Receivables for the relevant two-year period below 90% of the Maximum Cardholder Credit Amount (the "Maximum Cardholder Credit Solution"). A Maximum Cardholder Credit Solution may include, without limitation, securitizing the GE/Macy's Receivables, or any other mutually acceptable means through which a Maximum Cardholder Credit Solution may be achieved other than by limiting the authorized credit amount under any then existing GE/Macy's Accounts. If GE Bank and FDS have worked together in good faith to reach a mutually agreeable Maximum Cardholder Credit Solution for a period of 60 days after GE Bank has delivered the Maximum Amount Notice but have failed to do so (i) all Macy's Accounts opened after such 60 day period shall be FDS/Macy's Accounts until such time, if any, as GE/Macy's Gross Receivables are less than 90% of the Maximum Cardholder Credit Amount and (ii) GE Bank may take any action with respect to GE/Macy's Accounts, other than limiting the authorized credit amount as permitted under the Credit and Collection Policy under any then existing GE/Macy's Accounts, that GE Bank may consider necessary to avoid having the GE/Macy's Gross Receivables exceed the Maximum Cardholder Credit Amount, including, but not limited to, ceasing to open new GE/Macy's Accounts.

          3.9. Ownership of GE/Macy's Accounts and GE/Macy's
Receivables.

             (a) All transactions and borrowings in connection with the GE/Macy's Accounts and the GE/Macy's Receivables shall create the relationship of debtor and creditor between each GE/Macy's Account Debtor and GE Bank, respectively, and GE Bank shall be the owner of all the GE/Macy's Accounts and the GE/Macy's Receivables and, except as otherwise specifically provided herein, shall have all rights, powers, and privileges with respect thereto as such owner, including, without limitation, the right at any and all times to receive directly payments on GE/Macy's Accounts from GE/Macy's Account Debtors. In this regard, GE Bank shall bear all risks of collections of GE/Macy's Receivables other than with respect to Eligible Chargeback GE/Macy's Receivables. Each FDS Company acknowledges and agrees that it has no right, title or interest in or to
(i) any of the GE/Macy's Accounts or the GE/Macy's Receivables, or (ii) any payments made by GE/Macy's Account Debtors with respect to the GE/Macy's Accounts or the GE/Macy's Receivables.

          (b) GE Bank and the FDS Companies acknowledge that under the Program GE Bank extends credit directly to GE/Macy's Account Debtors. However, in the unlikely event it were ever to be determined by a final order of a court of competent jurisdiction that FDS (or the FDS Companies) is deemed to be extending credit directly to GE/Macy's Account Debtors, the FDS Companies and GE Bank acknowledge and agree that GE Bank shall be deemed to be purchasing the receivables created by such arrangements and that GE Bank's remittances pursuant to this Agreement shall be deemed to be payment for the purchase of such receivables and GE Bank shall be deemed to have purchased such receivables effective when GE Bank incurred the obligation to make payment therefor. In this regard, GE Bank and the FDS Companies agree that, on or before the date of this Agreement, and thereafter from time to time, they will execute and file such financing statements under the UCC as would be necessary and appropriate to protect GE Bank's interest to the same extent as if GE Bank was purchasing such receivables.

          3.10.     Ownership of FDS/Macy's Accounts and Related
Receivables

          . FDS Bank shall be the owner of all the FDS/Macy's Accounts and the receivables relating thereto and, except as otherwise specifically provided herein, shall have all rights, powers, and privileges with respect thereto as such owner, including without limitation, the right at any and all times to receive directly payments on FDS/Macy's Accounts. GE Bank acknowledges and agrees that it has no right, title or interest in or to (i) any of the FDS/Macy's Accounts or FDS/Macy's Receivables or (ii) any payments made by account holders with respect to FDS/Macy's Accounts.

          3.11.     Receipt of Payments

          . (a) The primary and exclusive right to receive payments from GE/Macy's Account Debtors with respect to GE/Macy's Receivables shall be vested in GE Bank. In this regard, GE Bank shall be entitled to retain for its account all finance charges, returned check fees, late fees and any other fees and other income collected, if any, with respect to the GE/Macy's Accounts and the GE/Macy's Receivables.

               (b) The primary and exclusive right to effect collection of FDS/Macy's Receivables shall be vested in FDS Bank. In this regard, FDS Bank shall be entitled to retain for its account all finance charges, returned check fees, late fees and any other fees and other income collected, if any, with respect to the FDS/Macy's Receivables.

                             ARTICLE
                               IV.

                      OPERATING PROCEDURES

          4.1. GE Bank's Responsibilities

          . (a) GE Bank, either itself or through designees (subject to the provisions of Section 4.11), shall operate (except as may otherwise be explicitly provided herein) all credit operations and facilities with respect to the GE/Macy's Accounts. All such operations shall be conducted in a high quality, ethical manner, in such a way as not to disparage or embarrass the Retailers or their name, and with a level of service to GE/Macy's Account Debtors and Retailers that is not less than the level of service provided to GE/Macy's Account Debtors by GE Bank prior to the date hereof. GE Bank's responsibilities shall include, without limitation, providing the following services during the term of this Agreement: (i) marketing and credit promotions, (ii) account approval and set-up, (iii) purchase authorizations, (iv) customer service, (v) systems services, (vi) billing statement processing and mailing,
(vii) credit card processing and mailing, (viii) payment processing and (ix) collections. After due consideration, GE Bank has identified GE Capital and FACS as appropriate designees to perform certain services hereunder and GE Bank shall, in order to assure continued compliance with safety and soundness and related regulatory requirements applicable to GE Bank, regularly monitor the performance by GE Capital and/or FACS of any such services. The parties acknowledge that as of the date hereof GE Bank has retained GE Capital and FACS to perform certain of GE Bank's credit service responsibilities hereunder other than collections (the "Collection Services"). The terms and conditions applicable to the performance by GE Bank of Collection Services are set forth on Annex I hereto.

               (b) Provided GE Bank complies with the provisions of this Agreement and with applicable Law, the rejection of any GE/Macy's Credit Card Application, for any reason whatsoever, shall not give rise to any claim, liability, demand, offset, defense, or counterclaim by any Retailers against GE Bank or its Affiliates.

          4.2. Retailers' Responsibilities

          . (a) Retailers, jointly and severally, in accordance with the terms and conditions hereof (including, without limitation, Article II hereof), shall perform all in-store credit services, including services in Retailers' stores that generate GE/Macy's Accounts, in a high quality, ethical manner, in such a way as not to disparage or embarrass GE Bank or its name, and with a level of service which is not less than that which is currently provided by Retailers to GE/Macy's Account Debtors and Authorized Users, in order to encourage the creation of Macy's Accounts and encourage and facilitate the use of Macy's Accounts by Macy's Account holders and Authorized Users in accordance with GE Bank's and Retailers' operating procedures as agreed to by the parties from time to time and in accordance with the provisions of this Agreement and the Credit and Collection Policy. Such services shall include, without limitation, the following in-store activities:

                    (i)  promoting, subject to Section 4.5, and
accepting Macy's Credit Card Applications, and communicating credit information about prospective Macy's Account holders through electronic means.

                    (ii) Forwarding requests for changes of
address for GE/Macy's Account Debtors or adjustments from GE/Macy's Account Debtors and promptly forwarding all such information.

                    (iii)     Obtaining electronic credit
authorization which authorization shall be obtained by a Retailer through on-line systems or dial-up terminals prior to such Retailer's creation of any GE/Macy's Receivable; provided, however, that in the event of down-time, a Retailer may (A) permit a GE/Macy's Account Debtor to make a purchase in an amount equal to or less than the applicable floor limit established from time to time and (B) permit a GE/Macy's Account Debtor to make a purchase in an amount greater than such floor limit upon receipt of telephonic approval from GE Bank or its designee.

                    (iv) Utilizing only GE/Macy's Credit Card
Documentation in the form approved by GE Bank from time to time
(other than charge, credit and payment receipts).

                    (v)  Assisting GE/Macy's Account Debtors in
communication with GE Bank through a toll free telephone number maintained at a facility in Retailers' retail stores, which shall include providing and maintaining existing types of telecommunication equipment (but not the toll free number) in the retail stores.

                    (vi) Managing in-store hostess programs, if any, to solicit applications for Macy's Accounts.

                    (vii)     Providing special services, if any,
to "preferred" Macy's credit card customers.

                    (viii)    Training and employing sufficient
personnel to promote the creation and use of Macy's Accounts and perform the duties of Retailers hereunder.

                    (ix) Continuing to offer assistance to
customers requesting applications for Macy's Accounts and resolution of credit-related problems.

                    (x)  Displaying promotional material related
to Macy's Accounts prominently in appropriate areas of retail stores attractive to, and frequented by, customers of Retailers as determined in the Retailer's reasonable discretion.

                    (xi) Providing all Macy's charge slips and credit slips for use in the Program.

                    (xii)     Promptly advising GE Bank of any
material Litigation (A) concerning Retailers' responsibilities under this Agreement, or (B) which may adversely affect the GE/Macy's Accounts, the GE/Macy's Receivables or the Program.

                    (xiii)    Obtaining proper identification
consistent with the Credit and Collection Policy.

                    (xiv)     Obtaining the account number where
a GE/Macy's Account Debtor does not have his or her GE/Macy's
Credit Card.

               (b)  Each Retailer shall use commercially
reasonable efforts promptly to furnish to, or inform GE Bank of, all material information received by such Retailer relating to the collectibility of a GE/Macy's Account, any changes of address of GE/Macy's Account Debtors, and notices of filings under the Bankruptcy Code with respect to GE/Macy's Account Debtors.

               (c) Retailers shall keep GE/Macy's Charge Slips, GE/Macy's Credit Slips, and all other GE/Macy's Account Documentation and/or copies thereof which originally come into Retailers' possession in accordance with the terms and conditions of the Credit and Collection Policy. Retailers shall keep all such originals or copies of GE/Macy's Credit Slips, GE/Macy's Charge Slips and other GE/Macy's Account Documentation free and clear of any Liens (other than Liens in favor of GE Bank). Retailers, jointly and severally, shall make sufficient arrangements with respect to such GE/Macy's Charge Slips, GE/Macy's Credit Slips and other GE/Macy's Account Documentation so that Retailers shall be able to deliver such items to GE Bank within 30 days after GE Bank's request therefor (or such shorter period of time as may be required by any Governmental Authority).

               (d) Provided Retailers comply with the provisions of this Agreement and with applicable Law, the rejection of any GE/Macy's Credit Card Application, for any reason whatsoever, shall not give rise to any claim, liability, demand, offset, defense, or counterclaim by GE Bank against any Retailers, except to the extent based on in-store acts or omissions of Retailers not expressly permitted by the Credit and Collection Policy.

          4.3. Policy Committee

               . (a) As promptly as practicable after the date hereof, FDS and GE Bank shall organize a policy committee (the "Policy Committee") which shall consist of four members. The members of the Policy Committee shall be: the Authorized GE Person, the GE Designee, the Authorized FDS Person, and the Chief Financial Officer of FDS. If the Authorized GE Person and/or the GE Designee cannot attend a meeting of the Policy Committee, GE Bank shall be entitled to send other representative(s) to such meeting. If the Authorized FDS Person and/or the Chief Financial Officer of FDS cannot attend a meeting of the Policy Committee, FDS shall be entitled to send other representative(s) to such meeting.

               (b) Two members of the Policy Committee, one of whom shall be an FDS designee and the other a GE Bank designee, present at a meeting either in person or by proxy, shall be required for a quorum for the transaction of business at any meeting of the Policy Committee, which meetings may be held in person or by means of telephonic conference call in which all parties can communicate with each other. The approval of all members of the Policy Committee present at a meeting of the Policy Committee shall constitute the act of the Policy Committee.

               (c) FDS and GE Bank shall each be permitted to call meetings of the Policy Committee at any time during the term of this Agreement by delivery of at least 10 Business Days prior written notice to the other, which notice shall be deemed waived by attendance at any such meeting by the members of the Policy Committee.

               (d) The Policy Committee may designate all or a portion of its authority from time to time to FDS's and GE Bank's respective marketing, risk and collection managers. Any authority not expressly delegated by the Policy Committee shall remain with the Policy Committee.

          4.4. Credit and Collection Policy

               . (a) The Credit and Collection Policy shall govern all aspects of the Program that are addressed therein.
The parties acknowledge that notwithstanding the fact that the GE/Macy's Accounts and GE/Macy's Receivables are owned by GE Bank and that the Program is conducted by GE Bank, there may be certain changes over time to the Program which could have a substantial adverse competitive, economic or other impact on FDS, and that to protect FDS's interests as a seller of Merchandise, FDS and GE Bank have agreed that neither GE Bank, on the one hand, nor the FDS Companies on the other hand, may amend or modify any of the Major Credit and Collection Policies, or fail to follow or implement any of the Major Credit and Collection Policies, without the prior consent of the Policy Committee.

               (b) Subject to the foregoing, each party may amend or modify any provision of the Credit and Collection Policy (other than the Major Credit and Collection Policies) that governs the provision or performance of any services being provided or performed by such party, provided that such party uses its commercially reasonable efforts to provide the other party with prior notice of any such amendments or modifications. FDS Bank and GE Bank agree to cause the Policy Committee to meet promptly following the end of each fiscal quarter in order to review all changes to the Credit and Collection Policy made during the preceding quarter and to update the Credit and Collection Policy to reflect all such changes.

               (c) Notwithstanding the foregoing, GE Bank may, with respect to the GE/Macy's Accounts, and FDS Bank may, with respect to the FDS/Macy's Accounts, take any action or effect any modification to the Credit and Collection Policy (including to the Major Credit and Collection Policies) without the approval of the Policy Committee, but after prior consultation and discussion with the Policy Committee, which GE Bank or FDS Bank, as the case may be, believes in good faith, after consultation with counsel, are required by Law.

               (d) The Credit and Collection Policy shall at all times be applicable to all GE/Macy's Accounts and FDS/Macy's Accounts without distinction, except to the extent (i) one party has required that its accounts be treated differently pursuant to
Section 4.4(c) or (ii) the parties otherwise agree in writing.

          4.5. Marketing Programs and Procedures.

                 Each party acknowledges and agrees that all credit offers, pre-screens and other account marketing programs related to Macy's Accounts (other than advertising) will be developed by FDS Bank in consultation with GE Bank with the intent of supporting achievement of the applicable Target Percentages in a manner consistent with equitable distribution across Macy's markets that ensures portfolio risk and performance distribution for GE Bank that is no worse than for FDS Bank (subject to differences in the Credit and Collection Policy applicable to only the GE/Macy's Accounts or the FDS/Macy's Accounts effected pursuant to the provisions of Section 4.4).
The final form of all such programs shall require the approval of GE Bank, provided that if GE Bank does not provide notice to FDS Bank of GE Bank's approval or disapproval, as the case may be, of any such proposed marketing program within five Business Days after the delivery of such program in its final form by FDS Bank to an Authorized GE Person, such program shall be deemed to have been approved by GE Bank. In this regard, FDS Bank agrees to apply similar resources (both economic and otherwise) to marketing GE/Macy's Accounts as it applies to marketing FDS/Macy's Accounts and to continue marketing efforts and support comparable to historical levels.

          4.6. GE/Macy's Account Debtor Lists

          . (a) During the term of this Agreement, GE Bank shall be entitled to utilize the list of names and addresses of the GE/Macy's Account Debtors (the "GE/Macy's Account Debtor List") solely in connection with the performance of GE Bank's obligations under this Agreement and GE Capital's performance of its obligations under the GE Capital Services Agreement and the GE Capital/GE Bank Services Agreement (including, without limitation, for purposes of effecting collections of all GE/Macy's Receivables) without prior approval of any FDS Company and GE Bank shall not utilize the GE/Macy's Account Debtor List directly or indirectly for purposes of providing (or soliciting others to provide) any other credit program or any other goods or services. During the term of this Agreement, FDS shall have the right to utilize, or permit the utilization of, the GE/Macy's Account Debtor List for any purpose at its sole discretion other than directly or indirectly providing (or soliciting others to provide) any Non-Permitted Credit Program to any Person, provided that without the prior approval of GE Bank, FDS shall not
(i) use, or permit the use by any Person of, the GE/Macy's Account Debtor List for the purpose of providing credit to any Person, (ii) sell or lease the GE/Macy's Account Debtor List to any Person or entity which is in (or intends to be in) the principal business of providing credit (it being agreed by FDS that if it sells or leases the list to any Person which is in (or intends to be in) the business of providing credit but not as a principal business, such Person shall, as a condition to receiving the list, agree to be bound by the terms and conditions of this Section 4.6(a)) or (iii) use, or permit the use of, the GE/Macy's Account Debtor List for the purpose of engaging in any of the activities contemplated by the Agreement other than pursuant to the terms of the Agreement.

               (b)  If this Agreement is terminated for any
reason and, in connection with such termination, FDS or a designee has purchased all or substantially all of the GE/Macy's Accounts and GE/Macy's Receivables as of the date of such termination, the GE/Macy's Account Debtor List shall, upon such termination, be the sole and exclusive property of FDS or the designee of FDS, as the case may be, and GE Bank shall thereafter have no right to utilize the GE/Macy's Account Debtor List for any purposes other than with respect to GE/Macy's Accounts and GE/Macy's Receivables not purchased by FDS or its designee. If, however, in such circumstances, FDS or a designee has not purchased all or substantially all of the GE/Macy's Accounts and GE/Macy's Receivables as of the date of such termination, the GE/Macy's Account Debtor List shall, upon such termination, be the sole and exclusive property of GE Bank, GE Bank shall thereafter have the right to utilize the GE/Macy's Account Debtor List for any purposes whatsoever without any compensation to the FDS Companies or any other Person, and the FDS Companies shall thereafter have no right to utilize the GE/Macy's Account Debtor List for any purposes (other than selling or promoting the sale of Merchandise in the ordinary course of their business), and may not, in such circumstances, utilize the GE/Macy's Account Debtor List in connection with directly or indirectly providing (or soliciting others to provide) any credit program to any GE/Macy's Account Debtor for a period of three years after the Agreement has been terminated.

               (c) GE Bank and the FDS Companies agree that if the Agreement is terminated for any reason, and in any case the FDS Companies elect to purchase the GE/Macy's Receivables and GE/Macy's Accounts in accordance with the provisions of this Agreement and GE Bank is prohibited from conveying to FDS or a designee any GE/Macy's Accounts or GE/Macy's Receivables, under applicable Law, GE Bank shall continue for a reasonable period of time to be obligated to sell, and FDS shall continue to be obligated to purchase GE/Macy's Accounts and GE/Macy's Receivables on the terms and conditions provided in this Agreement and the FDS Companies and GE Bank shall work together in good faith for a reasonable period of time to try to remove such legal impediment and convey the effected GE/Macy's Accounts and/or GE/Macy's Receivables promptly thereafter.

          4.7. Inserts and Mailers

          . (a) All space available for promotional inserts and messages in each periodic billing statement sent to GE/Macy's
Account Debtors shall be utilized based on the following order of priority:

                    (i)  First, any inserts or messages that GE
Bank, in its sole judgment, determines are required by Law to be included in a periodic billing statement shall be included and shall have priority over all other inserts and messages;

                    (ii) Second, any inserts or messages that any FDS Company is contractually required to include in a periodic billing statement pursuant to the terms of any Contract which is in effect on the date hereof shall be included;

                    (iii)     Third, any inserts or messages that
FDS in its sole discretion determines should be included in a periodic billing statement shall be included; and

                    (iv) Fourth, any inserts or messages with respect to programs approved by FDS and GE Bank for inclusion in a periodic billing statement shall be included.

               (b)  All inserts to be included by the FDS
Companies in Macy's Account periodic billing statements shall be available for review by GE Bank at a time reasonably prior to the applicable billing date. All inserts to be included by GE Bank in Macy's Account periodic billing statements shall be available for review by FDS at a time reasonably prior to the applicable billing date.

               (c) Any additional incremental postage costs and other expenses incurred by GE Bank as a result of the inclusion of items provided to GE Bank by the FDS Companies pursuant to this Section 4.7 shall be borne solely by FDS.

          4.8. Certain Cross Servicing Arrangements

               . The provisions of this Section 4.8 shall be applicable (i) from the date hereof until the date that all Macy's Accounts have been converted to the FDS system and
(ii) from and after such time, as any, that the FACS Services Agreement terminates prior to the termination of this Agreement and GE Bank has converted the GE/Macy's Accounts to its system.

               (a)  Each party agrees that to the extent it
receives inquiries from a customer that holds a Specified Account (as defined below), it will use reasonable efforts to assist such customer with respect to his or her inquiries. In this regard, the FDS Companies shall direct electronic authorization inquiries to the appropriate account servicer based on account ownership for purposes of providing on-line servicing to credit card account holders. If account ownership is undetermined, an account lookup file, to be established and maintained on FDS's computer system, will be utilized by each party. The account lookup file will contain account lookup information with respect to each holder of a Specified Account. The account lookup file shall be accessible to GE Bank and its designees during normal business hours and at other reasonable times upon reasonable request by GE Bank. The account lookup file shall be regularly updated by each party. FDS shall ensure system availability during all store operating hours and shall also provide a "help desk" to assist GE Bank in the event of systems malfunctions. "Specified Accounts" means (i) with respect to inquiries received by GE Bank: either (x) a Jordan Marsh, Broadway, Weinstock's or Emporium private label account or (y) an FDS/Macy's Account and
(ii) with respect to inquiries received by FDS: a GE/Macy's
Account.

               (b) If the account lookup file indicates that the account is a Specified Account, then the party answering the inquiry may provide information on the account to the credit card holder and routine maintenance of the type described on
Schedule 4.8 (or as may otherwise be agreed to by the parties) may be performed on the account by the party answering the inquiry. If adjustments to or decisions on the account beyond those set forth on Schedule 4.8 or otherwise agreed to by the parties are required or requested by the credit card holder, the answering party shall immediately transfer the credit card holder to the account owning party.

               (c) If the account lookup file indicates that the credit card holder has duplicate Specified Accounts owned by both FDS Bank and GE Bank, an account lookup team for each party shall determine which account is the "ongoing" account for purposes of answering the inquiry and the inquiry will be directed to the party owning such account. The determination of which account is "ongoing" for purposes of this Section 4.8(c) shall be made in the same manner as the treatment of duplicate accounts, as described in Schedule 2.3(b) hereof and Section 2.4. The non-owning party may provide information on the account to the credit card holder and routine maintenance of the type described on
Schedule 4.8 (or as may otherwise be agreed by the parties) may be performed on the account by the non-owning party. If adjustments to or decisions beyond those set forth on
Schedule 4.8 or otherwise agreed to by the parties are required or requested by the credit card holder, the answering party shall immediately transfer the credit card holder to the account owning party.

               (d) All expenses incurred by FDS and FDS Bank in connection with providing the services described in this
Section 4.8 shall be borne by FDS and FDS Bank and all such expenses incurred by GE Bank and its designees shall be expenses of the Program.

          4.9. Servicing in the Event FACS Services Agreement
Terminates

               . In the event the FACS Services Agreement terminates prior to the termination of this Agreement, all GE/Macy's Accounts would be serviced by GE Bank pursuant to the terms and conditions of the FACS Services Agreement (with GE Bank being responsible for providing the FACS Services (as defined therein)), provided that in the event that GE Bank fails to perform any of its obligations thereunder, the FDS Companies' only rights with respect thereto shall be to terminate, in accordance with the terms and conditions of the FACS Services Agreement, GE Bank's rights to perform such services and to recommence the provision by FACS of the FACS Services in accordance with the FACS Services Agreement, and such failure shall not give rise to any termination right or other remedy of any of the FDS Companies under this Agreement. All expenses incurred by GE Bank in so servicing the GE/Macy's Accounts shall be expenses of the Program to the extent in conformity with a servicing budget to be agreed upon by the parties.

          4.10.     Servicing in the Event GE Capital/GE Bank
Services Agreement Terminates

               . In the event the GE Capital/GE Bank Services Agreement terminates prior to the termination of this Agreement, all GE/Macy's Accounts would be serviced by FACS as designee of GE Bank pursuant to the terms and conditions of the GE Capital Services Agreement (with FACS being responsible for providing the GE Capital Services (as defined therein)), provided that in the event that FACS fails to perform any of its obligations thereunder, GE Bank's only rights with respect thereto shall be to terminate, in accordance with the terms and conditions of the GE Capital Services Agreement, FACS's rights to perform such services and to recommence the provision of the GE Capital Services by GE Capital in accordance with the GE Capital Services Agreement, and such failure shall not give rise to any termination right or other remedy of GE Bank under this Agreement. All expenses incurred by FACS in so servicing the GE/Macy's Accounts shall be expenses of the Program.

          4.11 Designees

               .  [OMISSION].

          4.12 Other

               . The FDS Companies agree that in the event any of them or any of their Affiliates are providing payment processing and/or collections services with respect to any GE/Macy's Accounts, such parties shall not commingle GE Bank's funds with funds of any other Person and shall maintain the separateness of GE Bank's funds, including, without limitation, by arranging for all such cash management and lockbox arrangements as GE Bank shall reasonably request, provided that the foregoing shall not be deemed to modify or limit the rights of the FDS Companies to accept in-store payments to the extent provided in Section 3.7.


                             ARTICLE
                               V.
                        PROGRAM ECONOMICS

          5.1. Interim Period

          .  The provisions of Sections 5.2 through and including
Section 5.6 shall not become effective until February 2, 1997. From the date hereof through August 3, 1996 (the "Current Interim Period") the "Bank Service Discount" for each month shall be as set forth on Schedule 5.1A and on the fifth Business Day of each fiscal month during such period the Bank Service Discount shall be adjusted to reflect changes in the cost of money as provided in Schedule 5.1B hereto. The parties agree that prior to August 3, 1996 they will amend Schedule 5.1A for the period from August 4, 1996 through February 1, 1997 and that the money cost adjuster described in the preceding sentence will be applicable for such period. In the event the parties cannot agree on an amended Schedule 5.1A at least five days prior to August 4, 1996, the provisions of Sections 5.2 through and including Section 5.6 shall become effective on August 4, 1996.

          5.2. Use of Budgets

          . A budget will be prepared for each six month period of the Program (each, a "Period") in accordance with this Article
V. Each budget will be in the form of Schedule 5.2 hereto. The budget for each Period will include, among other things, (i) a projected discount amount (the "Projected Monthly Discount") in an amount equal to the amount necessary so that, if actual results for such Period equal budgeted amounts for such Period, GE Bank will receive a Bank Net Return for such Period equal to the Target Return, (ii) as an expense of the Program, a service fee (the "FACS Servicing Fee") determined as set forth in the FACS Services Agreement payable by GE Bank to FACS for services to be rendered during such Period by FACS to GE Bank and its Affiliates pursuant to the FACS Services Agreement and (iii) as an expense of the Program, the amount of anticipated expenses to be incurred by GE Bank for each month in the Period determined as set forth in the GE Capital/GE Bank Services Agreement (the "Bank Servicing Expenses"). The Projected Monthly Discount for each month shall be settled, not later than the fifteenth day of such month, by adjusting Remittances.

          5.3. Preparation of Budgets

          . (a) Prior to any party exercising its right to finalize a budget pursuant to Section 5.3(b), FDS and GE Bank will work together in good faith in preparing each budget and related Projected Monthly Discount. In so working together, each party will base its budget proposals on its experiences with similarly situated accounts owned by it. If the parties are able to agree on a budget and related Projected Monthly Discount, then the agreed upon budget and related Projected Monthly Discount shall be the budget and related Projected Monthly Discount for the applicable Period. Each party will use good faith efforts to
(i) promptly provide all information reasonably requested by the other in connection with the preparation of the budget and related Projected Monthly Discount and (ii) incorporate information received from the other party into the preparation of the budget and related Projected Monthly Discount.

               (b) In the event that on or prior to the fifth Business Day of any Period (the "Final Agreement Date") FDS and GE Bank shall not have agreed on a budget and Projected Monthly Discount as provided in Section 5.3(a) for such Period, FDS and GE Bank will, subject to Section 5.6, have the right to finalize the budget (except with respect to the Operating Expense Budget which, absent such agreement, shall equal the Operating Expense Budget for the prior Period) and related Projected Monthly Discount for alternating Periods and GE Bank shall have the right, subject to Section 5.6, to finalize the budget and related Projected Monthly Discount for the initial Period. The party which finalizes the budget and related Projected Monthly Discount for any Period must exercise this right in good faith, based on such finalizing party's experience with similarly situated accounts owned by it. The party finalizing the budget and related Projected Monthly Discount shall provide to the other party, within five Business Days after the Final Agreement Date, the final budget and related Projected Monthly Discount and the assumptions underlying such final budget and related Projected Monthly Discount, as well as the rationale for any changes made to the budget and related Projected Monthly Discount during the preparation of such budget and related Projected Monthly Discount. Notwithstanding the foregoing, each party shall have the right, exercisable one time only during the term of the Agreement, to pass on its right to finalize the budget and related Projected Monthly Discounts for one Period in exchange for the right to finalize the budget and related Monthly Discount for the immediately succeeding Period and then commence alternating Periods based on the revised order. In order to exercise such right, the passing party must provide the other party with written notice thereof at least 30 days prior to the commencement of the applicable Period.

               (c) The parties agree to work together in good faith to agree upon an initial budget of Operating Expenses for the Program, taking into account, among other things, GE Bank's staffing and other requirements reasonably necessary to permit GE Bank to perform all of its ongoing obligations and exercise all of its rights under the Transaction Documents, while providing for GE Bank's safety and soundness. Notwithstanding the foregoing, if the parties are unable to agree on a mutually acceptable initial Operating Expenses budget for the Program, then the initial Operating Expenses budget shall consist of
(i) an amount for administrative functions that equals the amount for such functions provided for in the Operating Expenses budget previously agreed to for the Current Interim Period and
(ii) such other amounts as the parties shall agree. The Operating Expenses budget for the Program as initially determined pursuant to this Section 5.3(c), and as it may be subsequently revised from time to time hereunder, is referred to as the "Operating Expense Budget."

          5.4. Adjustments.

                 (a) During the first five Business Days of each fiscal month (the "Monthly Review Period"), the parties shall review the extent and manner, if any, by which budgeted assumptions for the prior month differed from actual experience for such month. If during the Monthly Review Period FDS and GE Bank agree that, based on the prior month's experiences, the budget and Projected Monthly Discount for the current month should not be adjusted, then no adjustment shall be made, and the budgeted Projected Monthly Discount shall be settled pursuant to
Section 5.2.

               (b) If during the Monthly Review Period FDS and GE Bank agree that based on the prior month's experiences, the budget and Projected Monthly Discount for the then current month is not likely to provide GE Bank with the Target Return for such month, then, prior to the end of the Monthly Review Period, the parties shall adjust the then current month's budget and Projected Monthly Discount by either (i) applying the adjuster formula described on Schedule 5.4(b) hereto to such budget and Projected Monthly Discount, which adjuster formula is designed to adjust the monthly budget on a prospective basis only or (ii) applying a modified form of such adjusted methodology (any such modifications shall be as mutually agreed to by the parties) to such budget and Projected Monthly Discount in a manner which is prospective only and applicable only with respect to future Remittances (i.e., will be applicable to only the then current month and may not "make-up" for prior months) so that if actual results for the then current month equal budgeted amounts (as so adjusted), GE Bank will receive the Target Return for such month.

               (c) If prior to the end of the Monthly Review Period the parties are unable to agree on the manner in which the then current month's budget and Projected Monthly Discount should be adjusted, then the party that had the right to finalize the six-month budget for the then current Period (whether or not such party actually exercised its right) shall have the right to unilaterally adjust the then current month's budget (except with respect to the Operating Expense Budget which, absent such agreement, shall equal the Operating Expense Budget for the prior month) and Projected Monthly Discount. Any such adjustment shall be prospective only and applied only with respect to future Remittances (i.e., will be applicable to only the then current month and may not "make-up" for prior months) so that if actual results for the then current month equal budgeted amounts (as so adjusted), GE Bank will receive the Target Return for such month. Any party that exercises its right to unilaterally adjust a monthly budget and Projected Monthly Discount must exercise this right based on the methodology set forth in the immediately preceding sentence in good faith, based on such party's experience with similarly situated accounts owned by it (and must present the other party with written evidence of the recent performance of the adjusting party's similarly situated accounts). Such party shall provide the other party, within five Business Days after the end of the Monthly Review Period, the adjusted monthly budget and Projected Monthly Discount and the assumptions underlying such adjusted budget and Projected Monthly Discount, as well as the rationale for the adjustments thereto.

               (d)  Any adjustments to any monthly budget,
whether made by agreement of the parties pursuant to Section 5.4(b) or unilaterally by one party pursuant to Section 5.4(c), shall require the party or parties effecting the adjustment to deliver an adjustment certificate in the form of Exhibit B hereto.

               (e) In addition to the foregoing, on the fifth Business Day of each fiscal month (unless the adjuster formula described on Schedule 5.4(b) has been applied with respect to such month), the Projected Monthly Discount shall be adjusted prospectively to reflect changes in the cost of money as provided in Schedule 5.4(e) hereto.

               (f) In addition to the foregoing, on or prior to the fifteenth day of each fiscal month, the Projected Monthly Discount for such month shall be adjusted to reflect the amount, if any, by which the actual Bank Servicing Expenses for the immediately preceding month were more or less than the amount for Bank Servicing Expenses budgeted for such immediately preceding month.

          5.5. Determination of Bank Net Return.

            (a) Within 30 days after the end of each Period, GE Bank shall cause to be delivered to FDS a written statement (including appropriate schedules and footnotes) of the Bank Net Return for the immediately preceding Period, audited by (i) KPMG Peat Marwick as long as such firm is then being used by both GE Bank and FDS as their independent public accountants or (ii) if GE Bank and FDS are then both using another firm as their independent public accountants, by such other firm or (iii) if GE Bank and FDS are not then both using the same firm as their independent public accountants, by an independent, nationally recognized certified public accounting firm selected and engaged by GE Bank (a "Net Return Statement"). All fees and expenses payable to such accounting firm shall be expenses of the Program.

               (b) Upon receipt of each Net Return Statement, FDS and its accountants shall, subject to the provisions of
Section 12.1 hereof, be permitted during the succeeding 15-day period (the "Audit Period") to have reasonable access, during normal business hours, with reasonable advance notice, in such a manner as to minimize interference with normal business operations, to examine the records, files and books of account of GE Bank and shall have access to partners and employees of GE Bank's accountants and to the work papers, audit program and other documents prepared by GE Bank's accountants in the course of its audit of the Net Return Statement. During the Audit Period, GE Bank and GE Bank's accountants shall be permitted to be present during such examinations by FDS and its accountants.

               (c) If FDS does not deliver written notice to GE Bank within five Business Days after the end of an Audit Period which states that FDS objects to the Net Return Statement, and sets forth in reasonable detail the basis for such objection (a "Net Return Dispute Notice"), such Net Return Statement shall be deemed to have been accepted by FDS and shall be final and binding on the parties for purposes of this Section 5.5. If FDS delivers to GE Bank a Net Return Dispute Notice within five Business Days after the end of any Audit Period, FDS and GE Bank shall work together for a period of 20 days from GE Bank's receipt of the Net Return Dispute Notice to attempt to reach agreement on the Net Return Statement. If FDS and GE Bank are unable to agree on the Net Return Statement within such 20 day period, the dispute will be resolved pursuant to Section 9.9.

          5.6. Loss of Right to Finalize Budget and Related
Projected Monthly Discount

          . (a) Notwithstanding the provisions of Section 5.3(b), if (i) at the end of any Period the Bank Net Return for the Period (as set forth in the final Net Return Statement for such Period) is less than [OMISSION]% (on an annualized basis) and (ii) either (x) FDS exercised its right to unilaterally adjust one or more monthly budgets and Projected Monthly Discounts during such Period and, but for the Bank Net Return realized for the month(s) that FDS exercised such right, the Bank Net Return for the Period would have been greater than [OMISSION]% (on an annualized basis), or (y) FDS exercised its right to unilaterally finalize the budget for the Period, then FDS shall lose the right to finalize the budget and related Projected Monthly Discount for one future Period to which it would have otherwise been entitled (up to a maximum loss of three Periods to which it would have otherwise been entitled) for each 1% or portion thereof that such Bank Net Return is less than [OMISSION]% (on an annualized basis). Notwithstanding the provisions of Section 5.3(b), if (i) at the end of any Period the Bank Net Return for the Period (as set forth in the final Net Return Statement for such Period) is greater than [OMISSION]% (on an annualized basis) and (ii) either (x) GE Bank exercised its right to unilaterally adjust one or more monthly budgets and Projected Monthly Discounts during such Period and, but for the Bank Net Return realized for the month(s) that GE Bank exercised such right, the Bank Net Return for the Period would have been less than [OMISSION]% (on an annualized basis), or (y) GE Bank exercised its right to unilaterally finalize the budget for the Period, then GE Bank will lose the right to finalize the budget and related Projected Monthly Discount for one future Period to which it would have otherwise been entitled (up to a maximum loss of three Periods to which it would have otherwise been entitled) for each 1% or portion thereof that such Bank Net Return is greater than [OMISSION]% (on an annualized basis). The loss by one party of the right to unilaterally finalize the budget and Projected Monthly Discounts for a Period pursuant to this Section 5.6(a) is referred to as a "Period Penalty."

               (b) If the Bank Net Return for any Period with respect to which FDS is subject to a Period Penalty exceeds [OMISSION]% (on an annualized basis), then FDS will cease to be subject to one Period Penalty for each 1% or portion thereof that such Bank Net Return exceeded [OMISSION]% (on an annualized basis). If the Bank Net Return for any Period with respect to which GE Bank is subject to a Period Penalty is less than [OMISSION]% (on an annualized basis), then GE Bank will cease to be subject to one Period Penalty for each 1% or portion thereof that such Bank Net Return is less than [OMISSION]% (on an annualized basis).

          5.7. Special Provisions

          . From the beginning of the third fiscal quarter of 2004 until the termination of this Agreement, the provisions of Sections 5.4 and 5.6 shall be modified as follows:

               (a)  Notwithstanding the provisions of Section
5.4, the parties shall alternate having the right to unilaterally adjust monthly budgets and Projected Monthly Discounts
(irrespective of which party has the right to finalize the budget for the Period).

               (b) Within five Business Days after the end of each fiscal month, GE Bank shall deliver to FDS a statement setting forth GE Bank's good faith determination of the Bank Net Return for the prior month, based on the books and records prepared for GE Bank's internal auditors. If (i) any such statement indicates that the Bank Net Return for the applicable month was less than [OMISSION]% (on an annualized basis) and (ii) FDS had exercised its rights to unilaterally adjust the budget and Projected Monthly Discount for such month, then FDS shall lose the right to finalize the budget and Projected Monthly Discount for one future month (up to a maximum loss of three months to which it would have otherwise been entitled) for each 1% or portion thereof that such Bank Net Return was less than [OMISSION]% (on an annualized basis). If (i) any such statement indicates that the Bank Net Return for the applicable month was greater than [OMISSION]% (on an annualized basis) and (ii) GE Bank had exercised its rights to unilaterally adjust the budget and Projected Monthly Discount for such month, then GE Bank shall lose the right to finalize the budget and Projected Monthly Discount for one future month (up to a maximum loss of three months to which it would have otherwise been entitled) for each 1% or portion thereof that such Bank Net Return was greater than [OMISSION]% (on an annualized basis). The loss by any party of the right to unilaterally adjust a future monthly budget and Projected Monthly Discount pursuant to this Section 5.7(b) is referred to as a "Monthly Penalty."

               (c) If (i) any party receives a Monthly Penalty and (ii) the final Net Return Statement for the Period covering the fiscal month which caused the Monthly Penalty indicates that GE Bank's calculation of the Bank Net Return for such month was not accurate and that the Monthly Penalty should not have been assessed, then the party who received the Monthly Penalty in error shall have the right to unilaterally adjust one additional monthly budget and Projected Monthly Discount for each Monthly Penalty that was so assessed in error.

          5.8. Revenue Enhancement Programs

               . For purposes hereof, a "Revenue Enhancement Program" means a program that yields sundry income from solicitations to sell services such as offers to sell credit card protection, auto and travel clubs and similar services and which do not relate to Merchandise. During the term of the Agreement, the decision to adopt any program that relates to merchandise sold through billing statements or other mail or telephone solicitations shall be made exclusively by FDS. During the term of the Agreement, the decision to adopt any new Revenue Enhancement Program for the Program shall be made by FDS subject to the following: [OMISSION]. Notwithstanding the foregoing, no Revenue Enhancement Program shall be implemented which GE Bank believes, in its good faith judgment, would embarrass or disparage GE Bank or any of its Affiliates in any respect or would violate any provision of applicable Law. FDS agrees to provide GE Bank with a description of each such Revenue Enhancement Program and with copies of all consumer materials relating to Revenue Enhancement Programs prior to the date such programs are commenced. No revenue from any Revenue Enhancement Program will be taken into account in calculating the Bank Net Return and all such revenue (except as provided in Section 9.10 of the GE Capital Services Agreement) shall be revenue of FDS unless the parties otherwise agree.

          5.9. GE Bank Capital Structure

          . GE Bank's capital structure for the Program, after taking into account the Deemed Equity Amount, shall consist of various tranches of fixed rate debt and floating rate debt as determined from time to time by GE Bank in consultation with FDS in order to minimize overall funding costs and refinancing risks of the Program.

          5.10.     Calculation of GE Bank's After-Tax Income

          . In calculating GE Bank's net after-tax income from the Program with respect to any Period (i) the following shall be deemed revenue of the Program for such Period: (A) Finance Charge Income for such Period, (B) all revenue from Fees (after deducting therefrom late fee and returned check fee write-offs) for such Period, (C) the amount of all Bank Service Discounts and Projected Monthly Discounts, for such Period, and (D) any other items designated as revenue of the Program pursuant to this Agreement with respect to such Period, (ii) the following items shall be deemed expenses of the Program with respect to such
Period: (A) Money Costs for such Period, (B) Operating Expenses for such Period (which, for purposes hereof, shall not exceed 105% of the applicable Operating Expense Budget for such Period and, to the extent such expenses exceed 105% of such applicable Operating Expense Budget, shall not be considered expenses of the Program), (C) overhead for such Period (which for purposes hereof shall be deemed to be, with respect to any Period, an amount equal to [OMISSION] of Average GE/Macy's Net Receivables for such Period, provided that such overhead amount shall not exceed $[OMISSION] with respect to any year), (D) all bank franchise taxes or other taxes, if any (not including penalties or interest incurred due to late filings or non-filings by GE Bank) incurred by GE Bank with respect to the operation of the Program for such Period, (E) all Net Write-Offs plus Reserve Change on GE/Macy's Accounts for such Period, (F) the amount of all FACS Servicing Fees and Bank Servicing Expenses applicable to such Period and
(G) any other items designated as expenses of the Program pursuant to this Agreement with respect to such Period, and (iii) taxes for such Period on GE Bank's income from the Program shall be calculated at the statutory federal, state and local rates in effect during such Period. Following the end of each GE Bank fiscal year, GE Bank shall determine whether the actual amount of taxes paid on GE Bank's income from the Program for any Period in such fiscal year was less than the amount of taxes used to calculate GE Bank's after-tax income for such Period. The amount of any such difference shall be accounted for as a reduction to the Projected Monthly Discount in the Period in which such difference is calculated.

                             ARTICLE
                               VI.
       REPRESENTATIONS AND WARRANTIES BY THE FDS COMPANIES

          On the date hereof, and on the date of each Remittance
(by acceptance by any FDS Company thereof), the FDS Companies, jointly and severally, represent, warrant and covenant to GE Bank as follows:

          6.1. Organization and Good Standing

          . Each FDS Company (a) is a corporation duly organized, validly existing and in good standing under the Law of the state of its incorporation, (b) is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of any of its assets or the nature of the business conducted by it makes such qualification necessary, except where failure to be so qualified or licensed would not have an FDS Material Adverse Effect, and
(c) has all requisite corporate power and authority (i) to own or lease and operate its assets and carry on the business conducted by it as presently being conducted and (ii) to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          6.2. Authorization

          . Each FDS Company has taken all necessary corporate action (including, without limitation, obtaining the approval of its Board of Directors and any consent of its stockholders required by Law or by its Certificate of Incorporation or By-
laws), to authorize the execution, delivery and performance by such FDS Company of this Agreement and the consummation of the transactions contemplated hereby. Each FDS Company has duly and validly authorized, executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such FDS Company enforceable against such FDS Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally.

          6.3. Effect of Agreement

 . The execution, delivery and performance of this Agreement by the FDS Companies and the consummation by the FDS Companies of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of Law to which any FDS Company or any of its property is subject, (b) violate any judgment, order, writ or decree of any Governmental Authority applicable to any FDS Company or any of its property, or (c) result in the breach of, or conflict with, any term, covenant, condition or provision of, accelerate the performance required by, constitute a default under, or result in the creation or imposition of any Lien upon any of the GE/Macy's Accounts or GE/Macy's Receivables pursuant to, the corporate charter or By-laws of any FDS Company or any material Contract to which any FDS Company is a party or by which any FDS Company or its assets or properties is or may be bound.

          6.4. Consents

          . No consent, authorization or approval of, or exemption by, or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by the FDS Companies of this Agreement or the consummation by the FDS Companies of the transactions contemplated hereby except for consents, authorizations, approvals and filings made or obtained prior to the date hereof and except for such failures which would not have an FDS Material Adverse Effect.

          6.5. Executive Offices and Names; Liens

          . The addresses of the chief executive offices and principal places of business of each of the FDS Companies are and will continue to be set forth on Schedule 6.5 hereto (as amended from time to time). The legal name of each FDS Company is and will continue to be set forth on Schedule 6.5 and that name (or such other name as may be set forth on Schedule 6.5 beside its legal name) is the only name under which it conducts business.
No FDS Company has granted to any Person any security interest in any GE/Macy's Account or GE/Macy's Receivable and no Person other than GE Bank has filed any UCC-1 or similar financing statements naming any FDS Company as debtor which covers or purports to cover any GE/Macy's Accounts or GE/Macy's Receivables.

          6.6. Solvency

          . The FDS Companies, taken as a whole, are, and immediately after the consummation of the transactions contemplated hereby, will be, Solvent.

          6.7. Permits, Licenses, Etc

          . The FDS Companies have all Permits that are required to be obtained by or given to any FDS Company in order to perform the FDS Companies' obligations under the Program and to consummate the transactions contemplated hereby, and the FDS Companies are not in violation or default of any such Permits, except for such failures which would not have an FDS Material Adverse Effect.

          6.8. Compliance with Applicable Laws

          . The conduct of the Program by the FDS Companies does not violate any Laws in effect at the time this representation, warranty and covenant is being made or deemed made, except for
(i) such violations as would not have an FDS Material Adverse Effect, (ii) violations which are due to information supplied by GE Bank to FDS by computer transfer or in writing and (iii) violations which relate to the status of the GE/Macy's Accounts prior to the date hereof (other than with respect to matters for which FDS or any of its Affiliates is indemnifying GE Bank under any of the Transaction Documents), provided the FDS Companies make no representations or warranties pursuant to the Section 6.8 with respect to acts or omissions of GE Bank, its Affiliates or their agents. No FDS Company has received any notice of any violation of Law applicable to such FDS Company's participation in the Program and, to the FDS Companies' knowledge, no reasonable basis for the allegation of any such violation exists, except for violations which would not have an FDS Material Adverse Effect. Without limiting the generality of the foregoing, the in-store policies and procedures of the Retailers which relate to the Program do not violate any Laws, except for such violations as would not have an FDS Material Adverse Effect.

          6.9. Litigation

          . There is no Litigation pending before any Governmental Authority or any private arbitration tribunal, or, to the knowledge of any FDS Company, threatened, against, relating to or affecting any FDS Company or any of its Affiliates, the resolution of which would reasonably be expected to have an FDS Material Adverse Effect. Except as set forth on
Schedule 6.9, (a) no FDS Company has been permanently or temporarily enjoined or barred by order, judgment or decree of any Governmental Authority or private arbitration tribunal from engaging in or continuing any conduct or practice in connection with the Program and (b) no order, judgment or decree of any Governmental Authority or private arbitration tribunal exists enjoining any FDS Company from taking or requiring any FDS Company to take any action of any kind with respect to the Program.

          6.10.     GE/Macy's Receivables

          . On the date of each Remittance, each GE/Macy's Receivable being remitted against by GE Bank: (a) is free and clear of any and all Liens incurred or existing by, through or on behalf of, or in favor of any Person, (b) arose in connection with a bona fide sale and delivery of Merchandise by a Retailer to or on behalf of a GE/Macy's Account Debtor or Authorized User, provided that for purposes of this Section 6.10(b), delivery of Merchandise shall be deemed to have occurred on the date of sale with respect to Merchandise which is billed in accordance with FDS's historical, customary practices and shipped to the GE/Macy's Account Debtor within 72 hours of purchase or such longer period as is applicable to special orders or customer requested delayed deliveries, (c) is for a liquidated amount payable in U.S. dollars as stated in the GE/Macy's Account Documentation related thereto, subject to returns, allowances and other adjustments, in the ordinary course of business, (d) did not arise out of any fraud or malfeasance of any customer of any Retailer that would give GE Bank the right of chargeback pursuant to Section 3.5(c)(iv) or any fraud, malfeasance or negligence of any employee or agent of any Retailer, (e) is not subject to any offset, counterclaim or defense against GE Bank, or repurchase or return right (other than pursuant to the FDS Companies' regular return policy), in either case based on any act or omission of any Retailer or any employee or agent of any Retailer in connection with the sale of Merchandise, provided that any GE/Macy's Receivables to be charged back pursuant to this
Section 6.10(e) that involve Merchandise disputes shall be subject to the provisions of Section 3.5(c)(i), and (f) the Face Amount of such GE/Macy's Receivable is net of any employee or similar discount to which the relevant GE/Macy's Account Debtor is or may be or become entitled. Notwithstanding the foregoing, the parties recognize that in the normal course of business the representations set forth in this Section 6.10 may not be true, and the parties agree that as long as the failure of the representations set forth in this Section 6.10 to be true does not have an FDS Material Adverse Effect, GE Bank's sole remedy with respect thereto shall be chargebacks pursuant to Section 3.5.

          6.11.     FDS Parties to Agreement

          . All Affiliates of FDS or any of the FDS Companies that operate, conduct business or make Sales under the Macy's Tradename are parties to this Agreement (except to the extent otherwise permitted by the last sentence of Section 2.3(a)).

                             ARTICLE
                              VII.
            REPRESENTATIONS AND WARRANTIES BY GE BANK

          On the date hereof, and on the date of each Remittance
(by transmittal by GE Bank thereof), GE Bank represents and warrants to the FDS Companies as follows:

          7.1. Organization and Good Standing

          . GE Bank (a) is a banking corporation duly organized, validly existing and in good standing under the Law of the State of Ohio, (b) is qualified or licensed to do business as a foreign banking corporation and is in good standing in each jurisdiction in which the character of any of its assets or the business conducted by it makes such qualification necessary, except where failure to be so qualified or licensed would not have a GE Material Adverse Effect and (c) has all requisite corporate power and authority (i) to own or lease and operate its assets and carry on the business conducted by it as presently being conducted and (ii) to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          7.2. Authorization

          . GE Bank has taken all necessary corporate action (including, without limitation, obtaining the approval of its Board of Directors and any consent of its stockholders required by Law or by its Certificate of Incorporation or By-laws) to authorize the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby. GE Bank has duly and validly authorized, executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of GE Bank enforceable against GE Bank in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Law affecting the enforcement of creditors' rights generally.

          7.3. Effect of Agreement

          . The execution, delivery and performance by GE Bank of this Agreement and the consummation by GE Bank of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of Law to which GE Bank or any of its properties is subject, (b) violate any judgment, order, writ or decree of any Governmental Authority applicable to GE Bank or any of its property, or (c) result in the breach of, or conflict with, any term, covenant, condition or provision of, accelerate the performance required by, constitute a default under, or result in the creation or imposition of any Lien upon any of the FDS/Macy's Accounts or FDS/Macy's Receivables pursuant to GE Bank's Articles of Incorporation, By-laws or any Contract to which GE Bank is a party or by which any of its assets or properties is or may be bound.

          7.4. Consents

          . No consent, authorization or approval of, or exemption by, or filing with, any Governmental Authority or any other Person is required to be obtained by GE Bank in connection with the execution, delivery and performance by GE Bank of this Agreement or the consummation by GE Bank of the transactions contemplated hereby except for consents, authorizations, approvals and filings made or obtained prior to the date hereof and except for such failures which would not have a GE Material Adverse Effect.

          7.5. Solvency

          . GE Bank is, and immediately after the consummation of the transactions contemplated hereby, will be, Solvent.

          7.6. Permits, Licenses, Etc.

            GE Bank has all Permits that are required to be obtained by or given to GE Bank in order to perform its obligations under the Program and to consummate the transactions contemplated hereby, except where such failure would not have a GE Material Adverse Effect.

          7.7. Compliance with Applicable Laws

          . The conduct of the Program by GE Bank does not violate any Laws in effect at the time this representation and warranty is being made or deemed made, except for such violations as would not have a GE Material Adverse Effect, and GE Bank has not received any notice of any violation of Law applicable to its participation in the Program and, to GE Bank's knowledge, no reasonable basis for the allegation of any such violation exists except for violations which would not have a GE Material Adverse Effect, provided that GE Bank makes no representations or warranties pursuant to this Section 7.7 with respect to acts or omissions of any of the FDS Companies or their agents except to the extent taken consistent with express written instructions from an Authorized GE Person.

          7.8. Litigation

          . There is no Litigation pending before any Governmental Authority or any private arbitration tribunal, or, to the knowledge of GE Bank, threatened, against, relating to or affecting GE Bank or its Affiliates, the resolution of which would reasonably be expected to have a GE Material Adverse Effect. GE Bank has not been permanently or temporarily enjoined or barred by order, judgment or decree of any Governmental Authority or private arbitration tribunal from engaging in or continuing any conduct or practice in connection with the Program. Except as set forth on Schedule 7.8, no order, judgment or decree of any Governmental Authority or private arbitration tribunal exists enjoining GE Bank from taking or requiring GE Bank to take any action of any kind with respect to the Program.

          7.9. Facilities.

            GE Bank has all of the necessary facilities, equipment and personnel to provide the Collections Services in accordance with the terms of Annex I hereto.

                             ARTICLE
                              VIII.
                    COVENANTS AND CONDITIONS

          8.1. Further Assurances

          . At any time or from time to time after the date hereof, each party hereto shall, at the request of any other party hereto, execute and deliver any further instruments or documents and take all such further action as the requesting party may reasonably request in order to evidence or give effect to the consummation of the transactions contemplated hereby.

          8.2. Covenants of the FDS Companies

          . The FDS Companies, jointly and severally, covenant and agree that, unless GE Bank shall otherwise consent in writing, from and after the date hereof until the termination of this Agreement:

               (a) The FDS Companies shall cooperate in all reasonable respects with GE Bank promptly to resolve all disputes with GE/Macy's Account Debtors.

               (b) Each FDS Company shall, and shall cause each of its Affiliates to, keep proper records, files and books of account in which full, true and correct entries shall be made of all dealings and transactions in relation to the GE/Macy's Accounts, the GE/Macy's Account Documentation, the GE/Macy's Receivables and the Program.

               (c)  In connection with the Program, each FDS
Company shall comply in all material respects with all requirements of Law.

               (d) No FDS Company shall permit or agree to any extension, compromise or settlement, or make any change or modification of any kind or nature with respect to any GE/Macy's Account, GE/Macy's Credit Card Documentation or GE/Macy's Receivable, including any of the terms relating thereto (other than (i) in the case of GE/Macy's Receivables, in connection with returns, exchanges of Merchandise or adjustments to GE/Macy's Accounts made in the ordinary course of business, and
(ii) pursuant to the provisions of this Agreement, the Credit and Collection Policy and the FACS Services Agreement).

               (e) Without 30 days' prior written notice to GE Bank, (i) no FDS Company shall transfer its executive offices or principal place of business to any location other than those set forth in Schedule 6.5 hereto with respect to it and (ii) no FDS Company shall change its corporate name; and, notwithstanding (i) and (ii) hereof, no change may be effected before the applicable FDS Company shall have furnished to GE Bank signed copies of all filings and all actions as GE Bank may reasonably determine to be necessary or appropriate to preserve and maintain at all times the perfection and priority of the Liens granted or purported to be granted to GE Bank pursuant to the Purchase Agreement with respect to the GE/Macy's Accounts and the GE/Macy's Receivables and the parties agree that, upon consummation of all other actions required to be taken pursuant to this Section 8.2(e),
Schedule 6.5 will be amended so that the representations and warranties set forth in Section 6.5 are true and correct. During the term of this Agreement, the FDS Companies shall use their commercially reasonable efforts to provide GE Bank with reasonable advance notice prior to opening any store in a state other than in which the FDS Companies maintain a store on the date hereof.

               (f)  No FDS Company shall change its name,
identity or structure in any manner that might make any financing statement filed to preserve and maintain the perfection and priority of any Liens, if any, granted or purported to be granted to GE Bank under the Purchase Agreement seriously misleading within the meaning of Section 9-402(7) (or comparable provision) of the UCC unless such FDS Company shall have given GE Bank at least 30 days' prior written notice thereof and shall have furnished to GE Bank signed copies of any amendments to such financing statements and all other filings and all other actions as may be necessary to preserve and maintain at all times the perfection and priority of the security interests granted or purported to be granted to GE Bank under the Purchase Agreement.

               (g) All representations, warranties, agreements and covenants of the FDS Companies with respect to (i) GE Bank's Liens, as set forth in Section 6.1(b) of the Purchase Agreement,
(ii) the FDS Companies' undertakings with respect to such Liens, as set forth in Section 6.1(c) of the Purchase Agreement, and
(iii) the FDS Companies' appointment of attorney-in-fact as set forth in Section 6.2 of the Purchase Agreement, are reaffirmed and agreed to by the FDS Parties as of the date hereof with respect to the GE/Macy's Accounts, GE/Macy's Receivables and GE/Macy's Account Documentation and are incorporated by reference herein as if set forth in their entirety herein, without regard to any amendment or termination of any such provision under the Purchase Agreement.

               (h) The FDS Companies, jointly and severally, agree that any Affiliate of FDS that becomes a party to this Agreement after the date hereof shall license to GE Bank, for use with the Program, any such Affiliate's tradenames or marks which are reasonably necessary for the conduct of the Program.

               (i) The FDS Companies agree to be responsible for all acts and omissions of the Licensees in connection with the Program and of any FDS Company with respect to any Licensee, and shall assure that such Licensees comply with the terms and conditions of this Agreement applicable to the Retailers.

          8.3. FDS's Reports and Notices

          .  Until the termination of this Agreement:

               (a) FDS shall deliver to GE Bank, within 45 days after the end of each FDS fiscal quarter a certificate of a senior FDS financial officer stating that, to the best knowledge of such officer, all representations and warranties of the FDS Companies contained herein are true and correct in all material respects and no GE Termination Triggers (or events which, with the passage of time or giving of notice or both, would constitute a GE Termination Trigger) have occurred.

               (b) FDS shall deliver to GE Bank, within 15 days after the sending or filing thereof, copies of all Annual
Reports, Forms 10-K, 10-Q, and 8-K which any FDS Company files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities
Dealers, Inc.

               (c) FDS shall provide GE Bank with copies of all annual business plans and related financial forecasts which FDS provides to any of its commercial bank lenders within five days after FDS has so provided such information to such lenders.

               (d) If during the term of this Agreement, FDS ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, FDS shall continue to deliver to GE Bank such financial statements as FDS would have been required to file with the Securities and Exchange Commission if it were so subject, such delivery to occur within 15 days after the date FDS would have been so required to file with the Securities and Exchange Commission.

          8.4. Covenants of GE Bank

          . GE Bank covenants and agrees that, unless FDS shall otherwise consent in writing, from and after the date hereof until the termination of this Agreement:

               (a) GE Bank shall deliver to FDS, within 45 days after the end of each FDS fiscal quarter a certificate of a senior financial officer of GE Bank stating that, to the best knowledge of such financial officer, all representations and warranties of GE Bank contained herein are true and correct in all material respects and no FDS Termination Triggers (or events which, with the passage of time or giving of notice or both, would constitute an FDS Termination Trigger) have occurred.

               (b) GE Bank shall cooperate in all reasonable respects with the FDS Companies promptly to resolve all disputes with GE/Macy's Account Debtors.

               (c) GE Bank shall keep proper records, files and books of account in which full, true and correct entries shall be made of all dealings and transactions in relation to the GE/Macy's Accounts, the GE/Macy's Account Documentation, the
GE/Macy's Receivables and the Program.

               (d) In connection with the Program, GE Bank shall comply in all material respects with all requirements of applicable Law.

               (e) GE Bank shall continue to extend credit to GE/Macy's Account Debtors in accordance with and subject to the terms of this Agreement.

               (f) GE Bank shall deliver to FDS, within 15 days after the public filing thereof, copies of all publicly available portions of GE Bank's quarterly call reports.

               (g) GE Bank shall not permit or agree to any extension, compromise or settlement, or make any change or modification of any kind or nature with respect to any GE/Macy's Account, GE/Macy's Credit Card Documentation or GE/Macy's Receivable, including any of the terms relating thereto (other than pursuant to the provisions of this Agreement, the Credit and Collection Policy and the GE Capital Services Agreement).

          8.5. Conditions Precedent to GE Bank's Obligations

               . GE Bank shall not be required to fulfill its Remittance obligation pursuant to Article III hereof with respect to any GE/Macy's Receivable for which the representations and warranties set forth in Section 6.10 hereof are not true and correct as of the date of such Remittance.

                             ARTICLE
                               IX.
                        OTHER AGREEMENTS

          9.1. Disputes Regarding Contested Amounts

          . (a) FDS and GE Bank shall attempt, in good faith, for the 10 Business Days immediately following the date any Contested Amount Notice is either delivered by FDS to GE Bank or delivered by GE Bank to FDS, to resolve the payment dispute that is the subject of such notice. If the parties do not reach agreement with respect to Contested Amounts which exceed $250,000 in the aggregate, such dispute shall promptly be referred to arbitration. Such arbitration shall be conducted by three arbitrators (the first selected by FDS, the second selected by GE Bank and the third selected by the first two arbitrators) in New York, New York, pursuant to the rules of the AAA, or a similar organization chosen by FDS and GE Bank if the AAA or a successor thereto is not then in existence. The decision of the arbitrators shall be final and binding on the parties to this Agreement, and any party hereto may have such award entered as a judgment in a court of competent jurisdiction and enforce it against the other like any other judgment. Payment of any Contested Amount required to be paid shall be made within five Business Days after the arbitrators' decision (and shall thereupon be deemed to be an Uncontested Amount) and shall include interest calculated at the Prime Rate from the due date on any contested payment. All costs and expenses of the AAA shall be borne equally by the parties and each party shall otherwise bear its own expenses.

               (b) Daily Settlement Statements and/or Monthly Settlement Statements may be made up of both Contested Amounts and Uncontested Amounts. To the extent that a Daily Settlement Statement and/or Monthly Settlement Statement includes a Contested Amount, the disposition of such amount shall be resolved in accordance with Section 9.1(a) hereof and the settlement shall be made without taking into account any Contested Amount.

          9.2. Conversion Expenses

               .  (a) [OMISSION].

               (b)  [OMISSION].

               (c)  Except as expressly provided in
Sections 9.2(a) and 9.2(b), each party will bear its own costs incurred in effecting the systems conversion and the account servicing reorganization contemplated hereby and by the other Transaction Documents. No amounts paid or reimbursed to GE Bank pursuant to this Section 9.2 shall be included in calculating the Bank Net Return.

          9.3. FDS Third-Party Acquisitions; New FDS Affiliates

          . (a) In the event that a Third Party Acquisition is consummated at any time during the term of this Agreement and the acquired stores are converted to the Macy's Tradename, then the FDS Companies shall cause the acquired retailer to (i) execute and deliver to GE Bank instruments reasonably satisfactory to GE Bank pursuant to which such retailer shall agree to be bound by the terms and conditions of this Agreement and (ii) execute and deliver to GE Bank a trademark licensing agreement in form and substance substantially similar to the Amended and Restated Trademark Agreement, but applicable to such retailer's tradenames and marks as may reasonably be required to be used by GE Bank in connection with the Program.

               (b) In the event that any Affiliate of FDS that is not a party to this Agreement on the date hereof (whether now existing or hereafter created) shall operate, conduct business or make Sales under the Macy's Tradename, the FDS Companies shall cause such Affiliate to (i) execute and deliver to GE Bank instruments satisfactory to GE Bank pursuant to which such Affiliate shall agree to be bound by the terms and conditions of this Agreement, and (ii) execute and deliver to GE Bank a trademark licensing agreement in form and substance substantially similar to the Amended and Restated Trademark Agreement, but applicable to such Affiliate's tradenames and marks as may reasonably be required to be used by GE Bank in connection with the Program.

          9.4. Securitization; Participation

          . GE Bank and its Affiliates shall have the right, subject to the provisions of this Section 9.4, without being required to consult with, or receive the approval of, any FDS Company, to securitize, participate or otherwise convey or transfer an interest in, or pledge or create a Lien (a "Conveyance") in respect of any or all of the GE/Macy's Receivables at any time during the term of this Agreement. GE Bank shall provide FDS with reasonable advance notice of the relevant terms of any Conveyance of GE/Macy's Receivables. GE Bank agrees that no Conveyance of GE/Macy's Receivables shall restrict or prohibit the FDS Companies from exercising their rights to purchase GE/Macy's Accounts and GE/Macy's Receivables to the extent provided in this Agreement or otherwise impair the FDS Companies' rights under this Agreement or impose any additional obligations on the FDS Companies (other than notice and other similar ministerial obligations) or require, directly or indirectly, the FDS Companies to assume any obligation under such securitization. For all purposes of this Agreement relating to financial and economic matters, including, without limitation, adjustments to the Projected Monthly Discount pursuant to
Section 5.3 hereof and determination of the capital structure of GE Bank pursuant to Section 5.9 hereof, any securitization or participation shall not be taken into account and all such adjustments, calculations and determinations shall be made as though any such securitization or participation did not occur and the GE/Macy's Receivables subject to such securitization or participation were owned by GE Bank and not subject to such securitization or participation and all income and expenses relating thereto were for the account of GE Bank. Accordingly, all incremental costs and benefits with respect to a securitization or participation will be for the account of GE Bank outside of the Program and will have no impact on FDS. The FDS Companies agree to cooperate with GE Bank and its Affiliates, and to use their commercially reasonable efforts (without being required to incur out-of-pocket costs) to assist GE Bank and its Affiliates, in connection with any Conveyance of GE/Macy's Receivables effected by GE Bank or any of its Affiliates (which do not limit the FDS Companies' rights to purchase GE/Macy's Accounts and GE/Macy's Receivables as provided herein or otherwise impair the FDS Companies' rights under this Agreement or impose an additional obligation on the FDS Companies (other than notice and other similar ministerial obligations)).

          9.5. Continued Liability

          . Notwithstanding any other provision of this Agreement, (a) the FDS Companies shall remain liable under any Contract with any GE/Macy's Account Debtor that relates to the Merchandise purchased by such GE/Macy's Account Debtor (as opposed to the GE/Macy's Credit Card Agreement, GE/Macy's Account or GE/Macy's Receivable), and to the extent set forth in such Contract, the FDS Companies shall perform all of their duties and obligations pursuant thereto to the same extent as if this Agreement had not been executed, (b) the exercise by GE Bank of any of its rights pursuant to this Agreement shall not release any FDS Company from any of its duties or obligations under any Contract with any GE/Macy's Account Debtor that relates to Merchandise purchased by such GE/Macy's Account Debtor, and
(c) GE Bank shall not have any obligation or liability of any nature, secured or unsecured, whether fixed, contingent or otherwise, with respect to any Merchandise other than arising in connection with the repossession thereof by GE Bank or its Affiliates or designees and provided that the FDS Companies shall retain all rights they may have against any Person with respect to Merchandise manufactured or sold by such Person (including, without limitation, General Electric Company and its Affiliates).

          9.6. Audit and Access Rights

          . (a) In addition to the other rights set forth in this Agreement, each FDS Company shall, subject to the confidentiality provisions set forth in Section 12.1 hereof,
(i) permit GE Bank and its designees, and their respective officers, employees, attorneys, accountants and/or other representatives during normal business hours with reasonable advance notice, in such a manner as to minimize interference with such FDS Company's normal business operations, to examine, audit, inspect, copy and make copies of all of the data, records, files and books of account (including, without limitation, non-financial information and any information relating to any calculation required to be made pursuant to the terms of this Agreement) under the control of such FDS Company relating to GE/Macy's Accounts, GE/Macy's Account Debtors, GE/Macy's Receivables and all aspects of the Program and the transactions contemplated by this Agreement, including without limitation, the identity of all Licensees, and (ii) use commercially reasonable efforts to facilitate GE Bank's exercise of such right. The FDS Companies shall use commercially reasonable efforts to deliver any document or instrument necessary for GE Bank to obtain such information from any Person maintaining records for the FDS Companies. The cost and expense of any such examinations shall be expenses of the Program to the extent such costs and expenses are related to work performed by GE Bank or Macy's Credit Services personnel to the extent such personnel are accounted for in the Operating Expense Budget for the applicable period. Notwithstanding anything to the contrary contained herein, FDS Bank shall not be required to provide GE Bank or any other Person with access to information or records to the extent that such access (A) is prohibited by applicable Law, (B) would violate contractual obligations or (C) could reasonably be expected to cause FDS Bank to be a consumer credit reporting agency (or be subject to any similar Laws with respect to consumer privacy) under state and/or federal Law. FDS Bank shall use commercially reasonable efforts (i) to facilitate the maximum level of access by GE Bank in light of constraints under applicable Law and (ii) without being required to incur any costs or expenses, to enter into Contracts that do not restrict FDS Bank's ability to provide GE Bank with access to information. No action taken by (or on behalf of) GE Bank pursuant to this Section 9.6(a) shall diminish or obviate any of the representations, warranties, covenants or agreements of any FDS Company contained herein. Employees of the FDS Companies shall be permitted to be present during the exercise by GE Bank of any of its audit and access rights under this Section 9.6(a).

               (b) In addition to the other rights set forth in this Agreement, GE Bank shall, subject to the confidentiality provisions set forth in Section 12.1 hereof, (i) permit FDS and its designees, and their respective officers, employees, attorneys, accountants and/or other representatives, during normal business hours with reasonable advance notice, in such a manner as to minimize interference with GE Bank's normal business operations, to examine, audit, inspect, copy and make copies of all of the data, records, files and books of account (including, without limitation, non-financial information and any information relating to any calculation required to be made pursuant to the terms of this Agreement) under the control of GE Bank and its Affiliates relating to GE/Macy's Accounts, GE/Macy's Account Debtors, GE/Macy's Receivables and all aspects of the Program and the transactions contemplated by this Agreement and (ii) use commercially reasonable efforts to facilitate FDS's exercise of such right. GE Bank shall use commercially reasonable efforts to deliver any document or instrument necessary for FDS to obtain such information from any Person maintaining records for GE Bank. The cost and expense of all such examinations shall be expenses of FDS. Notwithstanding anything to the contrary contained herein, GE Bank shall not be required to provide FDS or any other Person with access to information or records to the extent that such access (A) is prohibited by applicable Law, (B) would violate contractual obligations or (C) could reasonably be expected to cause GE Bank to be a consumer credit reporting agency (or be subject to any similar Laws with respect to consumer privacy) under state and/or federal Law. GE Bank shall use commercially reasonable efforts (i) to facilitate the maximum level of access by FDS in light of constraints under applicable Law and (ii) without being required to incur any costs or expenses, to enter into Contracts that do not restrict GE Bank's ability to provide FDS with access to information. No action taken by (or on behalf of) FDS pursuant to this Section 9.6(b) shall diminish or obviate any of the representations, warranties, covenants or agreements of GE Bank contained herein. Employees of GE Bank shall be permitted to be present during the exercise by the FDS Companies of their audit and access rights under this
Section 9.6(b).

          9.7. Exclusivity

          . (a) Except for sales by converted stores solely to the extent permitted pursuant to Section 2.3(a), no FDS Company shall, directly or indirectly, accept, or permit to be accepted or utilized by any Person, for any Sales of Merchandise under the Macy's Tradename, any consumer credit, debit or charge account, card or program which carries, refers to or is co-branded with the Macy's Tradename, other than the FDS/Macy's Accounts and GE/Macy's Accounts. No FDS Company shall, directly or indirectly, encourage, promote, market or solicit the use of, for any Sales of Merchandise under the Macy's Tradename, any consumer credit, debit or charge account, card or program other than
(i) pursuant to FDS/Macy's Accounts and GE/Macy's Accounts, subject to the provisions of Section 4.5 and (ii) credit provided by generally accepted multi-purpose credit or charge cards such as American Express, MasterCard, Visa and Discover, or generally accepted multi-purpose debit cards, provided such cards (x) are not co-branded with the Macy's Tradename and (y) are not owned, sponsored, marketed or originated by FDS Bank or any of its Affiliates.

               (b) Notwithstanding the provisions of Section 9.7(a), the FDS Companies may, subject to the approval of the Policy Committee, accept for the Sale of Merchandise a Dual Use Card, provided that (i) the allocation of whether the Macy's Account portion of any such Dual Use Card shall be a GE/Macy's Account or an FDS/Macy's Account shall be made in accordance with the provisions of Article II and (ii) if any Dual Use Cards which carry a GE/Macy's Account are not purchased by FDS following termination of this Agreement, FDS shall either (A) have such cards reissued at FDS's cost so that the GE/Macy's Accounts shall be represented by separate cards or (B) pay, or reimburse GE Bank for, up to $[OMISSION] of GE Bank's actual documented out-of-pocket costs and expenses incurred to so reissue such cards.

               (c)  [OMISSION].

          9.8.  Obligations Subject to Law

          . Notwithstanding any other provision of this Agreement or any of the other Transaction Documents, all of GE
Bank's and the FDS Companies' obligations hereunder and thereunder shall be subject to all provisions of applicable Law.

          9.9.  Dispute Resolution

          . Any dispute which is required to be resolved pursuant to this Section 9.9 shall be resolved (i) by KPMG Peat Marwick as long as such firm is then being used by both GE Bank and FDS as their independent public accountants or (ii) if GE Bank and FDS are then both using another firm as their independent public accountants, by such other firm. If GE Bank and FDS are not then both using the same firm as their independent public accountants, GE Bank and FDS shall jointly select and engage an independent, nationally recognized certified public accounting firm (the "Independent Firm") to resolve any such disputes. If FDS and GE Bank do not jointly select an Independent Firm within five days after the end of any required reconciliation or discussion period, any such disputes shall be resolved by an Independent Firm selected by the President of the AAA or his designee. FDS and GE Bank and their respective accountants shall make readily available to the Independent Firm all relevant books, records, work papers and personnel reasonably requested by such Independent Firm. The resolution of all disputes, whether such resolution is reached by KPMG Peat Marwick, another firm used by both FDS and GE Bank, or the Independent Firm, shall be final and binding on FDS and GE Bank upon written notice thereof to each such party. The fees and expenses of any accounting firms used pursuant to this Section
9.9 shall be borne equally by GE Bank and FDS.

          9.10. Certain Equipment

          . Capital equipment which has been used exclusively for the Program [OMISSION] and which has been fully depreciated as an expense of the Program shall, when fully depreciated, become an asset of the Program. Upon termination of the Program, FDS may purchase, [OMISSION], all capital equipment (not including any applications software) (i) which has been, and as of the end of the Program is, used exclusively for the Program and (ii) with respect to which all depreciation has been charged as an expense of the Program. All costs and expenses of moving any such purchased equipment shall be borne by FDS.

                             ARTICLE
                               X.
                         INDEMNIFICATION

          10.1.     Indemnification by the FDS Companies

               . (a) The FDS Companies, other than FDS Bank, jointly and severally, and FDS Bank, but only to the extent of any actions or omissions of FDS Bank or attributable to FDS Bank, shall indemnify and hold GE Bank, each of its Affiliates, and all officers, directors, employees and other agents of GE Bank and/or its Affiliates (collectively, the "GE Indemnified Parties"), harmless from and against any actions, suits, losses, liabilities, settlements, costs, expenses, including any reasonable attorneys' fees (collectively, "Damages") relating to, arising out of, or in connection with:

                    (i)  the failure of any representation or
warranty of any of the FDS Companies hereunder to be true and correct when made or remade;

                    (ii) the breach by any of the FDS Companies of any of their covenants or agreements hereunder;

                    (iii)     the exercise by any of the FDS
Companies of their audit and access rights pursuant to
Section 9.6 hereof;

                    (iv) any acts or omissions of GE Bank, its employees or any of its agents taken at the request of any Authorized FDS Person;

                    (v) any acts or omissions of any Licensee or any acts or omissions of any FDS Company with respect to any Licensee;

                    (vi) all advertising programs, materials and documentation prepared or conducted by any of the FDS Companies, including, without limitation, credit related advertising;

                    (vii)     GE Bank imposing, contracting for
and/or collecting (whether before or after the date hereof) in reliance on Ohio law finance charges, late fees, returned check fees or any other fees, charges, terms or conditions (including, without limitation, balance calculation methods and grace periods) (collectively, "Rate Exported Terms") on GE/Macy's Accounts as specified in the GE/Macy's Credit Card Agreement attached hereto as Exhibit C that GE Bank would not otherwise be permitted to impose, contract for and/or collect under the respective state laws of GE/Macy's Account Debtors in effect from time to time governing such imposition, contracting and/or collection; provided that if FDS requests GE Bank's approval in writing to reduce certain such fees or charges or alter certain such terms or conditions ("Specified Fees") to not greater than the amount identified by FDS, and GE Bank fails to so approve (initiation of consumer notification by GE Bank shall be deemed compliance with FDS directions), then FDS shall not be obligated to provide an indemnity pursuant to this clause (vii) with respect to damages arising out of or in connection with the failure of such Specified Fees to comply with such identified law;

                    (viii)    any provision of the Credit and
Collection Policy which is modified, amended, or waived by the FDS Companies without the prior written approval of the Policy
Committee;

                    (ix) any Merchandise (other than with respect to the collectibility of the related GE/Macy's Receivable), including, without limitation, any product liability claims with respect thereto; and

                    (x)  the credit line decrease strategy set
forth in the Credit and Collection Policy.

               (b)  Notwithstanding the foregoing, the FDS
Companies shall not have any obligation to indemnify or hold a GE Indemnified Party harmless from and against any Damages arising from any willful misconduct, negligence or unlawful act (other than, in the case of unlawful acts, those taken pursuant to instructions from an Authorized FDS Person) or omission of such GE Indemnified Party.

          10.2.     Indemnification by GE Bank

          .  (a)  GE Bank shall indemnify and hold the FDS
Companies and each of their Affiliates, and all officers, directors, employees and other agents of the FDS Companies and/or their Affiliates (collectively, the "FDS Indemnified Parties"), harmless from and against any Damages relating to, arising out of, or in connection with:

                    (i)  the failure of any representation or
warranty of GE Bank hereunder to be true and correct when made or remade;

                    (ii) the breach by GE Bank of any of its covenants or agreements hereunder, provided that GE Bank shall not have any indemnity obligation pursuant to this Section 10.2(a)(ii) with respect to any covenants or agreements of GE Bank which are performed (or required to be performed) by any FDS Company or any of their agents except as provided in Section 10.2(a)(iv);

                    (iii)     the exercise by GE Bank of its
audit and access rights pursuant to Section 9.6 hereof;

                    (iv) any acts or omissions of any of the FDS
Companies, their employees or any of their agents taken at the request of any Authorized GE Person;

                    (v)  any provision of the Credit and
Collection Policy which is modified, amended or restated by GE
Bank without the prior written approval of the Policy Committee.

               (b) Notwithstanding the foregoing, GE Bank shall not have any obligation to indemnify or hold an FDS Indemnified Party harmless from and against any Damages arising from any willful misconduct, negligence or unlawful act (other than, in the case of unlawful acts, those taken pursuant to instructions from an Authorized GE Person) or omission of such FDS Indemnified Party.

          10.3.     Notices Regarding Indemnification; Control of
Proceedings

          . Each party shall promptly notify the other party of any claim, demand, suit, or threat of suit of which that party becomes aware (except with respect to a threat of suit either party may institute against the other) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying party shall be entitled to control the defense thereof with counsel satisfactory to the indemnified party. In any case, the indemnified party shall have the right to participate in such defense. The indemnifying party shall not enter into any settlement, consent, decree, compromise or consent to injunctive relief with respect to such claim or action without the prior written consent of the indemnified party.

          10.4.     Limitation

          . In no event shall either party be liable for special, exemplary or punitive damages for any damages caused by such party, except in the case of willful or intentional misconduct by such party.

                             ARTICLE
                               XI.
                      TERM AND TERMINATION

          11.1.     Term of Agreement

          . (a) Unless otherwise sooner terminated pursuant to this Article 11, this Agreement shall remain in full force and effect until and including April 30, 2006 (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed for successive one year terms (the term of this Agreement, as so renewed, being referred to herein as the "Extended Term") thereafter unless either FDS, on the one hand, or GE Bank, on the other hand, shall have delivered written notice to the other party in accordance with the provisions of Section 11.1(b) hereof of its election to terminate this Agreement at the expiration of the Initial Term or the Extended Term, as the case may be.

               (b) In order to be effective, any notice of an election to terminate this Agreement at the expiration of the Initial Term must be delivered at least two years, but not more than three years, prior to the expiration of the Initial Term.
In order to be effective, any notice of an election to terminate this Agreement at the expiration of any Extended Term must be delivered at least one year prior to the expiration of the Extended Term. For example, in order to terminate this Agreement at the end of the Initial Term, notice must be delivered on or after April 30, 2003 and on or prior to April 30, 2004. In order to terminate this Agreement at the end of any Extended Term, notice must be delivered not later than the first day of such Extended Term.

          11.2.     GE Termination Rights

          . The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute a "GE Termination Trigger":

               (a) Any FDS Company or any Affiliate of an FDS Company shall fail to pay GE Bank or any Affiliate of GE Bank any Uncontested Amount when due and payable or declared due and payable, and such failure to pay shall remain unremedied for a period of 10 days after delivery of written demand therefor by GE Bank to FDS.

               (b) (i) Any representation or warranty of the FDS Companies contained in this Agreement shall fail to be true and correct either as of the date hereof or on the date of any Remittance and the failure of such representation or warranty to be true and correct has an FDS Material Adverse Effect or
(ii) any FDS Company shall fail to perform any of the covenants or agreements required to be complied with and performed by such FDS Company pursuant to this Agreement, and such failure has an FDS Material Adverse Effect and shall not in the case of either
(i) or (ii) have been cured within 75 days after delivery of written notice thereof by GE Bank to FDS, provided that GE Bank expressly acknowledges and agrees that the failure of any FDS Company to perform any of its covenants, agreements or obligations to provide servicing (i) in the event the GE Capital/GE Bank Services Agreement terminates and the provisions of Section 4.10 hereof become applicable or (ii) in the event GE Bank's right to provide the Collection Services pursuant to Annex I terminates and FACS or an Affiliate performs Collection Services, shall not under any circumstances constitute a GE Termination Trigger.

               (c) An Event of Bankruptcy shall have occurred with respect to any FDS Company.

               (d) One or more defaults shall have occurred under any agreements, indentures or instruments under which any FDS Company then has outstanding indebtedness in excess of $[OMISSION], and, in any such case, such default (i) continues beyond any period of grace provided with respect thereto and
(ii) results in such indebtedness becoming due prior to its stated maturity or occurs at the final maturity of such indebtedness.

               (e) A judgment shall have been entered against any FDS Company or any Affiliate of any FDS Company by a Governmental Authority which judgment creates a liability of $[OMISSION] or more in excess of insured amounts and has not been stayed (by appeal or otherwise), vacated, discharged, or otherwise satisfied within 60 days of the entry of such judgment.

               (f) GE/Macy's Accounts, GE/Macy's Receivables, GE/Macy's Charge Slips or proceeds thereof in an aggregate amount of $[OMISSION] or more shall be (or shall purportedly be)
(i) attached, seized, levied upon or subject to a writ by a creditor of any Retailer, or shall come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of any Retailer or (ii) subject to any Lien directly or indirectly arising by, through or on account of any Retailer or any creditor thereof which has arisen in the ordinary course of business of the FDS Companies and which has not been released or discharged within 60 days after the creation thereof.

               (g) GE/Macy's Gross Receivables shall be less than [OMISSION] and shall remain less than $[OMISSION] for a period of longer than 30 days.

               (h) The line of business of the Divisions, taken as a whole, shall be materially different from the operation of retail department or specialty stores offering a wide assortment of merchandise with a substantial focus on medium to higher priced lines.

               (i) Any Retailer shall implement or participate in, directly or indirectly, any Non-Permitted Credit Program and such implementation or participation shall continue for a period of greater than 30 days after the earlier of (i) actual knowledge thereof by any officer of FDS or (ii) the delivery of written notice thereof by GE Bank to FDS.

               (j) Any of the FDS Companies shall have assigned this Agreement in a manner not permitted by Section 12.6.

               (k) GE Bank shall have exercised its right to terminate this Agreement pursuant to Annex I hereto.

               (l) Net Credit Sales generated by Licensees shall constitute more than 5% of Net Credit Sales in any fiscal quarter.

          11.3.     GE Bank's Rights Following a GE Termination
Trigger

               . If any GE Termination Trigger shall have occurred and be continuing, GE Bank, in its sole discretion, may
(i) terminate this Agreement by delivering written notice to FDS setting forth the basis for termination and the effective date of termination and/or (ii) exercise any other rights or remedies available to it at Law or in equity, subject to the terms of this Agreement, provided that GE Bank expressly acknowledges and agrees that (x) under no circumstances shall it have a right to terminate this Agreement due to the failure of any FDS Company to perform any of its covenants, agreements or obligations to provide servicing in the event the GE Capital/GE Bank Services Agreement terminates and the provisions of Section 4.10 hereof become applicable or in the event GE Bank's right to provide the Collection Services pursuant to Annex I terminates and FACS or an Affiliate performs Collection Services and (y) no provisions of this Agreement other than those referred to in clause (x) shall be applicable with respect to any servicing performed or to be performed by any FDS Company.

          11.4.     FDS Termination Rights

          . The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "FDS Termination Trigger":

               (a) GE Bank shall fail to pay to any FDS Company or any Affiliate of any FDS Company any Uncontested Amount when due and payable or declared due and payable, and such failure to pay shall remain unremedied for a period of 10 days after delivery of written demand therefor by FDS to GE Bank.

               (b) (i) Any representation or warranty of GE Bank contained in this Agreement shall fail to be true and correct either as of the date hereof or on the date of any Remittance and the failure of such representation or warranty to be true and correct has a GE Material Adverse Effect (it being agreed that the representations and warranties set forth in Section 7.9 shall be deemed not to be representations or warranties of GE Bank for purposes of this Section 11.4(b)) or (ii) GE Bank shall fail to perform any of the covenants or agreements required to be complied with and performed by GE Bank pursuant to this Agreement and such failure has a GE Material Adverse Effect and shall not in the case of either (i) or (ii) have been cured within 75 days after delivery of written notice thereof by FDS to GE Bank, provided that each of the FDS Companies expressly acknowledges and agrees that neither (x) the failure of GE Bank to perform any of its covenants, agreements or obligations set forth in
Section 4.1 hereof or Annex I hereto nor (y) the failure of GE Bank to perform any of its covenants, agreements or obligations to provide servicing in the event the FACS Services Agreement terminates and the provisions of Section 4.9 hereof become applicable, shall under any circumstances constitute an FDS Termination Trigger.

               (c) An Event of Bankruptcy shall have occurred with respect to GE Bank.

               (d) One or more defaults shall have occurred under any agreements, indentures or instruments under which GE Bank then has outstanding indebtedness in excess of $[OMISSION], and, in any such case, such default (i) continues beyond any period of grace provided with respect thereto and
(ii) results in such indebtedness becoming due prior to its stated maturity or occurs at the final maturity of such indebtedness.

               (e)  A judgment shall have been entered against GE
Bank by a Governmental Authority which judgment creates a liability of $[OMISSION] or more in excess of insured amounts and has not been stayed (by appeal or otherwise), vacated, discharged, or otherwise satisfied within 60 days of the entry of such judgment.

               (f) GE Bank shall have assigned this Agreement in a manner not permitted by Section 12.6.

               (g)  GE Bank and its Affiliates shall be
prohibited by Law from performing Key Credit Activities with respect to GE/Macy's Accounts for which the Average GE/Macy's Gross Receivables for the 12-month period immediately prior to the date GE Bank and its Affiliates are so prohibited, equaled or exceeded, in the aggregate, 25% of the Average GE/Macy's Gross Receivables for such immediately prior 12-month period for all GE/Macy's Accounts.

          11.5.     FDS's Rights Following an FDS Termination
Trigger

               . If any FDS Termination Trigger shall have occurred and be continuing, FDS, in its sole discretion, may
(i) terminate this Agreement by delivering written notice to GE Bank setting forth the basis for termination and the effective date of termination and/or (ii) exercise any other rights or remedies available to it at Law or in equity, subject to the terms of this Agreement, provided that each of the FDS Companies expressly acknowledges and agrees that (A) under no circumstances shall any of them have a right to terminate this Agreement due to
(x) the failure of GE Bank to perform any of its covenants, agreements or obligations set forth in Section 4.1 hereof or Annex I hereto or (y) the failure of GE Bank to perform any of its covenants, agreements or obligations to provide servicing in the event the FACS Services Agreement terminates and the provisions of Section 4.9 hereof become applicable and (B) no provisions of this Agreement other than those referred to in clauses (x) and (y) shall be applicable with respect to any servicing performed or to be performed by GE Bank or its designees.

          11.6.     FDS Purchase of GE/Macy's Accounts and
GE/Macy's Receivables Following Termination

          . (a) In the event that this Agreement expires by its terms or is terminated earlier for any reason, FDS shall have the right, exercisable by delivery of written notice to GE Bank, to purchase all of the GE/Macy's Accounts and GE/Macy's Receivables included on the Master File owned by GE Bank as of such date, for a purchase price as determined in accordance with Section 11.7. In order to be effective, any notice of an election to require GE Bank to sell its GE/Macy's Accounts and GE/Macy's Receivables pursuant to this Section 11.6 must be irrevocable and delivered by FDS to GE Bank (A) in the event this Agreement is terminated by FDS, simultaneously with delivery of FDS's written notice of termination, or (B) in the event this Agreement is terminated by GE Bank, within 10 Business Days after delivery of GE Bank's written notice of termination. If FDS delivers an effective notice of election pursuant to this Section 11.6(a), the parties shall use their commercially reasonable efforts to close the purchase and sale of the GE/Macy's Accounts and GE/Macy's Receivables within 90 days after GE Bank's receipt of the notice of election and such closing shall, in any event, take place within 180 days after GE Bank's receipt of such notice, provided that if this Agreement is terminated due to expiration of the Initial Term or any Extended Term, and FDS has delivered an effective notice of election pursuant to this Section 11.6(a), the purchase and sale of the GE/Macy's Accounts and GE/Macy's Receivables shall occur simultaneously with such expiration.

               (b)  Upon any termination of this Agreement,
should FDS not have elected to purchase all of the GE/Macy's Accounts and GE/Macy's Receivables pursuant to Section 11.6(a),
(i) GE Bank shall have the right, in addition to and retaining all other rights it may have under the terms of this Agreement or applicable Law, to liquidate such GE/Macy's Accounts and GE/Macy's Receivables in any such lawful manner which may be expeditious or economically advantageous to GE Bank including, without limitation, the issuance of replacement or substitute GE/Macy's Credit Cards, and the sale of such GE/Macy's Accounts and GE/Macy's Receivables to any Person not a party to this Agreement, and (ii) the FDS Companies expressly agree to cooperate with GE Bank and take any action reasonably necessary to effectuate any such liquidation or replacement or substitute GE/Macy's Credit Card issuance in an orderly manner, including, without limitation, accepting the GE/Macy's Credit Cards for up to 36 months following the effective date of termination and/or taking any other action as GE Bank may reasonably require to encourage use or acceptance of such replacement or substitute cards.

          11.7.     Calculation of Purchase Price for GE/Macy's
Accounts and GE/Macy's Receivables

               . (a) If this Agreement is terminated (i) due to expiration of the Initial Term or any Extended Term in accordance with Section 11.1, (ii) as a result of any of the FDS Termination Triggers set forth in Section 11.4 or (iii) as a result of the GE Termination Triggers set forth in Sections 11.2(g), (h), (k) or
(l), the purchase price to be paid by FDS for the GE/Macy's Accounts and GE/Macy's Receivables shall be an amount equal to the Net Book Value of the GE/Macy's Accounts as of the purchase date. If this Agreement is terminated as a result of any of the GE Termination Triggers set forth in Sections 11.2(a), (b), (f),
(i) or (j), the purchase price to be paid by FDS for the GE/Macy's Accounts and Receivables shall be an amount equal to the Net Book Value of the GE/Macy's Accounts and the GE/Macy's Receivables as of the purchase date plus an amount equal to [OMISSION]% thereof if the purchase occurs during the 1996 or 1997 fiscal year, [OMISSION]% thereof if the purchase occurs during the 1998 or 1999 fiscal year, [OMISSION]% thereof if the purchase occurs during the 1999 or 2000 fiscal year, [OMISSION]% thereof if the purchase occurs during the 2000 or 2001 fiscal year, [OMISSION]% thereof if the purchase occurs during the 2001 or 2002 fiscal year, and [OMISSION]% thereof if the purchase occurs thereafter. If this Agreement is terminated as a result of any of the GE Termination Triggers set forth in Sections 11.2(c), (d) or (e), the purchase price to be paid by FDS for the GE/Macy's Accounts and GE/Macy's Receivables shall be an amount equal to the Net Book Value thereof as of the purchase date plus an amount equal to [OMISSION]% thereof.

               (b) GE Bank shall deliver to FDS, not less than five Business Days prior to the date any GE/Macy's Accounts and GE/Macy's Receivables are to be purchased by FDS pursuant to
Section 11.6 (the "Closing Date"), a written statement setting forth in reasonable detail GE Bank's good faith calculation of the purchase price for such GE/Macy's Accounts and GE/Macy's Receivables in accordance with the provisions of Section 11.7(a) (the "Purchase Price"). The purchase price to be paid by FDS for any GE/Macy's Accounts and GE/Macy's Receivables purchased on the Closing Date shall be equal to the Purchase Price.

               (c) For 20 Business Days after the Closing Date (the "Purchase Price Audit Period"), FDS shall, subject to the provisions of Section 12.1, be permitted to have reasonable access, during normal business hours, with reasonable notice, in such a manner as to minimize interference with normal business operations, to examine the records, files and books of account of GE Bank to the extent reasonably necessary to confirm the Purchase Price. If FDS does not deliver written notice to GE Bank within five days after the end of a Purchase Price Audit Period which states that FDS objects to the Purchase Price, and setting forth in reasonable detail the basis for such objection (a "Purchase Price Dispute Notice"), the Purchase Price shall be deemed to have been accepted by FDS and shall be final and binding on the parties.

               (d) If FDS delivers to GE Bank a Purchase Price Dispute Notice within five days of the end of any Purchase Price Audit Period, FDS and GE Bank shall work together for a period of 10 days after GE Bank's receipt of the Purchase Price Dispute Notice to attempt to reach agreement on the Purchase Price. If FDS and GE Bank are unable to agree on the Purchase Price within such 10-day period, the dispute shall be resolved pursuant to the provisions of Section 9.9. The Purchase Price, as either agreed to (or deemed agreed to) by FDS and GE Bank, or finalized pursuant to Section 9.9, shall be referred to as the "Final Purchase Price."

               (e) If the Purchase Price paid by FDS exceeds the Final Purchase Price then GE Bank shall pay FDS within three Business Days of the date the Purchase Price became the Final Purchase Price, an amount equal to such excess (plus interest on such excess at the Prime Rate, calculated from and including the Closing Date until but excluding the date of such settlement).
If the Purchase Price paid by FDS is less than the amount of the Final Purchase Price then FDS shall pay GE Bank within three Business Days of the date the Purchase Price became the Final Purchase Price, an amount equal to such deficiency (plus interest on such deficiency at the Prime Rate, calculated from and including the Closing Date until but excluding the date of such settlement).

               (f) Upon the receipt by GE Bank of the Purchase Price, GE Bank shall transfer to FDS all right, title, and interest in the GE/Macy's Accounts and GE/Macy's Receivables to FDS, together with all GE/Macy's Account Documentation and GE/Macy's Credit Card Documentation and all other records and documentation relating to the GE/Macy's Accounts. GE Bank agrees to cooperate in all reasonable respects to effectuate the transfer.

          11.8.     No Cross Default

 . The parties hereto expressly acknowledge and agree that no default under, noncompliance with, or breach of, the FACS Services Agreement or the GE Capital Services Agreement by any party thereto shall constitute a default hereunder or give any party hereto any right to cancel, terminate or suspend this Agreement.

                             ARTICLE
                              XII.
                             GENERAL

          12.1.     Confidentiality

 . (a) From and after the date hereof, the FDS Companies shall (and shall use their commercially reasonable efforts to cause their respective Affiliates, directors, officers, employees, representatives and other agents to) hold in confidence, not utilize for any purpose not expressly contemplated hereby, and not disclose to any Person not a party to this Agreement, proprietary or non-public information or documents obtained from GE Bank or its Affiliates, directors, officers, employees, representatives and other agents.

               (b) From and after the date hereof, GE Bank shall (and shall use its commercially reasonable efforts to cause its Affiliates, directors, officers, employees, representatives and other agents to) hold in confidence, not utilize for any purpose not expressly contemplated hereby, and not disclose to any Person not a party to this Agreement (other than an Affiliate of GE Bank that agrees to be bound by the provisions of this Section 12.1), any proprietary or non-public information or documents obtained from any FDS Company. GE Bank's duty of confidentiality contained herein is specifically intended to apply, without limitation, to the GE/Macy's Account Debtor List (which shall be deemed proprietary information of FDS) maintained in connection with GE/Macy's Account Debtors, provided that nothing contained in this Section 12.1 shall limit GE Bank's right to utilize such information as provided in this Agreement.

               (c)  Notwithstanding the provisions of
paragraphs (a) and (b) of this Section 12.1, nothing contained in this Agreement shall limit the right of any party to disclose any information (i) as required by Law or by any Governmental Authority, (ii) if such information becomes public knowledge, other than due to a breach by such party of Sections 12.1(a) or
(b), (iii) to the extent that such information is disclosed to recover the GE/Macy's Receivables or amounts owing hereunder from another party hereto, (iv) for purposes of effecting any securitization or participation in accordance with the provisions of Section 9.4, except for any proprietary or non-public information with respect to FDS or any information with respect to FDS/Macy's Accounts or FDS/Macy's Account Debtors on an individual (as opposed to a pooled) basis or (v) with the prior written consent of the party whose information is proprietary or non-public; provided, however, that the financial terms of this Agreement and the Transaction Documents may not be disclosed by GE Bank (other than to an Affiliate, director, officer, employee, representative or other agent of GE Bank on a need-to-know basis) or the FDS Companies (other than to an Affiliate, director, officer, employee, representative or other agent of the FDS Companies on a need-to-know basis), in each case, except in the circumstances described in clauses (i) and (ii) of this
Section 12.1(c), to any Person if there are practical ways, determined after consultation between GE Bank and FDS, of avoiding such disclosure and provided, further, that GE Bank shall not disclose such information to any retail competitor of any FDS Company and the FDS Companies shall not disclose such information to any financial service competitor of GE Bank (except, in either case, in the circumstances described in clauses (i) and (ii) of this Section 12.1(c)). Prior to disclosing any proprietary or non-public information of another party hereto to any Person pursuant to the provisions of this
Section 12.1(c), the party making such disclosure shall give prior notice to the appropriate party of the nature of such disclosure and of the fact that such disclosure will be made.
The FDS Companies and GE Bank agree that prior to filing any copies of this Agreement with any Governmental Authority they will consult with each other with respect to redacting, to the maximum extent practicable and consistent with applicable Law, portions of this Agreement.

          12.2.     Specific Performance

 . (a) The FDS Companies acknowledge that GE Bank will be irreparably harmed and GE Bank will have no adequate remedy at Law if the FDS Companies fail to perform any of their material obligations under this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available at Law or in equity, GE Bank shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise obtain specific performance of, such obligations of the FDS Companies.

               (b) GE Bank acknowledges that the FDS Companies will be irreparably harmed and the FDS Companies will have no adequate remedy at Law if GE Bank fails to perform any of its material obligations under this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available at Law or in equity, the FDS Companies shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise obtain specific performance of, such obligations of GE Bank.

          12.3.     Waivers

 . Any party hereto may, by written notice to the other parties hereto, (a) extend the time for the performance of any of the obligations or other actions of any other party under this Agreement; (b) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of any other party contained in this Agreement; or (d) waive or modify performance of any of the obligations of any other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right preclude any other or further exercise thereof. The waiver by any party hereto of any condition or of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other condition or other breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

          12.4.     Entire Agreement; Amendments

 . This Agreement and the other Transaction Documents embody the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect thereof. This Agreement may not be amended, modified or changed orally, but only by an agreement in writing signed by all of the parties hereto. The parties hereto agree that use of the Marks (as defined in the Amended and Restated Trademark Agreement) shall be governed solely by the Amended and Restated Trademark Agreement.

          12.5.     Binding Effect

 . This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. The FDS Companies shall not, directly or indirectly, in one transaction or a series of related transactions, sell or otherwise transfer for value all or substantially all of the FDS Companies' assets to one Person or to a "group" of Persons (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended), unless such Person or "group" of Persons shall have executed and delivered an instrument or instruments satisfactory to GE Bank pursuant to which such Person or "group" of Persons shall, upon consummation of such sale or transfer for value, assume all of the FDS Companies' rights and obligations hereunder.

          12.6.     Assignment

               . Neither this Agreement nor any of the rights or obligations hereunder may be transferred or assigned by GE Bank, on the one hand, or any of the FDS Companies, on the other hand, without the prior written consent of the other, except that (a) in the case of a proposed assignment by GE Bank to an Affiliate, the consent of the FDS Companies shall not be unreasonably withheld and (b) GE Bank may assign its rights with respect to the GE/Macy's Receivables in order to effect a securitization or participation thereof. Any assignments or transfers by any of the FDS Companies shall not relieve the assigning or transferring party from its obligations hereunder and the assignee or transferee of this Agreement shall assume, by instrument reasonably acceptable to GE Bank, the assignor's obligations under this Agreement theretofore and thereinafter arising. Any assignment or transfer by GE Bank or its assignees to an Affiliate of GE Bank shall relieve GE Bank or such assignee or transferee of its obligations hereunder and such party shall no longer be a party to this Agreement; provided, that the assignee or transferee assumes, by instrument reasonably satisfactory to FDS, all of the assignor's obligations under this Agreement theretofore and thereinafter arising. GE Bank agrees that the provisions of this Section 12.6 shall not prohibit any merger, consolidation, split up or similar reorganization transaction of any FDS Company with any other FDS Company as long as (i) FDS provides GE Bank with not less than 30 days prior written notice of any such merger, consolidation, split up or similar reorganization transaction, (ii) prior to such merger, consolidation, split up or similar reorganization transaction, FDS executes (or causes to be executed) and delivers to GE Bank such documents, certificates or other instruments as GE Bank shall reasonably require to assure that the party surviving such transaction shall be bound by the terms of this Agreement and the other Transaction Documents to the extent applicable and
(iii) FDS has executed and delivered to GE Bank all such instruments as GE Bank shall reasonably require to assure that the FDS Guaranty shall continue to be applicable with respect to such surviving entity and all other FDS Companies.

          12.7.     Headings

 . The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          12.8.     Counterparts

 . This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          12.9.     Governing Law

 . The validity, performance and enforcement of this Agreement shall be governed by the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

          12.10.    Waiver of Jury Trial

 . (a) Each of the parties hereto shall, and hereby does, waive trial by jury in any action or proceeding involving any of the parties hereto on any matters whatsoever arising out of or in any way connected with this Agreement or the Transaction Documents; provided that such waiver shall not apply to cross claims in any bona fide action originally involving a third party and a jury trial or any bona fide action brought by a third party against one or more of the parties hereto and involving a jury trial.

               (b) The FDS Companies (i) consent and submit to the jurisdiction of the Courts of the State of New York and of the Courts of the United States for the Southern District of New York for all purposes of this Agreement and the Transaction Documents, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation or liability arising under or by reason hereof or thereof; and (ii) consent and submit to the venue of such action or proceeding in the City and County of New York (or such judicial district of a Court of the United States as shall include the same).

               (c)  GE Bank (i) consents and submits to the
jurisdiction of the Courts of the State of New York and of the Courts of the United States for the Southern District of New York for all purposes of this Agreement and the Transaction Documents, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation or liability arising under or by reason hereof or thereof; and
(ii) consents and submits to the venue of such action or proceeding in the City and County of New York (or such judicial district of a Court of the United States as shall include the same).

          12.11.           Separability

 . Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

          12.12.    Announcements

 . GE Bank and the FDS Companies agree that neither GE Bank nor any FDS Company shall make any publicity release or public announcement concerning this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby without the prior approval of the other party, except as may be required by Law.

          12.13.    Payments

 . All payments and Remittances required to be made to any of the parties hereunder shall, unless the applicable provision expressly provides for an alternative means of payment, be made by wire transfer of immediately available United States funds to an account or accounts designated by the party to be paid.

          12.14.    Survival

 . Notwithstanding any other provision of this Agreement, Sections 2.5 (last full sentence only), 3.4, 3.5, 3.9, 3.10, 4.6, 6.10, 8.2(e), (f) and (g) (each for so long as there shall be any GE/Macy's Receivables owned by GE Bank), Sections 9.1, 9.5, 9.9, 9.10, Article X, Sections 11.6, 11.7, 12.1, 12.10, 12.14 and
12.18 hereof, and Sections 3.4 and 5 of Annex I shall survive any termination of this Agreement.

          12.15.    Relationship of Parties

 . Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.
Each party shall be responsible for its own employees.

          12.16.    Notices

 . Any notice required or permitted under this Agreement shall be given in writing and (i) hand delivered or mailed, by certified or registered mail, return receipt requested, and (ii) sent by facsimile to the following addresses:

               (a)  If to FDS or the FDS Companies (other than FDS
                    Bank):

                         Federated Department Stores, Inc.
                         7 West Seventh Street
                         Cincinnati, OH  45202
                         Attn:  Law Department
                         Fax:  (513) 579-7897

               (b)  If to FDS Bank:

                         FDS National Bank
                         9111 Duke Blvd.
                         Mason, OH  45040
                         Fax:  (513) 573-2039

                    with a copy to:

                         Federated Department Stores, Inc.
                         7 West Seventh Street
                         Cincinnati, OH  45202
                         Attn:  Law Department
                         Fax:  (513) 579-7897

                    and to:

                         FACS Group, Inc.
                         9111 Duke Blvd.
                         Mason, OH  45040
                         Attn:  Senior Vice President - Operations
                         Fax:  (513) 573-2039



               (c)  If to GE Bank:

                         GE Capital Consumer Card Co.
                         5300 Kings Island Drive
                         Mason, OH  45040
                         Attn:  Secretary
                         Fax:  (513) 459-6888

                    with a copy to:

                         General Electric Capital Corporation
                         1600 Summer Street
                         Stamford, CT  06905
                         Attn:  Counsel, Retailer Financial Services
                         Fax:  (203) 357-3353

                    and to:

                         Macy's Credit Services
                         4605 Duke Drive
                         Mason, OH  45040
                         Attn:  Executive Vice President
                         Fax:  (513) 573-3251

          Any party may, by notice to the other parties hereto, change the address designated above.

          12.17.    Compliance with Antitrust Laws

 . The parties hereto agree that, as necessary, each shall take appropriate actions to ensure continued compliance with all applicable antitrust laws, including, but not limited to, limitations as to which employees of which party may receive confidential cost information, or information regarding joint marketing practices.

          12.18.    Cooperation with Governmental Authorities

          . Each of GE Bank, on the one hand, and the FDS Companies, on the other hand, agree to cooperate with each other, and each other's Affiliates, and their respective attorneys, agents and other representatives in connection with any inquiry, proceeding or investigation of, or examination by, any Governmental Authority relating to GE Bank or the FDS Companies, as the case may be, or any of their respective Affiliates, employees, agents or other representatives, including, without limitation, inquiries, proceedings, investigations and examinations by any state or federal banking regulators.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have entered into this Agreement as of the day and year first above written.

                                   GE CAPITAL CONSUMER CARD CO.


                                   By:  /s/ Kevin Knight
                                   Name:  Kevin Knight
                                   Title:  Executive Vice
                                   President

                                   FEDERATED DEPARTMENT

                                      STORES, INC.


                                   By:  /s/ Ronald W. Tysoe
                                   Name:  Ronald W. Tysoe
                                   Title:  Vice Chairman and
                                   Chief Financial Officer

                                   FDS NATIONAL BANK


                                   By:  /s/ James R. Gudmens
                                   Name:  James R. Gudmens
                                   Title:  President

                                   MACY'S EAST, INC.


                                   By:  /s/ Robert C. Seppelt
                                   Name:  Robert C. Seppelt
                                   Title:  Vice President

                                   MACY'S WEST, INC.


                                   By:  /s/ Robert C. Seppelt
                                   Name:  Robert C. Seppelt
                                   Title:  Vice President

                                   BULLOCK'S, INC.


                                   By:  /s/ Robert C. Seppelt
                                   Name:  Robert C. Seppelt
                                   Title:  Vice President

                                   BROADWAY STORES, INC.


                                   By:  /s/ Robert C. Seppelt
                                   Name:  Robert C. Seppelt
                                   Title:  Vice President

                                   FACS GROUP, INC.


                                   By:  /s/ Robert C. Seppelt
                                   Name:  Robert C. Seppelt
                                   Title:  Vice President

                                   MSS-DELAWARE, INC.


                                   By:  /s/ Robert C. Seppelt
                                   Name:  Robert C. Seppelt
                                   Title:  Vice President


                                                        Exhibit A
              Account Sharing Formulas and Examples
                           [OMISSION]

                                                        Exhibit B
                 Monthly Adjustment Certificate


     The undersigned [agree] [believe] that actual performance of the Program last month [exceeded] [underperformed] budgeted performance for such month. In addition, the undersigned [agree] [believe] that based upon all current facts and circumstances actual performance of the Program for the remaining portion of the current budget period is likely to [exceed] [underperform] the current budget for such period. The undersigned therefore intend to adjust the budget for each of the future months in the remaining portion of the current budget period as described below. Such adjustment will be prospective only and applied only with respect to future remittances (i.e., will be applicable only to future months and will not "make-up" for prior months) so that if actual performance for such months equals adjusted budgeted performance for such months, GE Bank will receive the Target Return for each of such future months.
     [Describe adjustments, including comparative historic performance and rationale for deviations from budgeted or adjusted amounts in each line item]



[Federated Department Stores, Inc.]          [GE Capital Consumer Card Co.]
[By:_______________________]                 [By:_______________________]



                                                     Exhibit C

                      GE/Macy's Credit Card Agreement

This certificate entitles you to
           10% Off
           All Day
            Today


This certificate is not transferable and can be used only when validated by a Macy's sales associate on the date printed above

Just open a Macy's charge account
  with any sales associate*
Plus: As our Preferred Charge Customer, you'll have all
      these advantages:
- - No annual fee
- - No Interest when balance is paid off monthly
- - 10% off coupon for your first purchase when your permanent card arrives
- - Accountgard (Optional insurance available to protect your account)

Macy's Express Credit Temporary Pass

Acct No.

Customer Name

Id Type     Number    Exp Date


Customer
Signature


*Subject to credit approval "10% off" applies to purchases on your new Macy's account today only, and does not include Electronics, Gifts/Merchandise Certificates and Non-Merchandise departments. Not valued during Fine Jewelry Bonus events, on prior purchases or other specified sales events. Certificate cannot be combined with other coupons. Employees not eligible. macy's Charge Account Application


If ANY of the following apply, please check the box(es) and fill in the information below.
[ ] Joint Account    [ ] Recent Name Change   [ ] Recently Moved
[ ] College Student

Primary Account Name (First, Initial, Last)          Date of Birth
                                                    Month  Day  Year


Social Security Number        Home Phone (Required)
                              (     )

Present Address/Street/Apt. # (If P.O. Box, include residential street # and name)


City        State   Zip Code


Employer or Firm Name


Business Phone Number              Mother's Maiden Name
(   )

Annual Household Income Relied on for Repayment*
A [] Less than $12,000  B [] $12,000 to $30,000  C [] $30,001 to
$60,000  D [] Over $60,000

*Alimony, child support, spouse's income, separate maintenance or other income need not be included if you do not wish to have it considered as a basis for repaying this obligation

Previous or Permanent Address/Street/Apt. #


City        State  Zip Code


Joint Applicant - Name        Social Security Number


Joint Applicant Present Address    Zip Code


Complete if you checked College Student Above:  Class Status
Name of College          [ ] Freshman   [ ] Sophomore   [ ] Junior
               [ ] Senior      [ ] Other_______________

          SIGN HERE

You have read and agree to be bound by the accompanying Federal and State Notices and terms of the attached Macy's Credit Card
Agreement, each of which are incorporated by reference in and made a part of this Application

X
Applicant's Signature              Date

X
Joint Applicant's Signature             Date

 ACCOUNTGARD PROTECTION PLAN
If you sign below, you request enrollment in the Accountgard Insurance Program providing Credit Life. Disability and Involuntary Unemployment Insurance coverage on your Account to the extent available in your state. By signing below, you also acknowledge that (1) THIS INSURANCE IS VOLUNTARY AND NOT REQUIRED TO OBTAIN CREDIT FROM US AND WILL NOT BE PROVIDED UNLESS YOU SIGN AND AGREE TO PAY THE ADDITIONAL COST;
(2) You have reviewed the premium rates, coverages, age qualifications and conditions shown in the Summary of Insurance Coverage accompanying this Application. (3) As described in the Summary of Insurance Coverages, not all are available in every state. If you wish to obtain one or more types of insurance coverage separately please see the accompanying "Summary of Insurance Coverages".

X
Signature of Primary Accountholder      Date
FOR PENNSYLVANIA RESIDENTS ONLY: The Pennsylvania Insurance Department requires that the following questions be asked for insurance purposes only: Do you work for salary or wages 35 hours or more per week for at least 9 months of the year? [ ] Yes [ ] No FOR VIRGINIA AND WISCONSIN RESIDENTS ONLY: If you would like to enroll in Accountgard check the following box and we will send you an application [ ]
      FOR STORE USE ONLY

Store Associate Enter Customer's Account Number here
[ ] ANA _____ [ ] RAV _______

Sales Associate Name/Number             Store No. G

MACY'S W (4/96) 1059-AN

SUMMARY OF INSURANCE COVERAGES
LIFE  BENEFITS:  If  you  or  your  co-accountholder  (spouse,  if  no  co-
accountholder) die, Accountgard will pay the outstanding balance on your account as of the date of death, up to the master policy maximum of $10,000. Except in MD and MO suicide is excluded for up to 2 years, depending on your state, see your certificate for details. Single Life only in MA.
DISABILITY/UNEMPLOYMENT BENEFITS: In most states, if you become disabled through an accident or illness, and are under a doctor's care and cannot work, or become involuntarily unemployed, Accountgard will pay your account balance as of the date of loss after 90 consecutive days of unemployment or disability. In NJ,
NY, NC, PA and TX, after 30 consecutive days of unemployment or disability. Chargegard pays your scheduled minimum monthly payment based on your outstanding balance as of the date of loss,
while   you   are   unemployed  or  disabled,  and  will   continue   until
your balance is paid off, you return to work, or you reach the master policy limits of $10,000, whichever occurs first. Retirement is not covered. Strikes and labor disputes are not
covered  in  AR,  IL,  KS,  NY,  and  WV.   Disability  coverage   is   not
available in ID. Unemployment coverage is not available in MN. Unemployment benefits re limited to 6 months in NY; 12 months in PA.
You are eligible for these coverages if you are employed full-time in a non-seasonal occupation. This seasonal restriction does not apply in MT, NM, NY, PA and WI. In AZ, CA, MD, NJ, TX and OR this seasonal restriction only applies to unemployment coverage and in MI and NC this seasonal restriction only applies to disability coverage. These benefits are not available to the co-accountholder. Additional exclusions apply. Please read your certificate carefully.
COST  OF  COVERAGE:   The  monthly  premium  will  be  $1.50  per  $100  of
your outstanding balance in most states, exceptions: $1.80 in MI; $1.66 in AR; $1.499 in MA; $1.495 in UT; $1.494 in VA; $1.49 in
AZ  and  CA;  $1.48  in  WI;  $1.467 in VT;  $1.43  in  SC;  $1.37  in  NM;
$1.34  in  CT;  $1.33  in  AL;  $1.306 in  WA;  $1.284  in  ME;  $1.275  in
OR;  $1.255  in  GA;  $1.245  in FL; $1.242 in  NH;  $1.081  in  HI;  $1.07
in ID; 48.4 cents in NY; 64.6 cents in NC; 60 cents in NJ; 63.08 cents in PA; 49.0 cents in IA; 42.7 cents in TX; 33.6 cents in MN.
TERMS   OF  INSURANCE:   This  coverage  becomes  effective  on  the   date
you elect the insurance. It stops if (1) you are more than 90 days late in making the required account payment; (2) you ask for
it    to   stop,   in   writing;   (3)   your   insurance   is   terminated
according to its terms.
Maximum enrollment age is 64 in all states, except age 65 in CO, ID, IA, NM, NV, NY, OR, and TX; age 69 in AZ, NC, OK and VA; age 70 in FL, GA, MI and MO. All coverages end at age 65, except age
66  in  CO,  ID,  IA,  NM, NY, OR and TX; age 70 in  AZ,  NV,  OK  and  VA;
age 71 in FL, GA, MI and MO; and without limitation if initially eligible in NC and SD.
A separate application for insurance is required in VA and WI.
In NJ, NY, NC, PA and TX, the Insurance Coverage described in this application is called Chargegard.
Coverage is underwritten by American Bankers Life Assurance Company of Florida and American Bankers Insurance Company of
Florida, 11222 Quail Roost Drive, Miami, Florida 33157-6596. In TX, Life and Disability certificate number is AC3181CB-0592 (3.53
RA). In TX, Unemployment coverage provided on forms AD913CQ-0791 & B2754EQ-1089. In NY, Life and Disability coverage provided by Bankers American Life Assurance Company, One Blue Hill Plaza, Pearl River, NY 10965.
SEPARATE  COVERAGES:   If  you  wish to obtain  any  one  or  more  of  the
Credit Life, Disability, or involuntary Unemployment Insurance coverages on your Account separately, please call us at 1-800-743-6229 and an application for separate coverages will be sent to you. Disability coverage is only available to applicants electing Life coverage in MN, MO, TX and WA; Disability and
Unemployment coverages are only available together in AL, CO, DE, FL, IA, KY, LA, ME, MD, MT, NE, NH, NM, ND, SD, VT, VA, and WV.

  FEDERAL AND STATE NOTICES
Applicant(s) please read the following: Applicant(s) ("you") requests a credit(s). You represent that the information supplied in the Application is complete and accurate and that your Account will be used only for personal, family or household purposes. You authorize GE Capital Consumer Card Co., Mason, Ohio ("we", "us" or "our") to make whatever inquiries we consider necessary and appropriate concerning this information and to request a consumer report from consumer reporting agencies. You agree that there is no agreement between you and us until we approve your Application and accept the Agreement at our offices in Ohio and that is has been deemed to have been made in Ohio.
You affirm that you are eighteen (18) years of age or older. Married Applicants may apply for separate Accounts. After credit
approval  each  Applicant  shall  have  the  right  to  use  this   Account
to the extent of any credit limit set by the creditor and each Applicant will be liable either together or individually as we shall determine for all amounts of credit extended under this Account to any Applicant or Authorized user. You agree that the attached Agreement provides for the compounding of finance charges (except for NC residents).
NOTICE TO APPLICANT(S): (A) DO NOT SIGN THE APPLICATION/AGREEMENT BEFORE YOU READ IT OR IF THE AGREEMENT CONTAINS ANY BLANK SPACES.
(B) YOU ARE ENTITLED TO A COMPLETELY FILLED IN COPY OF THE AGREEMENT. Service (finance) charges at rates not in excess of those permitted by law will be charged on outstanding balances from month to month.
OHIO RESIDENTS: THE OHIO LAWS AGAINST DISCRIMINATION REQUIRE THAT ALL CREDITORS MAKE CREDIT EQUALLY AVAILABLE TO ALL CREDIT WORTHY CUSTOMERS, AND THAT CREDIT REPORTING AGENCIES MAINTAIN SEPARATE CREDIT HISTORIES ON EACH INDIVIDUAL UPON REQUEST. THE OHIO CIVIL RIGHTS COMMISSION ADMINISTERS COMPLIANCE WITH THIS LAW. WISCONSIN RESIDENTS: If you are applying for an individual Account combine your and your spouse's financial information on the Application. No provision of a marital property agreement, a unilateral statement under Sec. 766.59 Wis. Stats. or a court decree under Sec. 766.70, Wis. Stats. adversely affects the interest of the creditor unless the creditor, prior to the time
credit    is   granted,   is   furnished   a   copy   of   the   agreement,
statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred.
Cards are issued and credited is extended by GE Capital Consumer Card Co., Mason, Ohio.
To find out about changes in the terms of the attached Agreement, write to us at P.O. Box 8182, Mason, OH 45040.

MACY'S CREDIT CARD AGREEMENT - SECURITY AGREEMENT
RETAIL INSTALLMENT CREDIT AGREEMENT
1.   Definitions:   The  definitions  listed  below   apply   whenever   we
use these words in this Agreement "We", "us" and "our" mean GE Capital Consumer Card Co., 4605 Duke Drive, Mason, OH 45040.
"You" and "your" mean each person who signed a Macy's ("Macy's") Application/Credit Card Agreement or otherwise agreed to open a Credit Card Account with us and each person who is authorized to use the Macy's Credit Card Account ("Account") established by us or our assignors. "Credit Card" means the Credit Card issued to you by us or our assignors to allow you to make purchases on credit from time to time under your Account. This Agreement includes and incorporates the Macy's Application you sign, and its effective date is the date we first approve your signed Macy's Application or you make a purchase on credit evidenced by a signed sales slip or memorandum. Please read this Agreement carefully because by signing the Application or using or
accepting   the   Credit   Card  you  will   be   agreeing   with   us   to
everything written here.
2. Types of Charges: There are three types of charges ("Plans") under your Account Flexible charges. Time Option Plan ("TOP") charges and Club charges. You may make a Flexible charge for any merchandise or service Macy's offers without any minimum purchase requirements. You may make a TOP charge for certain merchandise categories subject to a minimum purchase requirement. You may make a Club charge for selected merchandise, as permitted by Macy's, subject to a minimum purchase requirement. Your desire
to   charge  purchases  to  your  Club  Plan  must  be  indicated  at   the
time of purchase.
3. Payment: You will pay us for credit we extend if any, on your behalf to pay for all purchases (including mail and phone orders if any) made by you, and all other amounts owed to us under the terms of this Agreement. You understand that Flexible charges, TOP charges and Club charges will be billed separately on the monthly billing statement ("Statement"). When there is a balance due on any Plan, called the New Balance, on the Statement, you will pay in time for receipt by us within 25 days after the
Billing Date, either (a) each New Balance in full, or (b) at least the Minimum Payments called for. You agree that any payments on your Account made at Macy's store are handled by
Macy's   as  a  convenience  for  you  and  are  not  deemed  received   or
accepted by us until received by us. Payment will be credited as of date of receipt at the address on the payment stub of your
Statement if received by 9:00 am Eastern Time Monday through Friday (otherwise next business day), but if payment is not in US dollars, not accompanied by payment stub or not received at that location, credit may be delayed up to five days.
4.   No   Finance   Charge  Feature  (Club  Account):  No  Finance   Charge
will   be  assessed  on  your  Club  Plan  in  any  billing  period  during which the payment is at least equal to the Minimum Payment due as shown on the statement. If your Account is 2 or more payments past due, the entire balance will be subject to a Finance Charge as outlined in Paragraphs 5 and 6 below.
5.   Finance   Charges:  When  there  is  a  balance  subject  to   Finance
Charge under any Plan on your Account, the FINANCE CHARGE will be computed by applying a daily periodic rate of .05918% (ANNUAL
PERCENTAGE RATE 21.6%) to the balance subject to Finance Charge. In MT, the daily periodic rate will be .05753% (ANNUAL PERCENTAGE
RATE   21%).    In   IA,   the  daily  periodic  rate   will   be   .05424%
(ANNUAL PERCENTAGE RATE 19.8%). In ME, MN, NC and WI the daily periodic rate will be .04931% (ANNUAL PERCENTAGE RATE 18%). A minimum FINANCE CHARGE of $.50 will be assessed for any billing period  in  which  a  FINANCE  CHARGE  that  results  from  application  of the daily periodic rate would be less than $.50 except in ME and NC there will be no minimum FINANCE CHARGE.
6.   Balance  Subject  to  Finance  Charge:  We  will  figure  the  Finance
Charge  on  your  Account  for  each  Plan  each  day  by  multiplying  the daily balance by the applicable daily periodic rate. At the end of the billing period we will add up the results of these daily calculations to get the total Finance Charge for the billing period. The daily balance will be determined on each day by first adding the following to the previous day's balance: any purchases made (except current purchases are not added in ME or
NC), unless, at our option, we post a purchase at a later date, any fees or other charges imposed on that day, and the Finance Charge applied at the daily periodic rate to the pervious day's balance, and then subtracting any payments and credits made on that day. We will not include in the daily balance any unpaid Finance Charge in NC, any Late Payment Fee in WI, or the cost of credit insurance.
7.   Grace  Period  for  Avoidance  of  Finance  Charge:  If  you  have   a
balance due on more than one Plan, the disclosure below applies to each Plan. In all states except ME and NC, Finance Charges begin to accrue as of the date a purchase is posted to your
Account. Therefore, a Finance Charge will appear on your Statement each month, if there is a balance due, including the first Statement you receive for new purchases. However, you can
avoid  paying  the  Finance  Charge  shown  on  a  Statement  if  (i)   the
Previous Balance shown on that Statement is zero (or is a credit balance) or the sum of the payments and credits shown on that
Statement equals or exceeds that Previous Balance, and (ii) you make payments (and/or receive credits) by the Payment Due Date shown on that Statement which equal or exceed the New Balance minus the Finance Charge shown on that Statement. In ME and NC, no Finance Charge is imposed in any billing period (1) in which there is no balance at the beginning of the billing period (the "Previous Balance" shown on your Statement) or (2) in which the sum of your payments and credits is at least equal to the Previous Balance. In these cases, new purchases in ME and NC do not incur a Finance Charge in the billing period when they are made or if they are paid within 25 days after the Billing Date. In all other cases, in ME and NC new purchases do not begin to accrue a Finance Charge until the start of the period following the billing period in which they are made.
8. Minimum Payment: You agree to pay the Minimum Payment each time we send you a Statement plus in each case, any past due amount(s).
The Minimum Payment for Flexible charges will be the greater of $5 or 5% of the New Balance rounded up to the next whole dollar amount. When your new Balance for Flexible charges is less than $5 you must pay us your total New Balance.
The Minimum Payment for TOP charges is based upon the highest balance of your TOP Plan as follows:

Highest          Minimum               Highest          Minimum
New Balance      Payment               New Balance      Payment
$ .01 $4.99      New Balance           $351.00 $380.99  $19.00
$5.00 $100.99    $5.00                 $381.00 $400.99  $20.00
$101.00 $300.99  $5.00 plus $1.00 for  $401.00 $420.99  $21.00 each $20.00 increment $421.00 $450.99  $22.00
                 or part thereof over  $451.00 $460.99  $23.00
                 $100.99
$301.00 $340.99  $17.00                $461.00 $480.99  $24.00
$341.00 $350.99  $18.00                $481.00 $600.99  $25.00

When   the   highest   New   Balance  equals   or   exceeds   $601.00   the
Minimum   Payment  for  TOP  charges  will  increase  by  $5.00  for   each
$120.00   of   additional  New  Balance  until  the  New  Balance   exceeds
$1,000.99.    When   the   highest   New   Balance   equals   or    exceeds
$1,001.00 the Minimum Payment or TOP charges will be $30.00 plus $2.50 for each $75.00 of additional New Balance or part thereof.
Since the Minimum Payment for qualifying major purchases is based on the highest New Balance in the Account until the New Balance
is   paid  in  full,  that  Minimum  Payment  will  not  decrease  as   the
New Balance decreases but it will increase if a new purchase increases the New Balance above a previous high.
The Minimum Payment for Club charges will be the greater of $20 or 1/12th of the highest New Balance of your Account rounded up
to   the   nearest   whole  dollar  amount  since  it   last   had   a   $0
balance. When your New Balance for Club charges is less than $20 you must pay us your total New Balance.
You may at any time pay your entire balance in full or more than the Minimum Payment.
9.   Change  in  Terms/Change  in  Address:  We  may  change  any  term  of this Agreement or add a new term at any time, including changes in the minimum payment schedule(s) or the Finance Charge rates, and may apply the new terms to any unpaid balances, as well as to any future balances, unless prohibited by applicable law. When required by applicable law, we will mail you prior notice of the change(s). In NJ, prior notice of any increase in Finance Charge rates or amounts is required.
You  agree  to  notify  us  promptly if  you  move.   You  understand  that
your   Account   will   be  subject  to  the  terms   of   this   Agreement
applicable   to  your  state  of  residency,  unless  we  receive   written
notice   that  you  have  moved  to  another  state,  in  which  case   you
agree   that  your  Account,  including  any  unpaid  balances,   will   be
subject to the terms of this Agreement applicable to the state of your new address.
10.  Special  Payment  Plans:  From time  to  time  we  may  offer  special promotional programs with respect to certain purchases on your Account. These plans may include, but are not limited to, deferred payment, skip payment and finance charge waiver plans. These plans may be discontinued at any time.
11. Credit Reports and Account Information: You give us permission to request information from you and to make whatever inquiries we consider necessary and appropriate (including
requesting   a  consumer  report  from  consumer  reporting  agencies)   in
considering your Application and for the purposes of any updates, renewals or extensions of credit or reviewing or collecting your Account. Upon your request to us at P.O. Box 8109, Mason, OH 45040 we will inform you of the name and address of each consumer reporting agency from which we obtained a consumer report relating to you. We may also obtain information about your credit worthiness and employment from others and may furnish information concerning your Account as well as information concerning you to consumer reporting agencies and to other proper parties. You acknowledge and agree that we are authorized at any time, to the fullest extent permitted by applicable law, to allow Macy's complete access to information in our possession concerning you or your Account.
12.  Returned  Check  Fee:  In  all  states  except  CA,  IA,  ME,  NC,  PA and  WI,  we  may  impose  a Returned Check Fee  of  $20.00  if  any  check sent  to  us  in  payment  on  your Account is returned  to  us  unpaid  by
your  bank.   The  Returned  Check  Fee  will  be  $10.00  in  CA  and   IA
and  $15.00  in  WI.  There  will  be no  Returned  Check  Fee  in  ME,  NC and PA.
13.  Late  Payment  Fee:  In all states except  IA,  ME,  NC,  PA  and  WI, we may impose a Late Payment Fee of $15.00 ($10.00 in CA) if your Minimum Payment is not received by the Payment Due Date shown on your current Statement. In IA, ME, and PA no Late Payment Fee
will   be   imposed.   In  NC  and  WI,  the  Late  Payment  Fee   we   may
impose  is  described  below.   We  reserve  the  right  to  waive  all  or
any    part    of   this   Late   Payment   Fee   in   case   of    certain
delinquencies.   If  we  do,  we  will not  lose  our  right  to  impose  a
Late Payment Fee in future billing periods. In NC, if your Minimum Payment is not received within 30 days after the Payment
Due   Date  shown  on  your  current  Statement,  we  may  impose  a   Late
Payment   Fee   of  $5.00.   In  WI,  if  your  Minimum  Payment   is   not
received  within  5  days  after  the  Payment  Due  Date  shown  on   your
current   Statement  we  may  impose  a  Late  Payment   Fee   of   $10.00,
except we will not impose a Late Payment Fee in any billing period in which a $.50 minimum FINANCE CHARGE is imposed.
14. Security Interest: Except in MO (on any purchase under $150), NC and NY, we will have a purchase money security interest in all merchandise purchased on your Account until such merchandise is paid in full. If you do not make your Minimum Monthly Payment on time we may repossess only the merchandise which has not been paid in full to the extent permitted by law. We agree that no security interest is or will be retained or acquired under this Agreement in any real property which is used or is expected to be used as your dwelling.
15. Our Rights: Subject to the requirements or limitations of applicable law, we may do any of the following (a) declare the entire indebtedness due and payable on any Plan if you fail to make any required payments when due on any Plan (b) charge
reasonable   attorney's  fees  on  the  amount  owing   on   your   Account
(in   NJ  20%  on  the  first  $500  and  10%  on  any  remainder  of  this amount) plus allowable court costs, if your Account is sent for collection to an attorney who is not our salaried employee, (c) limit the amount of credit extended under your Account or terminate your Account in which case the terms of this Agreement will apply until full payment of the amount owing on your Account including Finance Charges to the date payment is received, and
(d)   accept,   without  losing  our  rights  under   this   Agreement   or
otherwise, late or partial payments or check or money orders marked payment in full.
16.  Credit  Cards:  The  Credit Card issued  to  you  by  us  remains  our property and you will surrender it to us upon demand. You agree to promptly notify us if your Credit Card is lost or stolen or of the unauthorized use of your Credit Card. Notify us by writing to P.O. Box 8102, Mason, OH 45040 by calling us at 1-800-743-6229 or by visiting any Macy's store. You may be liable for up to $50 for unauthorized use before you notify us. If you give us notice orally you agree to confirm it in writing. Subject to the requirements of applicable law, we may cancel your Account if you fail to notify us immediately of any of these events.
17. Governing Laws: This Agreement is entered into in Ohio. We make decisions about granting credit, extend credit from and accept payments at our offices in Ohio. Ohio law and applicable federal law will govern this Agreement and your Account.
18. Assignment: We may assign your Account and our rights under this Agreement to our affiliates or some other financial institution or company without prior notice to you. Following
such    assignment,   that   entity   will   take   our   place   in   this
Agreement.
19. Entire Agreement: This is the entire Agreement governing your Account. This Agreement may not be amended except in accordance with the provisions of paragraph 9 of this Agreement.
20.    Telephone    Monitoring:    We    treat    every    customer    call
confidentially. To ensure that you receive accurate and courteous customer service, on occasion, your call may be monitored by a second employee.
21.    Disputed    Amounts:    All   written   communications    concerning
disputed amounts, including any check or other payment instrument in an amount less than the full amount due that you send to us marked "paid in full", you tender with other conditions or limitations, or you otherwise tender as full satisfaction of a disputed amount, must be sent to us at the address for billing inquiries shown on the billing statement.
Marketing Information: You give us and any holder of this Agreement permission to furnish information about you (usually only your name, address and other identifying data) to other persons who may use this information to solicit you for products or services. You can request that we discontinue furnishing this information by calling us at 1-800-743-6229 or writing to us at P.O. Box 8102, Mason, OH 45040.


GE Capital Consumer Card Co., 4605 Duke Dr., Mason, OH 45040

By
Kevin Knight, Executive Vice President and General Manager
Notice:   For  important  information  regarding  your  right  to   dispute
billing   errors  under  federal  law  see  the  "Billing  Rights"   Notice
below.
YOUR BILLING RIGHTS - KEEP THIS NOTICE FOR FUTURE USE
This   notice  contains  important  information  about  your   rights   and
our responsibilities under the Fair Credit Billing Act.
Notify Us In Case of Errors or Questions About Your Bill
If you think your bill is wrong, or if you need more information about a transaction on your bill, write us on a separate sheet at
the   address   shown   on   your  Statement   under   Billing   Inquiries.
Write to us as soon as possible. We must hear from you no later than 60 days after we sent you the first bill on which the error
or  problem  appeared.   You  can telephone  us,  but  doing  so  will  not
preserve your rights.
In your letter, give us the following information:
- -Your name and account number.
- -The dollar amount of the suspected error.
- -Describe   the   error  and  explain,  if  you  can,   why   you   believe
   there   is   an   error.    If  you  need  more  information,   describe
   the item you are not sure about.
Your    Rights   and   Our   Responsibilities   After   We   Receive   Your
Written Notice
We   must   acknowledge  your  letter  within  30  days,  unless  we   have
corrected   the   error   by  then.  Within  90  days,   we   must   either
correct the error or explain why we believe the bill was correct. After we receive your letter, we cannot try to collect any amount
you   question,  or  report  you  as  delinquent.   We  can   continue   to
bill   you   for  the  amount  you  question,  including  finance  charges,
and   we   can   apply  any  unpaid  amount  against  your  credit   limit.
You   do   not   have   to  pay  any  questioned  amount   while   we   are
investigating,  but  you  are  still  obligated  to  pay   the   parts   of
your  bill  that  are  not  in  question.   If  we  find  that  we  made  a
mistake   on   your   bill,  you  will  not  have  to   pay   any   finance
charges   related  to  any  questioned  amount.   If  we  didn't   make   a
mistake,  you  may  have  to  pay  finance  charges,  and  you  will   have
to   make   up   any  missed  payments  on  the  questioned   amount.    In
either case, we will send you a statement of the amount you owe and the date that it is due. If you fail to pay the amount that
we   think  you  owe,  we  may  report  you  as  delinquent.   However,  if
our   explanation  does  not  satisfy  you  and  you  write  to  us  within
ten   days  telling  us  that  you  still  refuse  to  pay,  we  must  tell anyone  we  report  you  to  that you have  a  question  about  your  bill.
And,  we  must   tell  you  the name of anyone  we  reported  you  to.   We
must   tell   anyone   we  report  you  to  that  the   matter   has   been
settled between us when it finally is.
If we don't follow these rules, we can't collect the first $50 of the questioned amount, even if your bill was correct.
Special Rule for Credit Card Purchases
If   you   have  a  problem  with  the  quality  of  property  or  services that  you  purchased  with  a  credit card, and  you  have  tried  in  good faith to correct the problem with Macy's, you may have the right not to pay the remaining amount due on the property or services. There are two limitations on this right
(a)You  must  have  made  the  purchase in  your  home  state  or,  if  not
   within   your   home   state,  within  100   miles   of   your   current
   mailing address; and
(b)The purchase price must have been more than $50
These limitations do not apply if we own or operate Macy's, or if we mailed you the advertisement for the property or services.

MACY'S W (4/96) 1059 AN


                                                                 Schedule 1
              Major Credit and Collection Policies
  All of the following policies apply with respect to both new and existing Macy's Accounts
1.   All aspects of Credit Promotions including:
               Terms

               Pre-Screens
               In Store Procedures

               Credit marketing programs materials (other than
                advertising)

               Target Marketing for credit purposes
2.   Credit Approval Scorecards, Cut-offs and Guideline
     Assignments
3.   Judgmental Queues and Criteria
4.   Authorization Algorithm
5.   Deferred finance charge sales exceeding 12% of outstandings;
     or "future obligations" sales exceeding the greater of
     (i) 5% of outstandings or (ii) the percentage of outstandings which constitute "future obligations" sales on the date hereof.
6.   Collection/Recovery Strategy, Coverage and Agencies
7.   Writeoff, Aging and Cure Parameters
8.   All Account Terms and Credit Card Documentation

                                                               Schedule 1.1
                   GE Bank Reserve Calculation
                           [OMISSION]

                                                            Schedule 2.3(b)
       Jordan Marsh and Broadway Duplicate Account Sharing
                           [OMISSION]

                                                               Schedule 3.1
                   Daily Settlement Statement
                           [OMISSION]

                                                               Schedule 3.4
                  Monthly Settlement Statement
                           [OMISSION]

                                                               Schedule 4.8
             Routine Maintenance for Cross-Shopping
                           [OMISSION]

                                                              Schedule 5.1A
            Interim Budget for February to July 1996
                           [OMISSION]

                                                              Schedule 5.1B
               Interim Budget Money Cost Adjuster
                           [OMISSION]

                                                               Schedule 5.2
                          Budget Format
                           [OMISSION]

                                                            Schedule 5.4(b)
                    Monthly Adjuster Formula
                           [OMISSION]

                                                            Schedule 5.4(e)
         Projected Monthly Discount Money Cost Adjuster
                           [OMISSION]

                                  FDS Companies
                        Legal Names and Executive Offices

Legal Entity       Tradename(s)       Executive Offices      Principal Place of
                                                             Business

Federated          Federated          151 West 34th St.      151 West 34th St.
Department         Merchandising      New York, New York     New York, New York
Stores, Inc.       (FM)               10001                  10001
                   Federated Product  and                    and
                   Development (FPD)  7 West Seventh St.     7 West Seventh St.
                                      Cincinnati, Ohio       Cincinnati, Ohio
                                      45202                  45202

FDS National Bank  n/a                9111 Duke Boulevard    9111 Duke Blvd.
                                      Mason, Ohio  45040     Mason, Ohio  45040

Macy's East, Inc.  Macy's             151 West 34th St.      151 West 34th St.
                                      New York, New York     New York, New York
                                      10001                  10001

FACS Group, Inc.   n/a                9111 Duke Boulevard    9111 Duke Blvd.
                                      Mason, Ohio  45040     Mason, Ohio  45040

Macy's West, Inc.  Macy's             50 O'Farrell St.       50 O'Farrell St.
                                      San Francisco,         San Francisco,
                                      California  94108      California  94108

Bullock's, Inc.    Bullock's          50 O'Farrell St.       50 O'Farrell St.
                   Macy's             San Francisco,         San Francisco,
                                      California  94108      California  94108

Broadway Stores,   Macy's             50 O'Farrell St.       50 O'Farrell St.
Inc.                                  San Francisco,         San Francisco,
                                      California  94108      California  94108

MSS-Delaware,      Aeropostale        131 Market St.         131 Market St.
Inc.               Charter Club       Newark, New Jersey     Newark, New Jersey
                                      07102                  07102


                                                                Schedule 6.9
                    FDS Companies Litigation

I.   Government Authority Actions

A.   Orders enjoining Business:

        1.   Macy's New York Fair Credit Billing Act Consent
        Order with the Federal Trade Commission.  (Docket No. C-
        3130) (1983).

        2.   Bamberger's (former division of R.H. Macy & Co.,
        Inc.) Assurance of Voluntary Compliance with Office of
        the Attorney General, Commonwealth of Pennsylvania, in
        respect of debt collection practices.  (1978)

B.   Macy Letter Agreements

             R.H. Macy Letter of Understanding with the Federal
        Trade Commission in respect of credit balances (1976).


C.   FDS orders which applied to operations of Bullock's and
     I. Magnin divisions.


        1. Federal Trade Commission Consent Order in respect to Fair Credit Reporting Act notification obligations when credit denied based on information in a consumer report. (FTC Docket No. 3175) (1985).

        2.   USA v. Federated Department Stores, Inc.   Consent
        Judgment in respect to consideration of income under the Equal Credit Opportunity Act (USDC Southern District Ohio, Western Division, Civil Action No. C-1-78-730)
        (1978).

        3. Federal Trade Commission Consent Order in respect of credit balances (FTC Docket No. C-2880) (1977).



II. Investigations

             The FDS Companies are involved in a pending investigation by the Federal Trade Commission ("FTC") concerning notifications under the Fair Credit Reporting
        Act when employment has been denied based in whole or in part on information in a consumer report.


                                                     Schedule 7.8
                       GE Bank Litigation

                              None




                                                          ANNEX I


          Definitions:  Certain capitalized terms used herein not

defined herein shall have the meaning given to them under the

FACS Services Agreement or the GE Capital Services Agreement.



                            SECTION 1
                       COLLECTION SERVICES

          1.1  GE Bank Services

          .  GE Bank shall provide the Collection Services

(including, without limitation, delivery of the reports described in Section 6(b) hereof) and shall comply with the Credit and

Collection Policy in providing the Collection Services during the term of the Program Agreement unless GE Bank's right to provide the Collection Services is terminated in accordance with this

Annex I.  GE Bank shall operate credit operations and facilities in a high quality, ethical manner, in such a way as not to

disparage or embarrass the FDS Companies or any of their names,

and with a level of Collection Services to the holders of

GE/Macy's Accounts that is not less than the level of Collection

Services provided to the holders of GE/Macy's Accounts by GE Bank prior to the date hereof.  The parties hereto acknowledge and agree that notwithstanding any other provisions of this Annex I to the contrary, all obligations of GE Bank to perform the

Collection Services shall be subject to the prior satisfaction of the FDS Information Condition.


          1.2  Service Standards

          .  GE Bank shall use its best efforts to (i) design

systems to achieve, (ii) employ qualified personnel to meet, and

(iii) otherwise satisfy on average (determined with respect to each FDS full fiscal quarter commencing after completion of the relevant conversion) the service standards for Collection

Services specified in Section 6 hereof (the "Service Standards").


          1.3  Expenses

          .  Expenses of GE Bank incurred in providing the

Collection Services shall be expenses of the Program and included as an expense item in each Operating Expense Budget.


          1.4  Compliance with Law

          .  GE Bank shall implement and execute the Credit and

Collection Policy in compliance with all requirements of

applicable Law and shall perform the Collection Services in

compliance with all requirements of applicable Law, except, in either case, to the extent a failure of GE Bank to so implement,

execute and perform in compliance with applicable Law is due solely to (i) the failure of the FDS Information Condition to be satisfied or (ii) GE Bank following specific written instructions of an Authorized FDS Person.

          1.5  Systems

          .  During the Term, GE Bank shall utilize the FACS

Credit System and the GE Credit Software and shall comply with the terms of Sections 4.2 and 6 of the FACS Services Agreement in

providing the Collection Services.

          1.6  Cooperation

          .  GE Bank agrees to cooperate with the FDS Companies

in resolving all disputes with GE/Macy's Account Debtors.



                            SECTION 2
                 REPRESENTATIONS AND WARRANTIES

          GE Bank represents and warrants to the FDS Companies,

on the date hereof and on each date that GE Bank provides any of the Collection Services that:


          2.1  Facilities

          .  GE Bank (i) has all the necessary facilities,

equipment and personnel to provide the Collection Services in accordance with the terms of this Annex I, and (ii) has and shall maintain disaster recovery procedures and systems with respect to the GE/Macy's Accounts at least comparable to those maintained on the date hereof for such accounts.


          2.2  Systems

          .  GE Bank has the right to use the GE Credit System to

provide the Collection Services without infringement or violation of the intellectual property, trademark, trade secret, copyright,

patent or other rights of others.


                            SECTION 3
                      SERVICING TERMINATION

          3.1  GE Bank Servicing Termination Events

          .  It shall be a "GE Bank Servicing Termination Event"

if any of the events set forth below shall occur and be

continuing and remain unremedied prior to the expiration of the specified period.


               (a)  Service Standards Default.  If GE Bank shall

consistently fail to perform its obligations under Section 1.2,

and such consistent failure to perform shall (i) have a material adverse change on the quality or financial condition of the

GE/Macy's Accounts, taken as a whole (a "Material Adverse

Effect") or a material adverse effect on the Program, and (ii)

remain unremedied for a period of seventy-five (75) days after delivery of written notice thereof by FDS to GE Bank.


               (b)  Credit and Collection Policy Defaults.


                  (i)   If GE Bank shall fail to perform the

Collection Services in accordance with any provision of the

Credit and Collection Policy where such failure is or results in a violation of applicable Law, and such failure is not remedied within seven (7) days after delivery of written notice thereof by

FDS to GE Bank, provided that if, notwithstanding GE Bank's

diligent, best efforts to cause its employees and agents to

perform the Collection Services so as not to violate applicable

Law, certain employees or agents have failed to so perform the

Collection Services, the time period set forth in this

Section 3.1(b)(i) shall be extended, but not by more than 10 days, as long as GE Bank continues to use diligent, best efforts to remedy such failure.


                  (ii)  If GE Bank shall fail to perform the

Collection Services in accordance with any provision of the

Credit and Collection Policy where such failure is not or does not result in a violation of applicable Law, and such failure

(x) has a Material Adverse Effect and (y) is not remedied within thirty (30) days after delivery of written notice thereof by FDS to GE Bank.


                  (iii) If GE Bank shall consistently fail to

perform any of the Collection Services in accordance with the applicable provisions of the Credit and Collection Policy where such failure is not or does not result in a violation of

applicable Law and does not have a Material Adverse Effect, and is not remedied within seventy-five (75) days after delivery of written notice thereof by FDS to GE Bank;


                  provided that each of the time periods in this

Section 3.1(b) shall be extended upon agreement of the parties,

but not by more than 60 days, so long as GE Bank is using its diligent, best efforts to remedy such failure in the event that

(x) the provision of the Credit and Collection Policy that GE

Bank has failed to perform is a provision of the Credit and

Collection Policy which one of the FDS Companies has unilaterally modified pursuant to Section 4.4 of the Program Agreement and

(y) the reason GE Bank has been unable to so perform is because the GE Bank credit system requires modifications in order to implement such unilaterally modified provision of the Credit and

Collection Policy.


               (c)  Credit Systems Default.  If GE Bank shall

fail to perform all or substantially all of the Collection

Services for a period of seven (7) consecutive days due to a failure of the GE Bank credit system or otherwise.


               (d)  Bankruptcy.  If an Event of Bankruptcy shall

have occurred with respect to GE Bank.


               (e)  Material Adverse Change.  If there shall have

been a material adverse change to the business, financial

condition, or operations of GE Bank which change has a material adverse effect on the ability of GE Bank to fulfill its

obligations hereunder pursuant to the terms hereof.


               (f)  Other Breaches.  If GE Bank shall breach any

of its obligations under this Annex I or any of its

representations or warranties set forth in the Agreement or this

Annex I (other than obligations, representations or warranties the breach of which is otherwise addressed in this Section 3.1)

and such breach has a Material Adverse Effect and is not cured within 30 days after delivery of written notice thereof by FDS to

GE Bank.


          3.2  FDS Remedies

               .  Subject to the provisions of Section 3.5, upon

the occurrence of a GE Bank Servicing Termination Event, FDS may,

in addition to any other remedies it may have at law or equity,

terminate GE Bank's right to perform the Collection Services by delivering a written notice of termination to GE Bank.


          3.3  Excuse For Non-Performance

          .  In the event GE Bank (the "Performing Party") is

unable to comply with or perform any of its obligations hereunder solely due to (i) any FDS Company (the "Non-Performing Party")

failing to perform its obligations under the Program Agreement or any Transaction Document or (ii) the quality, nature, timeliness,

completeness or accuracy of any goods, services or data provided by the Non-Performing Party to the Performing Party, the

Performing Party shall be excused from such performance (and no event of default shall be deemed to have occurred) provided that the Performing Party shall (a) notify the Non-Performing Party as soon as practicable describing the default and explaining how the

Performing Party's performance has been affected; (b) use

reasonable efforts to mitigate the effect of the Non-Performing

Party's failure; and (c) perform its obligations hereunder to the extent reasonably practicable.  Both parties shall use diligent,

uninterrupted efforts to cure the failure and eliminate the

effects thereof.


          3.4  Post-Termination Procedures

          .  Upon termination or expiration for any reason of GE

Bank's right to provide the Collection Services pursuant to this

Annex I, the parties shall comply with their respective post-

termination obligations, if any, as set forth below:


               (a)  Extended Servicing.  The FDS Parties may

elect to require GE Bank to continue to provide all or a portion of the Collection Services to the GE/Macy's Accounts for up to a

maximum of six (6) months following the effective date of

termination.  In the event of an election by the FDS Parties, GE

Bank shall provide Collection Services as described herein as an expense of the Program.


               (b)  Transition.  Subject to the provisions of

Sections 3.4(a) and 3.5, FACS and GE Bank shall cooperate in good faith so that GE Bank is able to promptly accomplish the

transition of the Collection Services in an accurate, orderly and efficient manner.  In this regard, GE Bank agrees that it will provide FACS and its designees, officers, employees, accountants,

and other representatives with all access rights to the GE Bank credit system as reasonably required by FACS in order to enable the transition of the Collection Services in a prompt, accurate,

orderly and efficient manner.  GE Bank agrees that in the event of any such transition, it shall use commercially reasonable efforts to effect such transition in an accurate, orderly and efficient manner, except to the extent such transition fails to be accurate, orderly and efficient due solely to the failure of transition information provided by FACS at the time to be

accurate in all material respects.


          3.5  Special Provisions

          .  In the event of a GE Bank Servicing Termination

Event pursuant to Section 3.1, GE Bank shall elect, by delivering written notice to FDS within 20 days after the effective date of the GE Bank Servicing Termination Event, either (i) to terminate the Program Agreement or (ii) to allow FDS or its Affiliates to perform the Collection Services.  In the event of a GE Bank

Servicing Termination Event, if GE Bank elects to allow FDS or its Affiliates to perform the Collection Services (x) GE Bank shall retain the right to terminate the Program Agreement at any time during which FDS or its Affiliates is performing the

Collection Services and (y) neither FDS nor any of its Affiliates may commence performing the Collection Services until the date,

if any, that they are Deemed Prepared (as hereafter defined) to perform the Collection Services.  If FDS and/or its Affiliates

are not Deemed Prepared to perform the Collection Services by the later of (A) six months after the effective date of the GE Bank

Servicing Termination Event and (B) the date that no GE Bank

Servicing Termination Event exists, then FDS shall lose the right to perform (either itself or through an Affiliate) the Collection

Services due to the GE Bank Servicing Termination Event.  In the

event of a subsequent GE Bank Servicing Termination Event, the provisions of this Section 3.5 shall again be applicable.

"Deemed Prepared" means, with respect to the Collection Services either (i) GE Bank and FDS have agreed that FDS or its Affiliates are reasonably well prepared to perform such services or (ii) an arbitrator, selected at the request of FDS by the President of the AAA, has determined what steps FDS or its Affiliates must take to be reasonably well prepared to perform such services at a level at least as high as GE Bank is required to perform

hereunder and FDS or its Affiliates have taken such steps.


                            SECTION 4
                        AUDIT AND ACCESS

          The FDS Parties shall have all such rights to access

the premises of GE Bank, the GE Bank credit system and audit the records of GE Bank as may be necessary or desirable to permit the

FDS Parties to fulfill all of their responsibilities, and

exercise all of their rights, under the Transaction Documents.

Without limiting the generality of the foregoing, GE Bank shall permit the FDS Parties and their designees, officers, employees,

attorneys, accountants and/or other representatives during normal business hours with reasonable advance notice, in such a manner as to minimize interference with the normal business operations of GE Bank (i) to observe, monitor and obtain information

regarding the GE/Macy's Accounts and to observe and monitor the implementation by GE Bank personnel of the Credit and Collection

Policy, (ii) to observe whether the Collection Services and the

Credit and Collection Policy are being applied in compliance with the provisions of the Program Agreement and (iii) to examine,

audit, inspect, copy and make copies of all of the data, records,

files, and books of account under the control of GE Bank (whether received on computer, electromagnetic storage vehicles, paper,

film or other medium) and relating strictly to the GE/Macy's

Accounts and to the back-up documentation relating to the reports provided hereunder by GE Bank to the FDS Parties.  The costs and expenses of any exercise by the FDS Parties of their rights

hereunder shall be borne by the FDS Parties.  Notwithstanding any other provision of this Agreement, the FDS Parties shall not have any access or audit rights with respect to any information in the possession of GE Bank regarding services provided by GE Bank to any other Person.


                            SECTION 5
                         INDEMNIFICATION

          5.1  Indemnification by GE Bank

               .  In addition to its indemnities under

Section 10.2 of the Program Agreement, GE Bank shall indemnify,

defend and hold harmless each of the FDS Indemnified Parties from and against any and all Damages caused by, relating to or arising out of (i) any act or omission by GE Bank or its Affiliates,

employees or agents in performing, implementing and/or executing the Collection Services and the Credit and Collection Policy,

except to the extent (x) the Credit and Collection Policy

specifically describes how such act should be implemented and GE

Bank implemented such act in conformity with such description

(other than modifications to the Credit and Collection Policy

(including the Major Credit and Collection Policies) made by GE

Bank without the approval of the Policy Committee pursuant to

Section 4.4 of the Program Agreement) or (y) any such

performance, implementation or execution was effected in

accordance with specific written instructions from an Authorized

FDS Person or (z) the Damages arising out of such act or omission are due solely to the failure of the FDS Information Condition to be satisfied; and (ii) notwithstanding the provisions of Section

5.1(i) hereof, any judgmental decisions (i.e., any determination or decision made which is not specifically dictated by the Credit and Collection Policy) effected by GE Bank or its employees or agents in effecting the Collection Services.


          5.2  Indemnification by the FDS Parties

               .  The FDS Parties shall indemnify, defend and

hold harmless the GE Indemnified Parties from and against any and all Damages caused by, relating to or arising out of any act or omission by GE Bank or its employees or agents in performing,

implementing and/or executing the Collection Services and the

Credit and Collection Policy effected in accordance with specific written instructions from an Authorized FDS Person.



                            SECTION 6

               (a)  Service Standards.

         Service Category                     Standard
                                    (all days are Business Days,
                                    measured from but including
                                    date file is received by
                                    GE Bank; all standards
                                    specified are averages
                                    calculated over a measurement
                                    period of a fiscal quarter)

  Inbound collection calls -
  speed of answer                        20 seconds

  Percent of calls abandoned             4 percent

  Bankruptcy Coding                      Upon account
                                         identification
                                         (generally 1 day)

  Customer Correspondence - response     7 days
  and action taken

  FCB inquiry acknowledged               5 days

  FCB resolution                         According to Fair
                                         Credit Billing Act

  Presidential complaints - customer     2 days (best efforts
  contact                                same day)

  Contacts per collection account        2 per month
  (letter to customers equivalent to
  contact)

  Written off accounts placed with       2 days
  agencies

  Recovery account recall if no          14 days
  payment within 6 months

               (b)  GE Bank Reports.  GE Bank shall provide the

following reports:

                         GE Bank Reports


Collection Reports
Davox -Monthly
1. Management Summary Report            Summarizes agent activity on all lists

2. System Summary Report                Calling results by list plus
                                        summary for all lists
Rothenberg-Monthly
1. Current Inventory (Report 2)         Inventory of all accounts

2. Account Summary by Status            Detail information on single or
(Report 3)                              group of status

3. Agency Payment Aging                 Payments received from all
(Report 5)                              agencies by placement month

4. Monthly Inventory (Report 8)         Comparison of current month to
                                        previous month inventory

5. Monthly Bankruptcy Summary           Count and balance of Chapter 7
(Report 10)                             and 13 accounts

6. Agency Financial Comparison          Agency performance by placement
(Report 19)                             and group code

7. Score Performance by                 Summary of accounts by score
Chargeoff Date (Report 44)              range and month


*All reports by store division